                                                                  EXHIBIT 10.11





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                        MASTER DEVELOPMENT FRAMEWORK AGREEMENT


                                       between


                             CENTERMARK PROPERTIES, INC.


                                         and


                             WESTFIELD CORPORATION, INC.




                               Dated as of July 1, 1996




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


                           DEVELOPMENT FRAMEWORK AGREEMENT

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  DEFINITIONS AND INTERPRETATIONS...........................................2
    1.1  Definitions..........................................................2
    1.2  Interpretation.......................................................5

2.  REDEVELOPMENT.............................................................6
    2.1  Development Works....................................................6
    2.2  General Proposals....................................................6
    2.3  Preliminary Investigations...........................................7
    2.4  Title to Product.....................................................7
    2.5  Preliminary Reports..................................................8
    2.6  Final Feasibility Study..............................................8
    2.7  Additional Information...............................................9
    2.8  Cost Estimates.......................................................9
    2.9  Verification By Owner's Representative...............................9
    2.10 Selection of Owner's Representative.    ............................10
    2.11 Owner's Representative's Costs......................................10
    2.12 Owner's Review of Final Feasibility Study...........................10
    2.13 Westfield Fees......................................................11
    2.14 Limitation of Liability.............................................12
    2.15 Confidential Information............................................12

3.  COMMITMENT TO DEVELOPMENT WORKS..........................................12
    3.1  Execution of Development Agreement and Leasing Agreement............12
    3.2  Exclusivity.........................................................13

4.  COSTS AND FEES PRIOR TO CONSTRUCTION PHASE...............................13
    4.1  Payments to Westfield...............................................13

5.  ASSUMPTION...............................................................15

6.  TERMINATION BY OWNER.....................................................15
    6.1  Term................................................................15
    6.2  Noncurable Terminating Events.......................................15
    6.3  Curable Defaults....................................................15
    6.4  Other Termination Rights of Owner...................................17


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                                                                            Page
                                                                            ----

    6.5   Rights and Obligations After Owner's Termination
          For Westfield Default..............................................17
    6.6   Rights and Obligations After Owner's Termination of
          the Development Agreement for a Shopping Center....................18

7.  TERMINATION BY WESTFIELD.................................................18
    7.1   Owner's Default....................................................18
    7.2   Other Termination Events...........................................19
    7.3   Rights and Obligations After Westfield's Termination...............19

8.  TERMINATION FOR REASONS OTHER THAN DEFAULT...............................20
    8.1   Other Termination Procedures.......................................20
    8.2   Delivery of Documents..............................................21
    8.3   Additional Information.............................................21
    8.4   Payment............................................................21

9.  PERFORMANCE OF OBLIGATIONS AND CONTRACTING...............................21
    9.1   Transfer by Westfield to Westfield Group Members...................21
    9.2   Contractors........................................................21

10. NOTICES..................................................................22

11. REPRESENTATIONS AND WARRANTIES...........................................22
    11.1  Westfield Representations..........................................22
    11.2  Owner Representations..............................................23

12. GENERAL PROVISIONS.......................................................24
    12.1  Governing Law and Jurisdiction.....................................24
    12.2  Pronouns...........................................................24
    12.3  References to this Agreement.......................................24
    12.4  Headings...........................................................24
    12.5  Binding Effect.....................................................24
    12.6  Counterparts.......................................................25
    12.7  Amendments.........................................................25
    12.8  Severability.......................................................25
    12.9  Waiver.............................................................25
    12.10 No Third Party Beneficiary.........................................25
    12.11 Indemnities........................................................25
    12.12 Attorneys' Fees....................................................26
    12.13 Exhibits...........................................................27


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                                                                            Page
                                                                            ----

    12.14 Cumulative Rights..................................................27

Schedule I - List of Wholly-Owned Shopping Centers
Schedule II - List of Joint Ventures and Joint Venture Shopping Centers

Exhibit A - Form of Development Agreement
Exhibit B - Form of Lease Agreement



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

                        MASTER DEVELOPMENT FRAMEWORK AGREEMENT

         THIS MASTER DEVELOPMENT FRAMEWORK AGREEMENT ("Agreement"), is made and entered into as of the 1st day of July, 1996 by and between CENTERMARK PROPERTIES, INC., a Missouri corporation ("Owner"), and WESTFIELD CORPORATION, INC., a Delaware corporation ("Westfield").

                                 W I T N E S S E T H:

         WHEREAS, Owner is the owner, whether directly or indirectly through its wholly-owned subsidiaries, of the regional shopping centers listed on
SCHEDULE I attached hereto (such shopping centers, together with any new shopping centers acquired by Owner or any wholly-owned subsidiary of Owner after the date hereof, are hereinafter sometimes individually referred to as a "Wholly-owned Shopping Center" and collectively referred to as the "Wholly-owned Shopping Centers"); and

         WHEREAS, Owner, whether directly or through its wholly owned subsidiaries, is the managing general partner of the partnerships or joint ventures listed on SCHEDULE II attached hereto (such joint ventures, together with any new partnerships or joint ventures in which Owner or its wholly-owned subsidiaries is or becomes the managing general partner, are hereinafter referred to as the "Joint Ventures"), which Joint Ventures own the regional shopping centers or other property set forth opposite their respective names on
SCHEDULE II attached hereto (such shopping centers or other property are hereinafter individually referred to as a "Joint Venture Shopping Center" and collectively referred to as the "Joint Venture Shopping Centers"; the Wholly-owned Shopping Centers and the Joint Venture Shopping Centers are hereinafter collectively referred to as the "Shopping Centers"); and

         WHEREAS, Owner and Westfield desire to enter into this Agreement to provide that in the event that (a) Owner decides to expand, redevelop or refurbish any Wholly-owned Shopping Center, or perform any pre-development work relating to a potential expansion, redevelopment or refurbishment of a Wholly-owned Shopping Center, Westfield will be appointed as developer to carry out the Development Works (as defined below) and for that purpose Owner or any wholly-owned subsidiary of Owner and Westfield will enter into such agreements as may be appropriate, in accordance with the provisions of this Agreement, and
(b) any Joint Venture decides to expand, redevelop or refurbish any Joint Venture Shopping Center or to perform any pre-development work relating to a potential expansion, redevelopment or refurbishment of a Joint Venture Shopping Center, Owner will use its reasonable efforts to cause Westfield to be appointed as developer to carry out the Development Works and, upon obtaining any approval required of its joint venture partner, the Joint Venture and Westfield will enter into such agreements as may be appropriate, in accordance with the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.  DEFINITIONS AND INTERPRETATIONS.

    1.1 DEFINITIONS. As used in this Agreement the following words or expressions shall have the meaning respectively assigned to them.

         "ADVISOR" means Westfield U.S. Advisory, L.P., a Delaware limited partnership, and its permitted successors and assigns under the Advisory Agreement.

         "ADVISORY AGREEMENT" means that certain Advisory Agreement, dated as of the date hereof, between Owner and Advisor, as the same may be amended from time to time.

         "AFFILIATE" means, with respect to any Person (the "Subject Person"), any other Person controlling, controlled by or under common control with the Subject Person. The term "control" as used in this definition of "Affiliate" means, with respect to any Person, the right to the exercise, directly or indirectly, of 50% or more of the voting rights attributable to such Person.

         "APPROVED BUDGET" means the budget for any Development Works or any Services, as the context requires, and any subsequent revisions of those budgets, approved by Owner (or any Affiliate of Owner which is the owner of a Wholly-owned Shopping Center or the managing general partner of a Joint Venture), or any Owner's Representative, hereunder from time to time.

         "BANKRUPTCY" with respect to any Person means the occurrence of any of the following events:

         (a) if such Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future Federal bankruptcy act or any other present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person of all, or substantially all of, its property; or

         (b) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy act, or any other present or future Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for a period of ninety (90) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or substantially all of its property shall be appointed without the consent of such Person and such appointment shall remain unvacated and unstayed for a period of ninety (90) days, or if such Person shall file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

         (c) if such Person shall admit to the others in writing its inability to pay its debts as they mature; or

         (d) if such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

         (e) if any assets of such Person are attached, seized or subjected to a garnishment or other action by a creditor of such Person seeking to realize upon a judgment against such Person, and such attachment, seizure, garnishment or other action is not vacated, stayed or otherwise resolved within ninety (90) days thereafter.

         "BUSINESS DAY" means a day which is not a Saturday, Sunday or legally recognized public holiday in the United States.

         "COST ESTIMATES" means fully detailed estimates of all costs to be incurred by Owner in connection with the provision of Services by Westfield hereunder.

         "DEVELOPMENT AGREEMENT" means a Design, Development and Construction Agreement substantially in the form of EXHIBIT A attached hereto, with such modifications as may be agreed by Owner and Westfield, to be entered into by Owner or a wholly-owned subsidiary of Owner or by a Joint Venture, as owner of the applicable Shopping Center, and Westfield, as developer, and "DEVELOPMENT AGREEMENTS" means all of the Design, Development and Construction Agreements entered into in accordance with the terms hereof. If any Development Agreement is executed by a wholly-owned subsidiary of Owner, the obligations of such wholly-owned subsidiary shall be guaranteed by Owner pursuant to a Guaranty Agreement reasonably satisfactory in form and substance to Westfield.

         "DEVELOPMENT WORKS" means works of any description related to any particular redevelopment, expansion or refurbishment of any applicable Shopping Center, including all necessary development, design, architectural, engineering, consulting and construction services that are subject to the provisions of
ARTICLE 2. Development Works shall not be deemed to include normal maintenance and repair of any Shopping Center.

         "FINAL FEASIBILITY STUDY" means the report produced by Westfield when the investigation of any proposed Development Works by Westfield pursuant to
SECTION 2.6 has been completed to the extent necessary to enable Owner or a wholly-owned subsidiary of Owner or any Joint Venture to fully assess the financial feasibility of, and the construction risks relating to, the proposed Development Works.

         "LEASING AGREEMENT" means a Leasing Agreement substantially in the form of EXHIBIT B attached hereto to be entered into by Owner or a wholly-owned subsidiary of Owner or by a Joint Venture, as owner of the applicable Shopping Center, and Westfield relating to the leasing of any additional gross leasable area created by any particular Development Works, and "LEASING AGREEMENTS" means all of the Leasing Agreements entered into in accordance with the terms hereof. If a Leasing Agreement is executed by a wholly-owned subsidiary of Owner, the obligations of such wholly-owned subsidiary shall be guaranteed by Owner pursuant to a Guaranty Agreement reasonably satisfactory in form and substance to Westfield.

         "MANAGER" means CenterMark Management Company, a Delaware partnership, and its permitted successors and assigns under the Management Agreements.

         "MANAGEMENT AGREEMENTS" means the Management Agreements entered into between CenterMark Properties, Inc. or its Affiliate and Manager with respect to the Shopping Centers, as the same may be amended from time to time.

         "OCCUPANT" means any Person using or in possession of any portion of a Shopping Center from time to time under a lease with Owner or a wholly-owned subsidiary of Owner or a Joint Venture (or their predecessors in title to such Shopping Center), including any Person using or in possession of a portion of the Shopping Center on a temporary basis.

         "OWNER" means CenterMark Properties, Inc., a Missouri corporation, and any permitted successor or assign under the terms of this Agreement. To the extent any Shopping Center is owned by a wholly-owned subsidiary of Owner or by a Joint Venture,

Owner shall be deemed authorized to act on behalf of such wholly-owned subsidiary or Joint Venture in granting all approvals hereunder. For purposes of granting any approvals or consents under this Agreement, Owner shall act through any of its Board of Directors, an executive committee of the Board of Directors or Owner's Representative.

         "OWNER'S REPRESENTATIVE" means a representative of Owner appointed pursuant to Section 2.9, PROVIDED that if Owner has not appointed a representative pursuant to Section 2.9 all references to "Owner's
Representative" contained in this Agreement shall be deemed to refer to Owner or any designated officer of Owner.

         "PERSON" means an individual, partnership, joint venture, corporation, trust, unincorporated association or other entity or association.

         "PRIME RATE" means the rate of interest announced by Morgan Guaranty Trust Company of New York, or its successors, from time to time in its New York City as its "prime" rate, or if no such rate is announced, then the rate charged to its best corporate customers for demand loans.

         "PROJECT PRICE" with respect to any Development Works means the costs incurred to develop, design and construct the Development Works as calculated in accordance with the applicable Development Agreement.

         "SERVICES" means any one or more of the services which Westfield is obligated to provide under this Agreement including, without limitation, preparation of preliminary budgets, plans, construction schedule and feasibility studies, all design and architectural services (including the preparation of drawings, plans and specifications, schematic designs and similar documents), preparation and negotiation of applications or requests for consents or approvals from regulatory authorities and other third parties (including any required approvals of existing Occupants) and, if appropriate, the negotiation of leases or term sheets with proposed Occupants for any leasable space created by any Development Works.

         "WESTFIELD GROUP" means Westfield, Westfield Corporation, Inc., WHL and any Affiliates of WHL.

         "WHL" means Westfield Holdings Limited, an Australian corporation incorporated in the State of New South Wales.

    1.2 INTERPRETATION. In this Agreement, unless a contrary intention is expressly provided:


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         1.2.1     A reference to this Agreement or another instrument includes any modification or replacement of them;

         1.2.2 A reference to a statute, ordinance, code or other law includes regulations under it and consolidations, amendments, re-enactments or replacements of any of them;

         1.2.3     The singular includes the plural and vice versa;

         1.2.4 Where under any provision of this Agreement except ARTICLES 6 and 7 and SECTION 8.4 any notice is to be given or any other act, matter or thing is to be done in the stated period of days only Business Days shall be counted, and where anything is to be done on a day which is a non-Business Day then that thing will be deemed to be required to be done on the next succeeding Business Day; and

         1.2.5 The word "including" where used in this Agreement shall be deemed to be followed by the words "without limitation" if not already followed by those words.

2.  REDEVELOPMENT.

    2.1 DEVELOPMENT WORKS. Owner acknowledges that it is desirable to undertake development opportunities for the Shopping Centers in order to maximize investment returns and to maintain the standard and quality of each Shopping Center, and accordingly it may be appropriate to consider the advisability of constructing Development Works.

    2.2 GENERAL PROPOSALS. From time to time during the term of this Agreement, Westfield may make proposals and recommendations to Owner regarding development opportunities and possible Development Works at the Shopping Centers, including, without limitation, through proposals included in any annual plan for the applicable Shopping Center submitted to Owner by Westfield or any of its Affiliates for the operation and management of the applicable Shopping Center. In addition, Owner may from time to time request Westfield to evaluate
development opportunities at one or more of the Shopping Centers.   Owner shall
not be obligated to reimburse Westfield for any costs in connection with the preparation of any such development proposal unless Owner or Owner's Representative has approved an Approved Budget under SECTION 2.3 for the Services in connection with any such development proposal (and then only to the extent provided in the Approved Budget).


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    2.3  PRELIMINARY INVESTIGATIONS.

         2.3.1 At the time Westfield shall propose any Development Works for a Shopping Center, or promptly after its receipt of a request from Owner to evaluate a development opportunity, Westfield shall submit a development budget of the estimated costs to undertake such preliminary investigations of the Development Works and the leasing of the Development Works as Owner or Owner's Representative and Westfield determine are appropriate (which development budget may be included as part of any annual plan submitted to Owner by Westfield or any of its Affiliates for the operation and management of the applicable Shopping Center and will reflect both internal and third party costs to be paid by Owner). The budget to be submitted by Westfield shall be reasonable in both form and content, shall be reasonable under all of the circumstances and shall contain Cost Estimates with respect to such preliminary investigations. It is acknowledged that any Approved Budget for and the scope of the preliminary investigations will be reviewed from time to time with a view to updating their content to reflect such changes as are appropriate under the circumstances. Any such review (including a change in the scope of the preliminary investigations), whether initiated by Owner or Westfield, shall be deemed to be a revised budget submitted by Westfield under this SECTION
    2.3 and shall be subject to approval by Owner pursuant to this SECTION 2.3.

         2.3.2 If Owner or Owner's Representative approves a budget or revised budget submitted by Westfield under SECTION 2.3.1 and elects to proceed with the preliminary investigations, Westfield shall proceed with the work reasonably necessary to complete the preliminary investigation in accordance with the Approved Budget and the scope of investigations agreed between Westfield and Owner or Owner's Representative. It is acknowledged that the scope of preliminary investigations may include, to the extent appropriate, negotiations with authorities and prospective Occupants (including prospective anchor tenants), design work, approval, supervision and coordination of the design of anchor stores, demographic analyses and similar services. Owner will use its best reasonable efforts to cause Westfield to be appointed to provide any preliminary investigations in connection with any Joint Venture Shopping Center.

    2.4 TITLE TO PRODUCT. Upon payment by Owner or its wholly-owned subsidiary or by a Joint Venture to Westfield for Services provided under this Agreement, title to the Product (as defined below) of the Services in respect of which the payment was made shall pass to Owner or such wholly-owned subsidiary or Joint Venture. For the purposes of this SECTION 2.4, "Product" includes any commercial information with respect to the applicable Shopping Center, including information relating to financial feasibility, demographics, market trends and prospective Occupants, and design documentation, but does not include any design concept inherent in any design work or documentation or any Confidential Information as defined in SECTION 2.15.

    2.5 PRELIMINARY REPORTS. During the period over which Westfield is providing any Services to Owner relating to the preliminary investigations of any proposed Development Works, Westfield shall provide to Owner regular reports, in a form reasonably acceptable to Owner, containing updates as to the progress of its investigations and such information as is reasonably requested by Owner or Owner's Representative. Such reports shall be provided at such appropriate intervals as Owner and Westfield may reasonably agree at the time that the Approved Budget is established pursuant to SECTION 2.3 but shall in all events include a quarterly progress report specifying the costs incurred during the preceding quarter by Westfield and a reconciliation of the actual costs incurred on the preliminary investigations through the date of such report and the Approved Budget, PROVIDED. that, except as otherwise agreed by Owner or Owner's Representative, such reports shall not be deemed to amend the Approved Budget.

    2.6 FINAL FEASIBILITY STUDY. At the conclusion of its preliminary investigations of any proposed Development Works under SECTION 2.3.2, Westfield shall produce and deliver to Owner a Final Feasibility Study, subject to the limitations of the Approved Budget and the agreed scope of preliminary investigations. The Final Feasibility Study shall contain such detailed information as may be reasonably required to enable Owner to make a fully informed decision as to whether to proceed with the applicable Development Works including:

         2.6.1 preliminary schematic plans and, to the extent available, specifications;

         2.6.2 a proposed construction schedule, including the date for substantial completion of the Development Works;

         2.6.3 Cost Estimates for the subject Development Works to the extent not included in SECTION 2.6.7 below;

         2.6.4 the consultants proposed to be used by Westfield for the Development Works, to the extent known by Westfield at the time;

         2.6.5 required contributions to and any other requirements of governmental authorities, anticipated in order to obtain all consents, permits and entitlements for the applicable Development Works;


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         2.6.6     reports on any issues which may impact on the timing,
    success or cost of the Development Works, including, if applicable, the leasing of the Development Works, and the compliance of the Development Works with any existing leases with anchor tenants or with applicable local building laws;

         2.6.7 a detailed budget for the Development Works, including all fees payable to Westfield or a member of the Westfield Group in accordance with the terms hereof or the Development Agreement or Leasing Agreement; and

         2.6.8     any reports prepared by consultants retained by Westfield.

    2.7 ADDITIONAL INFORMATION. Westfield shall deliver each completed Final Feasibility Study to Owner and Owner's Representative if so directed by Owner. If so requested by Owner or Owner's Representative, at Owner's cost, Westfield shall provide such other material, reports, information or assistance as may be considered reasonably necessary by the person making the request including, subject to the provisions of SECTION 2.15, upon reasonable advance notice to Westfield, access to (a) all information, reports and reviews developed or obtained by Westfield for the purposes of any Final Feasibility Study, (b) any of Westfield's general managers and senior officers directly involved in the performance of Services or the preparation of the Final Feasibility Study for any aspect of the Development Works, and (c) such other persons and consultants as such general managers may nominate for the purpose. Westfield shall nominate such additional persons and consultants from time to time as may be appropriate to provide to Owner the information which is required to be provided under this Agreement. Subject to SECTION 2.15, Westfield shall disclose to Owner or any Owner's Representative all information or documents relevant to the preparation and the content of the Final Feasibility Study.

    2.8 COST ESTIMATES. The Cost Estimates included in any Final Feasibility Study shall include fully detailed costings for the applicable Development Works and the leasing of the Development Works in a form and containing such information as Owner or Owner's Representative may reasonably require. If so requested by Owner's Representative, Westfield or a member of the Westfield Group shall provide to Owner's Representative a full report of the assumptions and calculations employed by Westfield in compiling the detailed costings or any component part thereof.

    2.9 VERIFICATION BY OWNER'S REPRESENTATIVE. Owner may at any time engage an Owner's Representative to report on and verify any aspect of the Services for any proposed Development Works, including the Final Feasibility Study, project timing and verification of the accuracy of any Cost Estimates, and subject to
SECTION 2.15, Westfield shall provide such additional information as may be requested by Owner's Representative to enable the appropriate reports and verifications to be made.

    2.10 SELECTION OF OWNER'S REPRESENTATIVE.   If Owner desires to engage an
Owner's Representative, Owner shall consult with Westfield in good faith as to the selection of a independent third party to be engaged as Owner's Representative under this Agreement and any Development Agreement with respect to the Development Works and shall consider in good faith an independent third parties recommended by Westfield to act as Owner's Representative. After appropriate consultation, Owner will notify Westfield of Owner's preferred representative and obtain Westfield's consent thereto. Any Owner's Representative must be a member of a reputable firm of architects, engineers or consultants with substantial experience in connection with the design and development of major regional shopping centers and have at least ten (10) years' experience in major design and construction projects with respect to regional shopping centers. Westfield shall not unreasonably delay or withhold its consent to the selection of and appointment of Owner's Representative. Unless, within 10 days after Westfield's receipt of a written request for approval, Westfield shall have delivered a notice to Owner rejecting the proposed Owner's Representative and specifying the reasons for such rejection, Westfield will be deemed to have accepted the Owner's Representative so proposed.

    2.11 OWNER'S REPRESENTATIVE'S COSTS. The fees and costs (including indirect and out of pocket costs) of any Owner's Representative employed by Owner to undertake a review or assessment of, or verify any matter contained in, a Final Feasibility Study or any other report, proposal or Service issued, delivered or provided by Westfield pursuant to this Agreement shall be borne by Owner.

    2.12 OWNER'S REVIEW OF FINAL FEASIBILITY STUDY. (a) Before a final decision is made by Owner to undertake any Development Works in respect of the applicable Shopping Center, Owner shall first have the opportunity to thoroughly investigate and review the Final Feasibility Study in relation to such Development Works and consider and approve the general nature and extent of the Development Works, the schematic design of the Development Works and the estimated cost of the Development Works based on such reports, plans and specifications and Cost Estimates as Westfield shall provide, and for this purpose Westfield shall submit to Owner, to the extent not contained in the Final Feasibility Study, such reports, plans and specifications, construction schedules and Cost Estimates and such other material, reports on information as Owner or Owner's Representative may reasonably require with respect to the Development Works. At the request of Owner, Westfield shall update the Final Feasibility Study to reflect any additional reports on information reasonably required by Owner and to take into account any comments of Owner on the conclusions of Westfield set forth in the Final Feasibility Study.

    (b) Owner and Westfield acknowledge that the Development Agreement provides for Westfield to perform construction services on a "fixed price" basis and for Westfield to substantially complete the project in accordance with an approved construction schedule. As part of its approval of any Final Feasibility Study, Owner shall engage an Owner's Representative for the purposes of reviewing and advising Owner with respect to the fixed price to be paid by Owner or its wholly-owned subsidiary or a Joint Venture and as to the timing set forth in the construction schedule. If Owner's Representative shall not approve the fixed price or construction schedule proposed by Westfield in its Final Feasibility Study, Owner's Representative shall notify Westfield of the differences (and provide to Westfield reasonable detail of the reasons for such differences) between Westfield's proposal and what it believes is reasonable under the circumstances and conditions outlined in the Final Feasibility Study. Thereafter, Westfield shall appoint an independent representative ("Westfield's Representative"), which Westfield's Representative shall be a member of a reputable firm of architects, engineers or consultants with at least 10 years experience in connection with the design and development of major regional shopping centers, to negotiate with Owner's Representative to resolve any dispute as to the cost and timing of the Development Works. If Owner's Representative and Westfield's Representative shall not have reached agreement within 60 days, Owner's Representative and Westfield's Representative shall appoint an independent third party (the "Independent Expert"), which Independent Expert shall be a member of a reputable firm of architects, engineers or consultants with at least 10 years experience in connection with the design and development of major regional shopping centers, to determine the appropriate price and construction schedule. Westfield shall thereafter have the option to either accept the Independent Expert's proposal as to the fixed price and the construction schedule or to agree to perform the Development Works on a "cost plus" basis. Under the cost-plus arrangement, (i) Westfield shall perform the construction services required for the Development Works at a cost equal to the actual cost of performing such services plus a construction fee equal to a percentage of such costs to be negotiated between Westfield and Owner (it being acknowledged that Westfield shall remain entitled to the other fees set forth herein or in the Development Agreement in connection with the Development Works) and (ii) the construction schedule shall be as reasonably designated by Owner, PROVIDED that Westfield shall not be liable for any damages to Owner due to a failure to complete the Development Works in accordance with such construction schedule. Subject to the exclusivity provisions set forth in Section 3.2(a), Owner shall always have the right to choose not to proceed with any proposed Development Works for any reason in its sole discretion, including, without limitation, if Owner shall be dissatisfied with the Independent Expert's proposal as to the fixed price, or if Owner does not wish to proceed with the Development Works following Westfield's election to proceed with the Development Works on a cost-plus basis.

    2.13 WESTFIELD FEES. It is acknowledged and agreed that in the event Westfield shall enter into a Development Agreement with respect to any Development Works detailed in any Final Feasibility Study, the amounts payable to Westfield under this Agreement shall be included in the pro-forma budget for the Development Works and Westfield shall be entitled to the applicable fees set forth in the Development Agreement with respect to the work performed under this Agreement. Such fees shall be paid at the time specified in Section 19.5 of the Development Agreement.

    2.14 LIMITATION OF LIABILITY. Owner acknowledges that it will perform its own verification of all financial projections regarding the operation of any Shopping Center expansion or redevelopment made by Westfield, and in no event shall Westfield be liable to Owner or any wholly-owned subsidiary of Owner or any Joint Venture for any discrepancy between such financial projections and actual operating results.

    2.15 CONFIDENTIAL INFORMATION. Notwithstanding any other provision of this Agreement requiring Westfield, any member of the Westfield Group or any employee or consultant employed or engaged by Westfield or any member of the Westfield Group (the "Information Providers") to provide any information, document or report of any nature ("Information") to Owner or to any of the Owner's Representative, other agents or representatives, the Information which the Information Providers must supply shall not include and Owner expressly acknowledges that the Information Providers will not in any circumstance be required to provide, any papers prepared for the purposes of, or any minutes or proceedings of, the Board of Directors of any member of the Westfield Group, any Information which relates to or includes commercially confidential information concerning shopping centers other than the Shopping Centers managed by any member of the Westfield Group, or any information which is prepared for the purposes of or constitutes a report to any member of the Westfield Group's Finance and Management Committee or other corporate management committee performing similar functions (collectively, the "Confidential Information").

3.  COMMITMENT TO DEVELOPMENT WORKS.

    3.1 EXECUTION OF DEVELOPMENT AGREEMENT AND LEASING AGREEMENT. (a) If Owner has made a decision to proceed with the Development Works detailed in any Final Feasibility Study (Westfield to be notified in writing of such decision), then Owner will appoint or cause its wholly-owned subsidiary to appoint, and Owner will use its best reasonable efforts to cause the applicable Joint Venture to appoint, Westfield or, at Westfield's request, another member of the Westfield Group nominated in writing by Westfield to Owner, to undertake the Development Works and the initial leasing of the Development Works on the terms set forth in the Development Agreement and the Leasing Agreement, and for this purpose Owner or its wholly-owned subsidiary or the applicable Joint Venture shall enter into and execute a contract with Westfield and/or the nominated member of the Westfield Group for (a) the design, development and construction of the Development Works substantially in the form of the Development Agreement, and (b) the initial leasing of the Development Works substantially in the form of the Leasing Agreement, in each case as the same may be modified by agreement between Owner and

Westfield from time to time. Owner and Westfield will negotiate in good faith to adapt all aspects of the Development Agreement and the Leasing Agreement to the contemplated Development Works other than the portions of the Development Agreement and the Leasing Agreement with respect to fees payable to Westfield.

    (b) At the request of Westfield, Owner shall consider in good faith any request by Westfield to modify the terms of the Development Agreement so as to provide that construction services will be performed on a "cost plus" basis as opposed to the "fixed price" basis currently provided in the form of the Development Agreement attached hereto. Such cost-plus arrangement shall be on the terms identified in Section 2.12(b).

    3.2 EXCLUSIVITY. (a) Owner shall not, and shall not permit its wholly-owned subsidiaries to, and shall use its best reasonable efforts to cause any Joint Venture not to, during the term of this Agreement, without the consent in writing of Westfield (which may be given or withheld in Westfield's sole and absolute discretion) engage any person other than Westfield or a member of the Westfield Group to provide Services or to undertake any Development Works or the leasing of any Development Works in respect of any of the Shopping Centers. Nothing in this section shall limit or modify the rights with respect to termination afforded to Owner under this Agreement or any Development Agreement or Leasing Agreement.

      (b) During the term of this Agreement, Westfield agrees not to act as the property developer for any third party which owns a regional shopping center which directly competes (or, upon redevelopment by Westfield, would directly compete) with any of the Shopping Centers and which is within the primary market area of the applicable Shopping Center (a "Competing Mall"), PROVIDED that the foregoing restriction shall not be deemed to be violated if Westfield shall acquire, either directly or indirectly, all or substantially all of the assets of, or an interest in, an entity which is engaged in the property development business and which is providing development services to, among other properties, a regional shopping center which is a Competing Mall

4.  COSTS AND FEES PRIOR TO CONSTRUCTION PHASE.

    4.1  PAYMENTS TO WESTFIELD.  Subject to the provisions of this ARTICLE 4:

         4.1.1 in consideration for undertaking all work in connection with the preparation of reports, studies, plans and specifications, construction schedules, budgets and Cost Estimates including all necessary development, design, architectural, consulting and engineering construction services (including approval, supervision and coordination of the design of any anchor stores) undertaken by Westfield prior to the execution of any Development Agreement, Westfield shall be entitled to payment for all costs (which costs shall, for purposes of employees of Westfield or any member of the Westfield Group providing Services hereunder, be calculated at a rate of 2 times the hourly costs of such employees, calculated based on salary plus benefits and assuming a 40 hour work week, to the extent such employee is working specifically on any project hereunder pursuant to an Approved Budget ) incurred by it or by any third party under Westfield's supervision, PROVIDED that notwithstanding the foregoing, Westfield shall not be entitled to be reimbursed for any such costs incurred by it except to the extent set forth in an Approved Budget for the Development Works to which such costs relate. Westfield shall submit to Owner on a monthly basis its invoices for costs of providing the Services hereunder. Subject to Owner's verification that such costs were incurred in accordance with the terms hereof (which verification may be performed by a Owner's Representative), Owner shall pay or cause its wholly-owned subsidiaries or any applicable Joint Venture to pay the amount of such invoice within 15 Business Days after its receipt thereof. In the event that Owner elects to proceed with any proposed Development Works, Westfield shall be paid the fees set forth in the Development Agreement with respect to all the foregoing costs as more fully provided in the Development Agreement.

         4.1.2 at any time prior to the execution of a Development Agreement, Owner may elect to discontinue or delay any Service being provided by Westfield hereunder. If Owner decides to halt any Services being provided pursuant to SECTION 2.3 prior to the completion of the relevant Services, or to halt the preparation of a Final Feasibility Study, or not to proceed with any Development Works following the delivery to Owner of the Final Feasibility Study for any Development Works, then in any such case Owner shall notify Westfield of that decision, and Westfield shall halt all work on the applicable preliminary investigation, Final Feasibility Study or Development Works, as the case may be. In the event that Owner elects to discontinue any Service under this Section, Westfield shall be entitled to payment for the Services provided by Westfield or any third party under Westfield's supervision in accordance with the terms hereof, including, without limitation, in accordance with an Approved Budget with respect to the applicable preliminary investigation, Final Feasibility Study or Development Works, up to and including the date of the notice. Promptly after its receipt of any notice from Owner under this
    SECTION 4.1.2, Westfield shall deliver to Owner an invoice and supporting documents for the Services performed by Westfield or any third party under Westfield's supervision, up to and including the date of the Notice.

5.  ASSUMPTION.

         In the event that Owner or any wholly-owned subsidiary of Owner or any Joint Venture sells or transfers any Shopping Center (the "Sale Interest"), then provided that at the time of completion of such sale the appointment of Westfield hereunder is not terminated with respect to such Shopping Center pursuant to Section 6.4.1 of this Agreement, Owner shall cause the transferee of the Sale Interest to execute an agreement with Westfield whereby the transferee assumes and becomes bound by the obligations of Owner, and becomes entitled to the rights of Owner under this Agreement, with respect to such Shopping Center.

6.  TERMINATION BY OWNER.

    6.1  TERM.   The term of this Agreement shall commence  as of the date
hereof and shall continue until terminated pursuant to this Article.

    6.2 NONCURABLE TERMINATING EVENTS. Owner may terminate this Agreement on 15 days prior written notice to Westfield upon (a) the occurrence of the Bankruptcy of Westfield, or (b) an act of fraud, embezzlement or theft constituting a felony against Owner or its Affiliates which causes it material injury is perpetrated by Westfield or by Manager or by Advisor in its corporate capacity (as distinguished from the acts of any employees of such entities which are taken without the approval or complicity of the Board of Directors of Westfield's general partner) under this Agreement, any Management Agreement, any Leasing Agreement, the Advisory Agreement or any Development Agreement.

    6.3 CURABLE DEFAULTS. Owner may terminate this Agreement by written notice to Westfield in the event that Westfield shall default in the performance or observance of any material term, condition or covenant contained in this Agreement, and such default shall continue for a period of thirty (30) days after written notice thereof shall have been given to Westfield by Owner specifying such default and requesting that the same be remedied in such thirty-day period (a "WESTFIELD DEFAULT NOTICE").

         Westfield shall be deemed to have complied with a Westfield Default Notice given under this SECTION 6.3 if Westfield shall, in good faith, have commenced to remedy the default specified therein as soon as is practicable after receiving such Westfield Default Notice and, if the default is such that it is curable within a reasonable time, but cannot be reasonably remedied within the specified time, Westfield thereafter shall have diligently prosecuted the cure to its completion.

         Owner shall have the right to terminate this Agreement based on a default by Westfield under this Section 6.3 only if such default is determined to constitute a Westfield Adjudicated Default as provided below. If Owner believes that Westfield has defaulted in the performance of a material obligation under this Agreement, and that such default remains uncured following the delivery of a Westfield Default Notice and the expiration of the applicable cure period provided in this Section 6.3, then Owner may deliver a written notice to Westfield setting forth its intention to terminate this Agreement pursuant to this Section (an "OWNER TERMINATION NOTICE"). If Westfield desires to contest such termination, then Westfield shall so notify Owner within ten
(10) Business Days after receipt of the Owner Termination Notice, and a senior officer of each party shall meet promptly and negotiate in good faith in order to resolve such dispute. If such senior officers are unable to resolve the dispute within thirty (30) days after Westfield's receipt of the Owner Termination Notice, then Westfield may institute an action in the appropriate judicial forum within thirty (30) days thereafter to determine whether Westfield has defaulted in the performance of a material obligation hereunder. A "WESTFIELD ADJUDICATED DEFAULT" shall be deemed to have occurred if:

              (1) the parties' respective senior officers are unable to resolve such dispute and Westfield does not institute a judicial proceeding within thirty (30) days after it's receipt of an Owner Termination Notice;

              (2) a court renders a final decision finding that Westfield has defaulted in the performance of a material obligation hereunder, and Westfield does not deliver a notice of appeal to the appropriate parties within the applicable appeal period; or

              (3) a court renders a final decision finding that Westfield has defaulted in the performance of a material obligation hereunder and an appeal is perfected by Westfield within the applicable appeal period, and a second court renders a final decision finding that Westfield has defaulted in the performance of a material obligation hereunder.

         Upon the giving of a default notice under this Section 6.3, Owner may suspend any payment which thereafter may become due to Westfield, other than amounts actually due and payable to third-party contractors performing work under Westfield's supervision under any applicable contracts, and amounts properly payable to Westfield at the time of the default with respect to completed work, until such time as the default notified has been remedied. If the engagement of Westfield hereunder to carry out any Services is terminated by Owner, then subject to 6.5.3, Owner shall not be obligated to make any further payments to Westfield.

    6.4 OTHER TERMINATION RIGHTS OF OWNER. In addition to the termination rights of Owner under Sections 6.2 and 6.3 hereof, Owner shall have the following termination rights:

         6.4.1 upon thirty (30) days prior written notice to Westfield if the aggregate direct and indirect interest of WHL and Westfield America Trust or their respective affiliates (including any investment vehicle sponsored, promoted or managed by any such entity) in Owner is less than 20%, PROVIDED that no termination shall be permitted under this Section
    6.4.1 with respect to a Shopping Center for which Services are then being performed by Westfield or for which a Development Agreement has been executed.

         6.4.2 Owner may terminate this Agreement as to any Shopping Center upon thirty (30) days prior written notice to Westfield if Owner or Owner's wholly-owned subsidiary or any Joint Venture sells or transfers its entire interest in the applicable Shopping Center (other than to an Affiliate), PROVIDED that no termination shall be permitted under this Section 6.4.2 with respect to a Shopping Center for which a Development Agreement has been executed. No termination of this Agreement with respect to a specific Shopping Center pursuant to this Section 6.4.2 shall affect the terms of this Agreement with respect to the remaining Shopping Centers.

         6.4.3 Owner may terminate this Agreement as to any Shopping Center upon the foreclosure by any mortgagee upon such Shopping Center or the taking of possession thereof by a deed-in-lieu of foreclosure or any other transfer to a mortgagee, directly or indirectly, except as otherwise agreed in writing by Westfield and such mortgagee. No termination of this Agreement with respect to a specific Shopping Center pursuant to this
    Section 6.4.3 shall affect the terms of this Agreement with respect to the remaining Shopping Centers.

    6.5 RIGHTS AND OBLIGATIONS AFTER OWNER'S TERMINATION FOR WESTFIELD DEFAULT. In the event that Owner shall terminate the engagement of Westfield pursuant to SECTION 6.2 or SECTION 6.3, the following shall be the respective rights and duties of Owner and Westfield with respect to all sections of this Agreement that relate to the execution of the Development Works:

         6.5.1 Owner may employ and pay another person or persons to carry out and complete the Services which are uncompleted as of the date of termination ("Incomplete Services");

         6.5.2 Westfield shall if so required by Owner assign to Owner without any further payment or consideration the benefit of any agreement between Westfield and any consultant or subcontractor for the provision of services or any works for the purposes of this Agreement, and Owner shall pay for those services under those agreements after said termination the price fixed by the relevant agreement, insofar as it has not been already paid by Westfield;

         6.5.3 Upon receipt of a written request from Owner, Westfield shall promptly deliver to Owner all documentation relating to the Services.

         6.5.4 Owner shall be released from the exclusivity provisions set forth in SECTION 3.2.

    6.6 RIGHTS AND OBLIGATIONS AFTER OWNER'S TERMINATION OF THE DEVELOPMENT AGREEMENT FOR A SHOPPING CENTER. In the event that Owner shall terminate the engagement of Westfield pursuant to the Development Agreement for any specific Shopping Center due to a material default by Westfield thereunder, this Agreement shall be deemed to be terminated as to such Shopping Center (and Owner and Westfield shall have the rights and obligations set forth in Section 6.5 as to such Shopping Center only), and Owner shall be released from the exclusivity provisions set forth in Section 3.2(a) as to such Shopping Center (it being acknowledged that this Agreement shall continue with respect to the other Shopping Centers).

7.  TERMINATION BY WESTFIELD.

    7.1  OWNER'S DEFAULT.   Without prejudice to any other rights and remedies
it may have, Westfield may suspend provision of any Services or terminate its engagement in relation to any Services if Owner fails to pay the amount which is properly due under any invoice issued by Westfield within five (5) days of its becoming due for payment, and such failure shall continue for a period of not less than (20) days after written notice thereof shall have been given to Owner by Westfield (an "OWNER DEFAULT NOTICE"), which notice shall state Westfield's intention to so suspend the Services or terminate its engagement hereunder, PROVIDED that to the extent Owner is disputing the payments due Westfield with respect to any specific Shopping Center, Westfield shall not suspend Services for any other Shopping Center during such dispute. Any suspension of Services shall not prevent Westfield from terminating its engagement in relation to all Services under this Section during the time the Services are suspended.

         Westfield shall have the right to terminate its engagement under this Agreement as to any Shopping Center pursuant to this Section 7.1 based on Owner's failure to pay any amount which is properly due under any invoice with respect to such Shopping Center issued by Westfield only if such default is determined to constitute an Owner Adjudicated Default as provided below. If Westfield believes that Owner has failed to pay any amount which is properly due under any invoice with respect to any Shopping Center issued by Westfield, and that such default remains uncured following the delivery of an Owner Default Notice and the expiration of the applicable cure period provided in this Section 7.1, then Westfield may deliver a written notice to Owner setting forth its intention to terminate its engagement under this Agreement as to such Shopping Center pursuant to this Section (a "WESTFIELD TERMINATION NOTICE"). If Owner desires to contest such termination, then Owner shall so notify Westfield within ten (10) Business Days after receipt of the Westfield Termination Notice, and a senior officer of each party shall meet promptly and negotiate in good faith in order to resolve such dispute. If such senior officers are unable to resolve the dispute within thirty (30) days after Owner's receipt of the Westfield Termination Notice, then Owner may institute an action in the appropriate judicial forum within thirty (30) days thereafter to determine whether Owner has failed to pay any amount which is properly due under any invoice issued by Westfield. An "OWNER ADJUDICATED DEFAULT" shall be deemed to have occurred if:

              (1) the parties' respective senior officers are unable to resolve such dispute and Owner does not institute a judicial proceeding within thirty (30) days after it's receipt of a Westfield Termination Notice;

              (2) a court renders a final decision finding that Owner has failed to pay any amount which is properly due under any invoice issued by Westfield, and Owner does not deliver a notice of appeal to the appropriate parties within the applicable appeal period; or

              (3) a court renders a final decision finding that Owner has failed to pay any amount which is properly due under any invoice issued by Westfield and an appeal is perfected by Owner within the applicable appeal period, and a second court renders a final decision finding that Owner has failed to pay any amount which is properly due under any invoice issued by Westfield.

    7.2  OTHER TERMINATION EVENTS.   This Agreement shall terminate if
Westfield shall notify Owner that property development shall cease to be one of WHL's principal business undertakings in the United States, PROVIDED that any such termination shall not affect any existing Development Agreement which has been executed pursuant to the terms hereof, and PROVIDED FURTHER that this Agreement shall continue for a period of 180 days after delivery of such notice to Owner if Owner shall be reasonably satisfied with Westfield's ability to continue providing the Services during such period..

    7.3 RIGHTS AND OBLIGATIONS AFTER WESTFIELD'S TERMINATION. Upon a termination of Westfield's engagement under SECTION 7.1 or SECTION 7.2, Owner shall pay to Westfield the following several sums in relation to the Services:

         7.3.1 the value of the Services provided under this Agreement in accordance with any Approved Budget up to the date of termination;

         7.3.2 the cost of materials or goods or services ordered pursuant to the Approved Budget for the provision of the Services and paid for or agreed to be paid for by Westfield, provided that where any materials or goods are in the possession of Westfield they shall be delivered to Owner with clear title (except for any applicable materialman's liens, provided that such lien shall be removed contemporaneously with such payment) at the time of payment by Owner, and where they are not in the possession of Westfield any payment made in respect of such goods by Owner shall be refunded by Westfield if they are not delivered to Owner with clear title promptly after payment therefor; and

         7.3.3 any loss or damage caused to Westfield by any termination pursuant to SECTION 7.1.

8.  TERMINATION FOR REASONS OTHER THAN DEFAULT.

    8.1 OTHER TERMINATION PROCEDURES. If this Agreement is terminated pursuant to SECTION 6.4 or for reasons other than those specified in SECTION 6.2, SECTION 6.3 or ARTICLE 7, then the following procedures shall apply to, as applicable, each of the Shopping Centers which is the subject of such termination:

         8.1.1 Westfield shall if so required by Owner assign to it without any further payment or consideration the benefit of any assignable agreement between Westfield and any third party consultant for the supply of services with respect to any applicable Development Works, PROVIDED that upon any termination of this Agreement pursuant to Section 6.4 (other than a termination pursuant to Section 6.4.1), Owner shall be required to assume all such agreements or subcontracts; and

         8.1.2 within thirty (30) days after the date of termination of this Agreement, Westfield shall provide to Owner a statement of account in form and content reasonably satisfactory to Owner which form shall include, without limitation the following information:

         (a) details of all expenditures made and costs incurred pursuant to an Approved Budget current at the date of termination;

         (b) the total amount paid to or at the direction of Westfield in accordance with an Approved Budget as at the date of termination;

         (c) the percentage of the applicable Services completed by Westfield as at the date of termination; and

         (d)  the balance due to Westfield.

         8.1.3 Upon Owner's payment of any amounts due and owing in accordance with Section 8.4, Owner shall be released from the exclusivity provisions set forth in SECTION 3.2 with respect to the applicable Shopping Centers.

    8.2 DELIVERY OF DOCUMENTS. Upon receipt of any amount due to Westfield under SECTION 8.4, Westfield shall provide to Owner all design documents, consents and certificates from governmental authorities and any other documents or records relevant to the Services or Development Works being undertaken by Westfield under this Agreement with respect to the applicable Shopping Centers (and not relating to a Development Agreement current at the date of termination) in the possession of Westfield as at the date of termination.

    8.3 ADDITIONAL INFORMATION. Within twenty (20) days after the receipt of the final statement from Westfield under SECTION 8.1.2, Owner may request Westfield to provide such additional information or documents as Owner may reasonably require.

    8.4 PAYMENT. Within fifteen (15) Business Days of the date on which Owner receives all information or additional documents requested by it under SECTION 8.3, Owner shall pay to Westfield the amount set forth in paragraph (d) of
Section 8.1.2.

9.  PERFORMANCE OF OBLIGATIONS AND CONTRACTING.

    9.1 TRANSFER BY WESTFIELD TO WESTFIELD GROUP MEMBERS. Westfield may assign all or any of its obligations under this Agreement to or otherwise arrange for such obligations to be performed by any one or more members of the Westfield Group or any Affiliate of a member of the Westfield Group. The transfer of an interest in Westfield shall not be deemed an assignment of this Agreement so long as WHL's continues to own, directly or indirectly, at least a 50% interest in Westfield.

    9.2 CONTRACTORS. Westfield may sub-let or sub-contract any part of its obligations and provide either directly or through its sub-contractors all labor including architects, experts and other persons necessary for the execution and completion of its obligations in accordance with the provisions of this Agreement provided that no sub-letting or sub-contracting will relieve Westfield of any of its obligations under this Agreement. Notwithstanding the foregoing to the contrary, Westfield agrees not to subcontract its general construction management duties under this Agreement, except to a member of the Westfield Group or an Affiliate of a member of the Westfield Group.

10. NOTICES.

         In order to be deemed effective, all documents to be delivered and all notices, approvals, authorizations and/or consents to be given or obtained by any party to this Agreement shall be in writing and, where a notice is to be given, shall be given by personal delivery, or sent by express mail or nationally recognized overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile (with confirmed receipt), addressed as set forth below.

If to Owner, then to:

    CenterMark Properties, Inc.
    11601 Wilshire Blvd.
    12th Floor
    Los Angeles, California  90025
    Attention:  President
    Fax:  310-444-9071

If to Westfield:

    Westfield Corporation, Inc.
    11601 Wilshire Blvd.
    12th Floor
    Los Angeles, California  90025
    Attention:  Executive Director
    Fax:  310-444-9071

The above addresses may be changed for future communications or delivery of notice hereunder by giving notice of such change to the others listed above in the manner prescribed by this Article. All notices shall be deemed effective when received by all applicable parties at the addresses set forth above (as such addresses may be changed by the parties in accordance herewith). Notwithstanding the foregoing, no notice shall be deemed ineffective because of any party's refusal to accept delivery at the address specified for the giving of such notice in accordance herewith.

11. REPRESENTATIONS AND WARRANTIES.

    11.1 WESTFIELD REPRESENTATIONS. Westfield represents and warrants as at the date of this Agreement that:

         11.1.1 it is a limited partnership duly organized, incorporated and in good standing under all applicable legal requirements and has all requisite power and authority to enter into and observe its obligations under this Agreement;

         11.1.2 it has a net worth (inclusive of all amounts committed to be contributed to Westfield by its partners) of at least $25 million, and Westfield covenants that during the term of this Agreement it will not, through its voluntary acts, reduce such net worth (or amounts committed to be contributed to Westfield by its partners) to less than $25 million;

         11.1.3 it has in full force and effect all authorizations necessary to enter into this Agreement and to perform its obligations under this Agreement and allow them to be enforced;

         11.1.4 it, together with its Affiliates, has the skill and experience necessary to perform its obligations in accordance with the terms of this Agreement;

         11.1.5 its warranties and obligations contained in this Agreement as at the date of this Agreement are valid and binding on it; and

         11.1.6 it is not, in relation to the performance of its obligations under this Agreement, in default under any legal requirement (whether or not at law or in equity) or other obligation (including any contractual or fiduciary obligation).

    11.2 OWNER REPRESENTATIONS. Owner represents and warrants as at the date of this Agreement that:

         11.2.1 it is a Missouri corporation, duly organized, incorporated and in good standing under all applicable legal requirements and has all requisite power and authority to enter into and observe its obligations under this Agreement;

         11.2.2 it has and will continue to have or have available to it during the term of this Agreement, the financial capacity necessary to comply with its obligations under this Agreement;

         11.2.3 it has in full force and effect all authorizations necessary to enter into this Agreement and to perform its obligations under this Agreement and allow them to be enforced;

         11.2.4 its warranties and obligations contained in this Agreement as at the date of this Agreement are valid and binding on it; and

         11.2.5 it is not, in relation to the performance of its obligations under this Agreement, in default under any legal requirement (whether or not at law or in equity) or other obligation (including any contractual or fiduciary obligation).

12. GENERAL PROVISIONS.

    12.1 GOVERNING LAW AND JURISDICTION.

         12.1.1 This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of New York.

         12.1.2 Westfield and Owner irrevocably and unconditionally submit to the non-exclusive jurisdiction of the courts of New York. Owner and Westfield waive any right they may have to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

         12.1.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices and in the manner prescribed therefor under ARTICLE 10.

    12.2 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

    12.3 REFERENCES TO THIS AGREEMENT. All references herein to numbered or lettered Articles, Sections, Subsections and Paragraphs refer to the respective Articles, Sections, Subsections and Paragraphs of this Agreement unless otherwise expressly stated.

    12.4 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

    12.5 BINDING EFFECT. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

    12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

    12.7 AMENDMENTS. This Agreement may not be amended, altered or modified except by a written instrument signed by each of the parties to this Agreement.

    12.8 SEVERABILITY. Every provision of this Agreement is hereby declared to be independent of, and separable from, every other provision of this Agreement. To the extent any such provision shall be held to be invalid or unenforceable, such provision shall be deemed not to exist in this Agreement and any such holding shall be without effect upon the validity or enforceability of any other provision of this Agreement. It is the intention of the parties hereto that, in lieu of each provision of this Agreement which is determined to be invalid or unenforceable, there shall be added, as part of this Agreement, such an alternative clause or provision as may be valid or enforceable but otherwise as close to the applicable original provision as possible.

    12.9 WAIVER. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Failure on the part of any party to complain of any act of any other party, or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

    12.10 NO THIRD PARTY BENEFICIARY. This Agreement is made for the exclusive benefit of the parties hereto, their executors, administrators, successors and assigns herein permitted (including, without limitation, persons taking by novation or assumption) and, except as otherwise expressly provided, not for any third party as a third party beneficiary or otherwise. Except as otherwise specifically provided nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, their executors, administrators, successors and assigns herein permitted, any rights or remedies by reason of this Agreement.

    12.11     INDEMNITIES.

         12.11.1 Westfield hereby agrees to indemnify, defend and protect Owner and its wholly-owned subsidiaries and the Joint Ventures, their respective officers, directors and managers (each such person collectively called "the indemnified parties" for the purposes of this SECTION 12.11.1) and hold each of the indemnified parties harmless against all claims, losses, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the indemnified parties by reason of any claim or demand being made upon or any action taken against the indemnified parties relating to or arising out of the negligence or willful misconduct or fraud of Westfield. The indemnified parties shall, in good faith, endeavor to notify Westfield in writing as to every such claim, demand or action against the indemnified parties within ten (10) Business Days after the indemnified parties become aware that such claim or demand has been made or such action has been taken. A good faith failure to notify Westfield shall not limit Westfield's liability under this SECTION 12.11.1, to the extent such failure does not adversely affect Westfield's rights with respect to such claim.

         12.11.2 Owner hereby agrees to indemnify, defend and protect Westfield, each member of the Westfield Group performing Services hereunder, and each of their respective officers, directors and managers (such persons collectively called "the indemnified parties" for the purposes of this SECTION 12.11.2), and hold each of the indemnified parties harmless against all claims, losses, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the indemnified parties by reason of any claim or demand being made upon or any action taken against the indemnified parties relating to or arising out of (I) any negligence or willful misconduct or fraud of Owner, except to the extent a member of the Westfield Group is responsible for such negligence or willful misconduct of Owner, or (II) any act taken or omission made by Westfield or any member of the Westfield Group in the performance of Westfield's obligations under this Agreement, provided that such act or omission does not constitute negligence or willful misconduct or fraud on the part of Westfield or any member of the Westfield Group. The indemnified parties shall, in good faith, endeavor to notify Owner in writing as to every such claim, demand or action against the indemnified parties within ten (10) Business Days after the indemnified parties become aware that such claim or demand has been made or such action has been taken. A good faith failure to notify Owner shall not limit Owner's liability under this
    SECTION 12.11.2, to the extent such failure does not adversely affect Owner's rights with respect to such claim.

    12.12     ATTORNEYS' FEES.

         12.12.1 Owner and Westfield shall pay their respective legal costs and disbursements associated with the preparation, negotiation and execution of this Agreement and any modifications hereof.

         12.12.2 In the event that any judicial action between the parties is instituted to enforce any of the provisions of this Agreement or any right of any party under this Agreement, regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay to the prevailing party all reasonable costs and expenses incurred therein by the prevailing party, including, without limitation, all reasonable attorneys' fees and expenses and court costs.

    12.13 EXHIBITS. To the extent applicable, the Exhibits and Schedules attached hereto are hereby expressly incorporated herein to the same extent and with the same effect as if fully set out herein.

    12.14 CUMULATIVE RIGHTS. All rights, privileges, and remedies afforded the parties by this Agreement shall be cumulative and in addition to, and not exclusive of, any other rights, remedies and benefits allowed by law or equity to any party and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or available at law or equity.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first above written.

                                  CENTERMARK PROPERTIES, INC.



                                  By:  /s/ Richard Green
                                       --------------------------------
                                  Title:  President
                                          -----------------------------


                                  WESTFIELD CORPORATION, INC.



                                  By:   /s/ Peter Lowy
                                       --------------------------------
                                       Name:    Peter Lowy
                                       Title:   Vice President

                                      SCHEDULE I

                        LIST OF WHOLLY-OWNED SHOPPING CENTERS

                                     SCHEDULE II

              LIST OF JOINT VENTURES AND JOINT VENTURE SHOPPING CENTERS

                                      EXHIBIT A

                            FORM OF DEVELOPMENT AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                 DESIGN, DEVELOPMENT AND CONSTRUCTION AGREEMENT




                                     between



                     [Owner of Shopping Center], as Owner,*



                                       and



                  [WESTFIELD CORPORATION, INC.], as Developer.




                              Dated as of [______]



* If the Owner is an Affiliate of CenterMark Properties, Inc., the obligations of Owner are to be guaranteed by CenterMark Properties, Inc. pursuant to a separate Guaranty Agreement.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1   DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . 1
     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE 2   CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . .11
     2.1    Obtaining Consents . . . . . . . . . . . . . . . . . . . . . . . .11
     2.2    Owner's Cooperation. . . . . . . . . . . . . . . . . . . . . . . .11
     2.3    Copies of Consents to be Delivered to Owner. . . . . . . . . . . .11

ARTICLE 3   THE PROJECT, COMMENCEMENT AND PROGRAMMING. . . . . . . . . . . . .12
     3.1    Scope of Project . . . . . . . . . . . . . . . . . . . . . . . . .12
     3.2    Services of Westfield. . . . . . . . . . . . . . . . . . . . . . .12
     3.3    License to Occupy the Land . . . . . . . . . . . . . . . . . . . .13
     3.4    Commencement; Diligent Performance . . . . . . . . . . . . . . . .13
     3.5    Construction Schedule. . . . . . . . . . . . . . . . . . . . . . .14
     3.6    Performance Standard . . . . . . . . . . . . . . . . . . . . . . .15
     3.7    Adjustment of Approved Budget. . . . . . . . . . . . . . . . . . .15

ARTICLE 4   CHANGES TO PLANS AND CHANGE ORDERS . . . . . . . . . . . . . . . .15
     4.1    Initiation of Change Orders, Changes or Additions. . . . . . . . .15
     4.2    Increase in Price; Extension of Time . . . . . . . . . . . . . . .16
     4.3    Owner's Approval of Proposed Charge Orders . . . . . . . . . . . .17
     4.4    Adjustment of Project Price and Date for Substantial Project
              Completion . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     4.5    Adjustment of Westfield Fees . . . . . . . . . . . . . . . . . . .18
     4.6    No Termination . . . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE 5   COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS . . . . . . . . .19
     5.1    Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.2    Contest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE 6   ORDERING OF MATERIALS; LABOR . . . . . . . . . . . . . . . . . . .20

                                                                            PAGE
                                                                            ----

ARTICLE 7   COMPLETION AND ACCELERATION OF THE PROJECT . . . . . . . . . . . .20
     7.1    Completion Dates . . . . . . . . . . . . . . . . . . . . . . . . .20
     7.2    Force Majeure Events . . . . . . . . . . . . . . . . . . . . . . .20
     7.3    Limitations on Extension of Time . . . . . . . . . . . . . . . . .21
     7.4    Invalidity of Governmental Order . . . . . . . . . . . . . . . . .22
     7.5    Owner's Acceleration Direction . . . . . . . . . . . . . . . . . .22
     7.6    Acceleration Cost and Time Consequences. . . . . . . . . . . . . .22
     7.7    Extraordinary Acceleration . . . . . . . . . . . . . . . . . . . .23

ARTICLE 8   PERFORMANCE OF OBLIGATIONS AND CONTRACTING . . . . . . . . . . . .24
     8.1    Transfer by Westfield to Westfield Group Members . . . . . . . . .24
     8.2    Contractors. . . . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE 9   REPRESENTATIVES. . . . . . . . . . . . . . . . . . . . . . . . . .24
     9.1    Owner's Representative . . . . . . . . . . . . . . . . . . . . . .24
     9.2    Westfield Representative . . . . . . . . . . . . . . . . . . . . .25

ARTICLE 10  ACCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     10.1   Owner's Access to Project. . . . . . . . . . . . . . . . . . . . .25
     10.2   Access to Center . . . . . . . . . . . . . . . . . . . . . . . . .25
     10.3   Restrictions upon Occupants. . . . . . . . . . . . . . . . . . . .26

ARTICLE 11  PLANT AND EQUIPMENT. . . . . . . . . . . . . . . . . . . . . . . .26

ARTICLE 12  MANNER OF EXECUTION OF PROJECT . . . . . . . . . . . . . . . . . .27
     12.1   Construction Standard. . . . . . . . . . . . . . . . . . . . . . .27
     12.2   Owner's Instructions to Replace Work . . . . . . . . . . . . . . .27
     12.3   Patents, Trademarks and Royalties. . . . . . . . . . . . . . . . .27
     12.4   Nature of Project. . . . . . . . . . . . . . . . . . . . . . . . .28
     12.5   Westfield Warranties . . . . . . . . . . . . . . . . . . . . . . .28
     12.6   Design Documents . . . . . . . . . . . . . . . . . . . . . . . . .29
     12.7   Effect of Owner's Approval . . . . . . . . . . . . . . . . . . . .30

ARTICLE 13  DEFECTS AND QUALITY CONTROL. . . . . . . . . . . . . . . . . . . .31
     13.1   Construction Warranty. . . . . . . . . . . . . . . . . . . . . . .31
     13.2   Failure to Perform Remedial Work . . . . . . . . . . . . . . . . .31
     13.3   Normal Defects . . . . . . . . . . . . . . . . . . . . . . . . . .32
     13.4   No Limitation on Liability . . . . . . . . . . . . . . . . . . . .32

                                                                            PAGE
                                                                            ----

     13.5   Owner's Inspections. . . . . . . . . . . . . . . . . . . . . . . .32
     13.6   Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     13.7   Monitoring . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     13.8   Limitation on Change Orders. . . . . . . . . . . . . . . . . . . .32

ARTICLE 14  LIABILITY FOR EMPLOYEES. . . . . . . . . . . . . . . . . . . . . .33

ARTICLE 15  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     15.1   Contractor's Insurance . . . . . . . . . . . . . . . . . . . . . .33
     15.2   Application of Casualty Proceeds . . . . . . . . . . . . . . . . .34
     15.3   Duration of Insurance. . . . . . . . . . . . . . . . . . . . . . .34
     15.4   Certificates; Policy Requirements. . . . . . . . . . . . . . . . .34
     15.5   Failure to Effect Insurance. . . . . . . . . . . . . . . . . . . .35
     15.6   Joint Policies . . . . . . . . . . . . . . . . . . . . . . . . . .35
     15.7   Blanket Policies . . . . . . . . . . . . . . . . . . . . . . . . .35
     15.8   Contractors' Public Liability Insurance. . . . . . . . . . . . . .35

ARTICLE 16  TERMINATION BY OWNER . . . . . . . . . . . . . . . . . . . . . . .36
     16.1   Non-Curable Terminating Events . . . . . . . . . . . . . . . . . .36
     16.2   Curable Defaults . . . . . . . . . . . . . . . . . . . . . . . . .36
     16.3   Rights and Duties after Owner's Termination. . . . . . . . . . . .38

ARTICLE 17  SUSPENSION OF PROJECT AND TERMINATION OF ENGAGEMENT. . . . . . . .40
     17.1   Suspension or Termination by Westfield . . . . . . . . . . . . . .40
     17.2   Rights and Duties after Westfield's Termination. . . . . . . . . .42

ARTICLE 18  FEES AND PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . .43
     18.1   Payments to Westfield. . . . . . . . . . . . . . . . . . . . . . .43
     18.2   Payment for Goods Prior to Delivery to Site. . . . . . . . . . . .43
     18.3   Municipal Contributions. . . . . . . . . . . . . . . . . . . . . .44
     18.4   Leasing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     18.5   Prolongation Costs . . . . . . . . . . . . . . . . . . . . . . . .44
     18.6   Payments for Anchor Store Review and Coordination. . . . . . . . .45

ARTICLE 19  MANNER AND TIME OF PAYMENTS. . . . . . . . . . . . . . . . . . . .45
     19.1   Progress Payments. . . . . . . . . . . . . . . . . . . . . . . . .45
     19.2   Claims for Payment . . . . . . . . . . . . . . . . . . . . . . . .45
     19.3   Owner's Certificate. . . . . . . . . . . . . . . . . . . . . . . .46
     19.4   Payment By Owner . . . . . . . . . . . . . . . . . . . . . . . . .47

                                                                            PAGE
                                                                            ----

     19.5   Payment of Development Fee . . . . . . . . . . . . . . . . . . . .47
     19.6   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47

ARTICLE 20  SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
     20.1   Retention Fund . . . . . . . . . . . . . . . . . . . . . . . . . .49
     20.2   Substitution of Letter of Credit . . . . . . . . . . . . . . . . .49
     20.3   Application of Security. . . . . . . . . . . . . . . . . . . . . .49
     20.4   Release of Security. . . . . . . . . . . . . . . . . . . . . . . .50

ARTICLE 21  SUBSTANTIAL PROJECT COMPLETION/SUBSTANTIAL
            STAGE COMPLETION . . . . . . . . . . . . . . . . . . . . . . . . .50
     21.1   Notice of Substantial Project Completion . . . . . . . . . . . . .50
     21.2   Inspection; Certification of Substantial Project Completion. . . .50
     21.3   Reinspection . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     21.4   Deemed Substantial Project Completion. . . . . . . . . . . . . . .51
     21.5   Punchlist. . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     21.6   Substantial Stage Completion . . . . . . . . . . . . . . . . . . .51
     21.7   Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . . .53

ARTICLE 22  FINAL STATEMENT AND FINAL CERTIFICATE. . . . . . . . . . . . . . .54
     22.1   Westfield's Final Statement. . . . . . . . . . . . . . . . . . . .54
     22.2   Requests for Further Information . . . . . . . . . . . . . . . . .54
     22.3   Owner's Final Certificate. . . . . . . . . . . . . . . . . . . . .55
     22.4   Payment to Owner . . . . . . . . . . . . . . . . . . . . . . . . .55
     22.5   Payment to Westfield . . . . . . . . . . . . . . . . . . . . . . .56
     22.6   No Admission by Owner. . . . . . . . . . . . . . . . . . . . . . .56

ARTICLE 23  DETERMINATION OF DISPUTES OR DIFFERENCES . . . . . . . . . . . . .56
     23.1   Negotiated Resolution; Litigation. . . . . . . . . . . . . . . . .56
     23.2   Referral of Dispute to Expert by Both Parties. . . . . . . . . . .56
     23.3   Referral of Dispute to Expert by Single Party. . . . . . . . . . .56
     23.4   Selection of Expert. . . . . . . . . . . . . . . . . . . . . . . .58
     23.5   Expert's Inquiries and Investigations. . . . . . . . . . . . . . .58
     23.6   Parties' Right to Cross-Examine. . . . . . . . . . . . . . . . . .58
     23.7   Expert's Finding . . . . . . . . . . . . . . . . . . . . . . . . .58
     23.8   Expert's Certification of Completion . . . . . . . . . . . . . . .58
     23.9   Parties' Cooperation . . . . . . . . . . . . . . . . . . . . . . .59
     23.10  Costs of Expert. . . . . . . . . . . . . . . . . . . . . . . . . .59
     23.11  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .59

                                                                            PAGE
                                                                            ----

     23.12  Other Rights and Obligations Not Affected. . . . . . . . . . . . .59

ARTICLE 24  PROJECT DOCUMENTATION. . . . . . . . . . . . . . . . . . . . . . .59
     24.1   Design Documents . . . . . . . . . . . . . . . . . . . . . . . . .59
     24.2   Final Plans and Specifications . . . . . . . . . . . . . . . . . .60
     24.3   Project Meetings . . . . . . . . . . . . . . . . . . . . . . . . .60
     24.4   Monthly Progress Reports . . . . . . . . . . . . . . . . . . . . .60

ARTICLE 25  ASSIGNMENT OF WARRANTIES AND GUARANTEES. . . . . . . . . . . . . .61

ARTICLE 26  CERTIFICATE OF COMPLIANCE. . . . . . . . . . . . . . . . . . . . .61
     26.1   Preliminary Certificates . . . . . . . . . . . . . . . . . . . . .61
     26.2   Final Certificates . . . . . . . . . . . . . . . . . . . . . . . .61

ARTICLE 27  INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62

ARTICLE 28  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
     28.1   In Writing; Address. . . . . . . . . . . . . . . . . . . . . . . .62
     28.2   Methods. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     28.3   Response Period. . . . . . . . . . . . . . . . . . . . . . . . . .63

ARTICLE 29  OWNER'S GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . .63

ARTICLE 30  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .64

ARTICLE 31  CAPACITY AND AUTHORITY . . . . . . . . . . . . . . . . . . . . . .64

ARTICLE 32  ASSUMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .64

ARTICLE 33  OWNER'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .65

ARTICLE 34  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     34.1   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .65
     34.2   Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . .65
     34.3   Pronouns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     34.4   References to this Agreement . . . . . . . . . . . . . . . . . . .66
     34.5   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     34.6   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .66
     34.7   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     34.8   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .66

                                                                            PAGE
                                                                            ----

     34.9   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .66
     34.10  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     34.11  No Third Party Beneficiary . . . . . . . . . . . . . . . . . . . .67
     34.12  Indemnities. . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     34.13  Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .68
     34.14  Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     34.15  Herein . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     34.16  Cumulative Rights. . . . . . . . . . . . . . . . . . . . . . . . .69
     34.17  Object of Agreement. . . . . . . . . . . . . . . . . . . . . . . .69


SCHEDULES

SCHEDULE I    -   DESCRIPTION OF LAND
SCHEDULE II   -   PLANS AND SPECIFICATIONS
SCHEDULE III  -   SCOPE OF PROJECT
SCHEDULE IV   -   PROJECT BUDGET
SCHEDULE V    -   MINIMUM CONTENT OF MONTHLY REPORTS
SCHEDULE VI   -   VALUATION OF CHANGE ORDERS

                 DESIGN, DEVELOPMENT AND CONSTRUCTION AGREEMENT

     THIS DESIGN, DEVELOPMENT AND CONSTRUCTION AGREEMENT ("Agreement") is made and entered into this [______] day of [______] by and between [Owner of Shopping Center], a [______] ("Owner"), and [WESTFIELD CORPORATION, INC.], a Delaware limited partnership ("Westfield").


                              W I T N E S S E T H:

     WHEREAS, Owner is the owner of that certain shopping center located in [______] and commonly known as [______];

     WHEREAS, Westfield, together with its Affiliates, is experienced in the design, development and construction of shopping centers of a type and quality similar to the Center (as hereinafter defined); and

     WHEREAS, Owner desires to carry out certain development works with respect to the Center, and for the purposes of such development, Owner has agreed to engage Westfield to provide development, design, architectural, consulting, engineering and construction services on the terms and conditions hereinafter set forth, and Westfield has agreed to accept such engagement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

     1.1 DEFINITIONS. As used in this Agreement the following words and phrases shall have the meanings respectively assigned to them:

     "ADVISOR" means Westfield U.S. Advisory, L.P., a Delaware limited partnership, and its permitted successors and assigns under the Advisory Agreement.

     "ADVISORY AGREEMENT" means that certain Advisory Agreement, dated as of July 1, 1996, between CenterMark Properties, Inc. and Advisor, as the same may be amended from time to time.

     "AFFILIATE" means, with respect to any Person (the "Subject Person"), any other Person controlling, controlled by or under common control with the Subject Person. The term "control" as used in this definition of "Affiliate" means, with respect to any Person, the right to the exercise, directly or indirectly, of 50% or more of the voting rights attributable to such Person.

     "APPROVED BUDGET" means the budget for the Project approved as part of the Final Feasibility Study and set out in Schedule IV, as it may be amended from time to time by Change Order or otherwise by the written agreement of Owner or Owner's Representative and Westfield in accordance with the provisions of this Agreement.

     "AUTHORITIES" means all Federal, state, county and local governments and their respective agencies and departments, and any other public authorities having jurisdiction over the Project or any component part thereof.

     "BANKRUPTCY EVENT" with respect to any Person means the occurrence of any of the following events:

          (i) if such Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future Federal bankruptcy act or any other present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person of all, or substantially all, of its property; or

         (ii) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy act, or any other present or future Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for a period of ninety (90) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or substantially all of its property shall be appointed without the consent of such Person and such appointment shall remain unvacated and unstayed for a period of ninety (90) days, or if such Person shall file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

        (iii) if such Person shall admit to the others in writing its inability to pay its debts as they mature; or

         (iv) if such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

          (v) if any assets of such Person are attached, seized or subjected to a garnishment or other action by a creditor of such Person seeking to realize upon a judgment against such Person, and such attachment, seizure, garnishment or other action is not vacated, stayed or otherwise resolved within ninety (90) days thereafter.

     "BUSINESS DAY" means a day which is not a Saturday, Sunday or legally recognized public holiday in the United States.

     "CENTER" means the Land together with the improvements erected thereon from time to time commonly known as __________ together with all fixtures, machinery, equipment, and other property located thereon belonging to or leased or licensed by or for Owner and used in connection with the operation thereof.

     "CHANGE ORDER" means any change instructed or approved by Owner or Owner's Representative and identified in writing by Owner or Owner's Representative as a change order, including:

     (a) increases or decreases in, or omissions from, the scope of the Project or the execution of additional work agreed upon by Westfield and Owner or Owner's Representative in accordance with Article 3;

     (b) material changes in the character or quality of any material or work, provided that for the purposes of this clause (b) and the following clause
   (c) of this definition, any change or series of changes which would be likely to result in an aggregate increased or decreased cost of ten thousand dollars ($10,000) or more shall be deemed material, and unless Owner or Owner's Representative and Westfield otherwise agree, changes resulting in a lesser increase or decrease shall not be deemed material;

     (c) material changes in the levels, lines, positions or dimensions of any part of the Project;

     (d) changes in any work made necessary by a change in the requirements of any Authority, or a change in any Legal Requirements or Insurance Requirements; or

     (e)  work resulting from unanticipated site conditions;

PROVIDED, HOWEVER, that "Change Order" shall not include any work necessary to remedy a defect or omission in the Project or any part thereof for which Westfield is responsible in accordance with the terms of this Agreement.

     "COMMENCEMENT DATE" shall mean the date on which Westfield obtains the last of all consents, permits, licenses, approvals and authorizations needed to enable the construction of the Project to commence, or the date reasonably agreed between Owner's Representative and Westfield, whichever is later.

     "CONSTRUCTION SCHEDULE" means the preliminary construction schedule for the Project attached hereto as Schedule III, and any final construction schedule approved by Owner or Owner's Representative and Westfield in accordance with the provisions of Section 3.5, as such final schedule may be amended from time to time by Change Order or otherwise by the written agreement of Owner's Representative and Westfield.

     "CONSTRUCTION STANDARD" means a quality of construction consistent with a newly-constructed regional shopping center expansion with respect to a regional shopping center of a type and quality similar to the Center, subject to the Plans and Specifications.

     "CONSULTANT" means any consultant, expert, analyst or other Person selected by Owner for the purposes of representing the interests of Owner in reviewing and verifying any information or services provided by Westfield or any Related Person to Westfield pursuant to this Agreement, which Consultant shall be subject to the reasonable approval of Westfield.

     "CONTRACT" means any contract entered into by Westfield with contractors, suppliers, consultants or other persons for the supply of labor, materials or other services required for the execution of the Project.

     "CONTRACTOR" means any contractor, supplier, consultant or other person with whom Westfield shall enter into a Contract in connection with the Project.

     "DATE FOR SUBSTANTIAL PROJECT COMPLETION" shall mean the date which is specified in the Construction Schedule as the projected date upon which the construction of the Project will be substantially complete, as such date may be adjusted from time to time for extensions of time under Article 7.

     "DATE FOR SUBSTANTIAL STAGE COMPLETION" shall mean, with respect to any Stage of the Project, the date which is specified in the Construction Schedule as being the projected substantial completion date for that Stage, as such date may be adjusted from time to time for extensions of time under Article 7.

     "DATE OF SUBSTANTIAL PROJECT COMPLETION" means the date which Owner's Representative certifies under Section 21.2(a), or the date which the expert certifies under Section 23.8, as the date on which the Substantial Project Completion has been achieved.

     "DATE OF SUBSTANTIAL STAGE COMPLETION" with respect to any Stage of the Project means the date which Owner's Representative notifies Westfield under
Section 21.6(c)(ii)(1), or the date which the expert certifies under Section 23.8, as the date upon which the Substantial Stage Completion has been achieved with respect to such Stage.

     "DESIGN DOCUMENTATION SCHEDULE" means the schedule for the preparation of architectural designs, drawings and specifications for the Project as agreed between Westfield and Owner or Owner's Representative, as such schedule may be amended from time to time by the written agreement of Westfield and Owner or Owner's Representative or by an extension of time pursuant to Article 7.

     "DEVELOPMENT" means the performance either prior to or after the date of this Agreement of (i) all of the planning and evaluation for the Project,
(ii) all negotiations with relevant Authorities required to obtain all required Consents (as defined in Section 2.1 below) and entitlements for the execution of the Project from the applicable Authorities, and (iii) any other services or obligations described in Section 3.2.

     "DEVELOPMENT FRAMEWORK AGREEMENT" means that certain Master Development Framework Agreement, dated as of July 1, 1996, between Westfield and CenterMark Properties, Inc. regarding any development or expansion of the Center and certain other properties, as the same may be amended from time to time.

     "DEVELOPMENT SITE" means that part of the Land and the existing buildings located thereon upon or within which the Project is to be carried out and refers to the same in its condition during the period from the date hereof until the Date of Substantial Project Completion.

     "FINAL CERTIFICATE" means the certificate issued by Owner's Representative in accordance with Section 22.3.

     "FINAL COMPLETION" of the Project means the occurrence of all of the following events: (a) the completion by Westfield or its Contractors of all work required to be performed under this Agreement, including the performance of all punchlist items and the correction of any defective or nonconforming work identified to Westfield prior to the first anniversary of the Date of Substantial Project Completion; (b) the receipt by Owner or Owner's Representative of all Consents required for the permanent use and occupancy of the Project for its intended purposes; (c) subject to Section 19.6, the delivery by Westfield to Owner or Owner's Representative of waivers or releases from liens and claims for payment from Westfield and all Contractors in a form reasonably satisfactory to Owner or Owner's Representative, or with respect to any liens or claims that have not been released, the bonding over of such liens or claims in a manner reasonably acceptable to Owner or Owner's Representative, and (d) Owner's or Owner's Representative's acceptance of Westfield's tender of delivery of the Project.

     "FINAL FEASIBILITY STUDY" means the report produced by Westfield or a member of the Westfield Group, and approved by Owner or its Affiliate, in accordance with the terms of the Development Framework Agreement.

     "FINAL STATEMENT" means the statement given by Westfield in accordance with
Section 22.1.

     "FORCE MAJEURE EVENT" shall have the meaning specified in Section 7.2.

     "INSURANCE REQUIREMENTS" means the requirements of any insurer, insurance carrier, board of fire underwriters or any other entity performing the same or similar functions, to the extent that such requirements are applicable to the Project or any portion thereof, or to Westfield as the developer of the Project.

     "LAND" means the real property legally described in SCHEDULE I attached hereto.

     "LEASABLE AREAS" means those sections of the completed Project intended to be leased or licensed to Occupants, as provided in the construction documents.

     "LEASING AGREEMENT" means that certain Leasing Agreement, dated the date hereof, between Owner and Westfield relating to the initial leasing of the Leasable Areas, as the same may be amended from time to time.

     "LEGAL REQUIREMENTS" means all laws, statutes, codes, ordinances, orders, regulations, judgments, decrees and directions of all Federal, state and local governments and courts and the appropriate agencies, officers, departments, boards, authorities and commissions thereof, whether now or hereafter enacted, to the extent that the same are applicable to the Project or any portion thereof, or to Westfield as the developer of the Project.

     "MANAGER" means CenterMark Management Company, a Delaware partnership, and its permitted successors and assigns under the Management Agreements.

     "MANAGEMENT AGREEMENTS" means the Management Agreements entered into between CenterMark Properties, Inc. or its Affiliate and Manager with respect to the Center and certain other properties, as the same may be amended from time to time.

     "OCCUPANT" means any person occupying or proposing to occupy any part of the Leasable Areas under any lease, license or other occupancy agreement with Owner.

     "OCCUPANT'S IMPROVEMENTS" means those works which are proposed to be constructed by any Occupant to complete and fit-out any part of the Leasable Areas to such Occupant's own occupational requirements. Occupant's Improvements are not the obligation of Westfield under this Agreement.

     "OFF-SITE IMPROVEMENTS" means those works outside the boundaries of the Land required to be carried out or paid for by Owner in order to obtain any entitlements from, or comply with any other conditions imposed by, any Authority in respect of the Project.

     "OTHER DEVELOPMENT AGREEMENTS" means all Design, Development and Construction Agreements entered into between CenterMark Properties, Inc. or its Affiliate and Westfield in accordance with the terms of the Development Framework Agreement from time to time (other than this Agreement), as the same may be amended from time to time.

     "OTHER LEASING AGREEMENTS" means all Leasing Agreements entered into between CenterMark Properties, Inc. or its Affiliate and Westfield in accordance with the terms of the Development Framework Agreement from time to time (other than the Leasing Agreement), as the same may be amended from time to time

     "OWNER" means [______________], a [     ], and any permitted successor or
assign under the terms of this Agreement. For purposes of granting any approvals or consents under this Agreement with respect to the Project, Owner shall act through any of its Board of Directors, an executive committee of the Board of Directors or Owner's Representative.

     "OWNER'S REPRESENTATIVE" means the representative of Owner appointed pursuant to Section 9.1, PROVIDED that if Owner has not appointed a representative pursuant to Section 9.1 all references to "Owner's
Representative" contained in this Agreement shall be deemed to refer to Owner or any designated officer of Owner.

     "PERSON" means an individual, partnership, joint venture, corporation, firm, unincorporated association or any Authority, and a reference to a Person includes a reference to that person's executors, administrators, successors, substitutes and assigns.

     "PLANS AND SPECIFICATIONS" means the plans and specifications for the Project now or hereafter initialed by Owner's Representative and Westfield for identification, prepared by or on behalf of Westfield and referred to in
SCHEDULE II, as they may be amended from time to time pursuant to Section 24.1 or by Change Order or otherwise by the written agreement of Owner's Representative and Westfield in accordance with the provisions of this Agreement.

     "PRIME RATE" means the rate of interest announced by Morgan Guaranty Trust Company of New York, or its successors, from time to time in its New York City office as its "prime" rate, or if no such rate is announced, then the rate charged to its best corporate customers for demand loans.

     "PROJECT" means the expansion, redevelopment or refurbishment of the Center (including, without limitation, the construction of Off-Site Improvements and the installation of services and any landscaping, parking, roadways, traffic control works, or other works with respect to common areas or other improvements) to be carried out on the Development Site, and any work required to be performed at the existing Center in connection with or as a result of such expansion, redevelopment or refurbishment of the Center, all in accordance with
(i) the Approved Budget, (ii) the

Plans and Specifications, (iii) the Construction Schedule, and (iv) all of the other terms and conditions of this Agreement.

     "PROJECT PRICE" means the sum agreed by Owner and Westfield as "the fixed price cost of the Project" in connection with the adoption of the Approved Budget, which Project Price shall include the fees (other than the Development
Fee) payable to Westfield hereunder, as the same may be adjusted from time to time pursuant to the provisions of this Agreement, including, without limitation by any Change Order.

     "RELATED PERSON" means, with respect to any Person (the "Subject Person"), any other Person having any of the following relationships with the Subject
Person:

       (i)  any Affiliate of the Subject Person;

      (ii) any other Person owning directly or indirectly more than fifteen percent (15%) of the issued and outstanding stock of, or more than a fifteen percent (15%) beneficial or voting interest in, the Subject Person; or

     (iii) any other Person more than fifteen percent (15%) of the issued and outstanding stock of which, or more than a fifteen percent (15%) beneficial or voting interest in which, is owned directly or indirectly by the Subject Person.

     "STAGE" means any part of the Project designated as a stage in the Construction Schedule.

     "SUBSTANTIAL PROJECT COMPLETION" means the stage when the Project is in all material respects complete in accordance with the Plans and Specifications and this Agreement, and is ready for occupation and fit for use for its intended purposes, or with respect to Leasable Areas, is ready to be turned over to the Occupants for the construction of the Occupant's Improvements (it being acknowledged that Substantial Project Completion shall be determined to have been achieved notwithstanding that any Occupants' Improvements have not been completed), subject in any case to the completion of punch list items (it being acknowledged that Substantial Project Completion shall be determined to have been achieved notwithstanding that any punch list items have not been completed) and a temporary certificate of occupancy has been issued by the appropriate Authorities for all applicable portions of the Project, other than Leasable Areas, as may be required by Legal Requirements.

     "SUBSTANTIAL STAGE COMPLETION" shall mean:

       (a) when used in relation to any Stage of the Project that does not include Leasable Areas, that such Stage has been completed in all material respects in accordance with this Agreement and the Plans and Specifications, and is ready and fit for its intended purposes subject to the completion of punch list items (it being acknowledged that Substantial Stage Completion shall be determined to have been achieved notwithstanding that any punch list items have not been completed) and a temporary certificate of occupancy, if applicable pursuant to Legal Requirements, has been issued for such Stage by the appropriate Authorities.

       (b) when used in relation to any Stage of the Project that does include Leasable Areas, that such Stage has been completed in all material respects in accordance with this Agreement and the Plans and Specifications to the extent that the Occupant thereof and its contractors may be allowed access thereto for the purpose of carrying out such Occupant's Improvements with minimal interference or restriction from the construction activities of Westfield under this Agreement and that, upon completion of the Occupant's Improvements in accordance with all requirements of Authorities relating to such Occupant's Improvements (including the Occupant's obtaining a temporary certificate of occupancy for its premises), the Stage will be ready for lawful and unimpeded use by the Occupant.

     "WARRANTY PERIOD" means the period of twelve (12) months immediately following the Date of Substantial Project Completion; PROVIDED, HOWEVER, with respect to any distinct Stages of the Project which are turned over to and accepted by Owner or Owner's Representative for use and occupancy by Owner or Owner's Representative, any Occupants or Owner's employees or invitees, the "Warranty Period" shall be twelve (12) months from the date upon which such Stage was turned over to and accepted by Owner or Owner's Representative, in either such case together with such extended period for Remedial Work as may be applicable under Article 13.

     "WESTFIELD" means [Westfield Corporation, Inc.], a Delaware corporation, and its permitted successors and assigns hereunder.

     "WESTFIELD GROUP" includes Westfield, Westfield Corporation, Inc. and Westfield Holdings Limited and their respective Affiliates.

     "WESTFIELD REPRESENTATIVE" means the representative of Westfield appointed pursuant to Section 9.2.

     1.2  INTERPRETATION.

       (a) Where under any provision of this Agreement except Articles 16 and 17 any notice is to be given or any other act, matter or thing is to be done in a stated period of days, only Business Days shall be counted, and where anything is to be done on a day which is a non-Business Day then that thing will be deemed to be required to be done on the next succeeding Business Day.

       (b) The word "including" where used in this Agreement shall be deemed to be followed by the words "without limitation" if not already followed by those words.


                                    ARTICLE 2

                             CONSENTS AND APPROVALS

     2.1 OBTAINING CONSENTS. Subject to this Article 2, Westfield shall (to the extent it has not already done so) obtain all necessary consents, approvals, licenses, permits, variances, zoning changes, and other authorizations necessary pursuant to applicable Legal Requirements or otherwise required by any Authorities, utility companies and other parties entitled to approve or consent to all or any portion of the Project to enable the commencement of the Project (collectively, the "Consents"). Owner acknowledges, however, that Westfield shall have no liability to Owner if despite the exercise of its diligent, good faith efforts, Westfield is unable to obtain or maintain any of the Consents, provided that, except as may otherwise be agreed upon by Owner or Owner's Representative and Westfield, Westfield will not commence the Project in the absence of any Consent required to do so. Owner hereby authorizes Westfield and appoints Westfield as its attorney-in-fact to obtain and execute any and all Consents on behalf of Owner.

     2.2 OWNER'S COOPERATION. Owner shall, at Owner's cost, do all such things as Westfield may reasonably request to be done by Owner in the ordinary course to enable Westfield to obtain the Consents.

     2.3 COPIES OF CONSENTS TO BE DELIVERED TO OWNER. Prior to the issuance of the Final Certificate hereunder, Westfield shall provide to Owner's Representative copies of any documents issued by any Authorities or other persons evidencing any Consents or other notices or orders arising out of any Legal Requirements or Insurance Requirements and relating to the Project, as and when such documents are received by Westfield.

                                    ARTICLE 3

                    THE PROJECT, COMMENCEMENT AND PROGRAMMING

     3.1 SCOPE OF PROJECT. Owner and Westfield have agreed to undertake a Project of the scope described in SCHEDULE III.

     3.2 SERVICES OF WESTFIELD. In consideration of the payments to be made by Owner to Westfield hereunder and any other sums payable to Westfield in accordance with the Approved Budget, Westfield shall undertake all actions consistent with the Approved Budget, the Plans and Specifications, the Construction Schedule and all other provisions of this Agreement necessary or appropriate to execute all aspects of the Development and construction of the Project, including, without limitation:

       (a) using its diligent, good faith efforts to obtain and maintain all of the Consents in full force and effect until Final Completion (or for such shorter period as any such Consent may be required to be kept in effect), and executing and completing the Project in accordance with all Consents;

       (b) retaining and supervising all necessary or appropriate Contractors, including contractors, suppliers, surveyors, engineers, architects, agents and any other experts or consultants that Westfield may desire to retain in connection with the Project, and entering into Contracts with all such Contractors and, to the extent determined appropriate by Westfield, enforcing such Contracts;

       (c) administering, reviewing and approving or rejecting all requests for payment made by Contractors or other third parties providing labor, material or services to the Project;

       (d) causing to be supplied all necessary or appropriate materials, supplies, equipment, furniture, fittings, fixtures and other tangible personal property;

       (e) preparing or causing to be prepared by appropriately qualified consultants all design and working plans, drawings, specifications and other construction documents relating to the Project;

       (f) review, approval and coordination of the design of the anchor stores to the extent contemplated in the anchor tenants' respective leases, PROVIDED that Westfield shall be reimbursed for its internal (calculated in a manner consistent with Westfield's then current charge-out rate for such costs) and external costs in connection with such design review, approval and coordination;

       (g) hiring, directing, supervising and administering all required on-site personnel needed by Westfield to enable Westfield to perform its obligations hereunder with respect to the Project and the design, development and construction thereof;

       (h) recording and reporting the progress of the construction of the Project; and

       (i) generally performing such other acts and things as may be required in accordance with this Agreement for the full and complete supervision and coordination of the planning, design, development and construction of the Project.

No delegation by Westfield of any of its obligations hereunder shall be permitted except in accordance with this Agreement and no such delegation shall relieve Westfield of any responsibility or liability with respect to such obligations hereunder.

     3.3 LICENSE TO OCCUPY THE LAND. Subject to Article 16 and the rights of the existing tenants of the Center (as to which Owner represents and warrants to Westfield that, except to the extent previously disclosed to or known by any member of the Westfield Group, such rights of existing tenants will not, to the best knowledge of Owner, interfere in any material respect with the construction of the Project in accordance with the terms hereof and as to which Owner agrees to use its reasonable efforts to cause such existing tenants not to interfere in any material respect with the construction of the Project), Owner hereby grants to Westfield, and agrees to continue to grant to Westfield for as long as is reasonably required by Westfield during the term of this Agreement, a non-exclusive license to occupy the Development Site and such other portions of the Land as may be necessary or appropriate in Westfield's reasonable discretion to carry out the purposes of this Agreement.

     3.4 COMMENCEMENT; DILIGENT PERFORMANCE. Westfield shall commence construction of the Project on the Commencement Date and shall, subject to delays caused by a Force Majeure Event, regularly and diligently proceed with the Project in accordance with this Agreement, the Plans and Specifications, the terms of all applicable Consents and the Construction Schedule, until the Date of Substantial Project Completion. Following Substantial Project Completion through Final Completion of the Project, Westfield shall diligently perform such work as may be required in accordance with all applicable provisions of this Agreement.

     3.5 CONSTRUCTION SCHEDULE.

       (a) The Construction Schedule submitted by Westfield shall be in the form of a critical path network and shall:

           (i) include a Design Documentation Schedule;

           (ii) provide for a sequence for the Project which conforms with the requirements for access to the Project for the purpose of Occupant's Improvements as set out in the program for the performance of such Occupant's Improvements provided to Westfield by Owner's Representative, which requirements shall be recorded as milestone dates in the Construction Schedule;

           (iii) delineate the respective Stages (if any) of the Project; and

           (iv) provide an estimated date for the achievement of Substantial Stage Completion of each Stage, Substantial Project Completion and Final Completion.

       (b) On and after the Commencement Date Westfield shall proceed with the Project in accordance with the Construction Schedule, as adjusted or amended from time to time under the relevant provisions of this Agreement and by delays caused by Force Majeure Events.

       (c) Westfield shall update the Construction Schedule as and when necessary to reflect any changes to the timing or sequence of the activities included therein or in the Design Documentation Schedule and shall forthwith submit the revised Construction Schedule or Design Documentation Schedule to Owner's Representative for review and approval.

       (d) If a proposed updating of the Construction Schedule or Design Documentation Schedule may affect the milestone dates provided in the Construction Schedule for access to the Project for the purposes of Occupants' Improvements, Westfield shall forthwith notify Owner's Representative of the details of the proposed updating, and obtain instructions from Owner's Representative in relation thereto in connection with the submission of the updated Construction Schedule or Design Documentation Schedule, PROVIDED that, unless otherwise agreed in writing by Owner's Representative, such notice to, and instructions from, Owner's Representative shall not constitute an amendment to the approved Construction Schedule.

       (e) Owner's Representative may from time to time instruct a deviation from the Construction Schedule or Design Documentation Schedule with respect to the timing or sequence of any activities. If the need for the deviation arose from a default or omission of Owner or its tenants, and Westfield is able to establish that in implementing the deviation it has incurred in good faith additional costs and expenses which it would not have otherwise incurred, Owner shall reimburse Westfield for such extra costs and expenses.

       (f) Westfield shall be responsible for the execution of the Project in accordance with the Construction Schedule and shall provide (either on its own account or through Contractors) all necessary labor, materials, machinery and equipment required for the construction of the Project and shall be solely responsible for the proper coordination of all Contractors.

     3.6 PERFORMANCE STANDARD. Westfield shall exercise its powers and perform its responsibilities under this Agreement in a manner consistent with the Construction Standard. In performing its duties hereunder, Westfield is, and at all times shall be, acting as an independent developer contracted by Owner under this Agreement and all personnel contracted with, paid or supervised by Westfield shall be independent contractors or employees of Westfield, and shall not be employees of Owner. Westfield shall be limited in its authority to the express authority herein granted and by the express restrictions on authority set forth in this Agreement.

     3.7 ADJUSTMENT OF APPROVED BUDGET. At least once each month, if applicable, Westfield shall deliver to Owner's Representative an adjustment to the Approved Budget taking into account any increases or reductions in costs resulting from the implementation of a Change Order pursuant to Article 4.


                                    ARTICLE 4

                       CHANGES TO PLANS AND CHANGE ORDERS

     4.1 INITIATION OF CHANGE ORDERS, CHANGES OR ADDITIONS.

       (a) Owner's Representative may from time to time instruct Westfield to undertake a Change Order and Westfield shall comply with that instruction.

       (b) Westfield may from time to time during the progress of the Project submit to Owner's Representative for approval as a Change Order a copy of any proposed changes or additions to the Plans and Specifications, such submission to be accompanied by a written report setting out the reasons for the proposed changes or additions. Any Change Order proposed by Westfield under this
     Section 4.1(b) (a "Proposed Charge Order") shall constitute a Change Order hereunder if and when it is approved by Owner's Representative in accordance with this Article 4.

     4.2 INCREASE IN PRICE; EXTENSION OF TIME. Where any Change Order instructed by Owner's Representative under Section 4.1(a) or required by Owner's Representative under Section 12.2, or any Proposed Change Order proposed by Westfield under Section 4.1(b), may result in an increase or decrease in the Project Price and/or is likely to cause any delay to the Date for Substantial Stage Completion of any Stage or the Date for Substantial Project Completion, Westfield shall promptly submit to Owner's Representative an analysis of the applicable Change Order or Proposed Change Order, and that analysis shall:

       (a) specify the actual cost increase or reduction resulting from the applicable Change Order or Proposed Change Order calculated in accordance with SCHEDULE VI;

       (b) specify, where the rates specified in SCHEDULE VI do not apply to the work required for the Change Order or Proposed Change Order or any part thereof, an amount calculated on the basis of actual or closely estimated amounts substantiated by measurements, quantities or other evidence of cost;

       (c) contain an estimate of any increase in or reduction of the time required to bring any Stage to Substantial Stage Completion or the Project to Substantial Project Completion, including the cost increase (if any) or cost reduction (if any) associated with such extension or reduction of time, and with respect to any extension of time, the information required under Section 7.6; and

       (d) contain sufficient detail, including, where appropriate, methods of calculation to enable Owner's Representative to establish the accuracy of the information relating to items (a) through (c), inclusive.

     Upon receipt of the analysis from Westfield, Owner's Representative shall meet with the Westfield Representative as soon as is practicable in an endeavor to agree in good faith upon the cost and time consequences of the applicable Change Order or Proposed Change Order. If Owner's Representative and Westfield's Representative are unable to agree on those cost and time consequences within the time period reasonably designated by Westfield then, with respect to any Change Order or Proposed Change Order:

     (i) Owner's Representative shall initially determine a reasonable change in the Project Price as a result of the applicable Change Order or Proposed Change Order (if Owner's Representative has approved such Proposed Change Order) in accordance with the requirements of Schedule VI, and the Approved Budget shall be adjusted accordingly; and

     (ii) Owner's Representative shall initially determine a reasonable reduction in, or extension of, time (if any) as a result of the applicable Change Order or Proposed Change Order (if Owner's Representative has approved such Proposed Change Order) including the number of days by which the Date for Substantial Project Completion and/or the Date for Substantial Stage Completion of any Stage should be extended or brought forward, the Construction Schedule shall be adjusted accordingly, and the Change Order or Proposed Change Order (if Owner's Representative has approved such Proposed Change Order) shall be deemed a Force Majeure Event under Article 7;

PROVIDED that Westfield may thereafter refer such dispute to an expert pursuant to Article 23 and the expert's determination shall be binding on Owner and Westfield.

     Notwithstanding any other provision of this Agreement to the contrary, Owner shall not be obligated, under any circumstances, to increase the Project Price or otherwise pay for any work in connection with any change or addition required to remedy or correct or avoid any defect, error or omission in the Project for which Westfield is responsible in accordance with the terms of this Agreement.

     4.3 OWNER'S APPROVAL OF PROPOSED CHARGE ORDERS. (a) Owner's Representative shall notify Westfield in writing of its approval or disapproval of any Proposed Change Order no later than the end of the review period reasonably specified by Westfield in its submission of the Proposed Change Order (the "specified period"), which will in no event be less than ten (10) days. If within the specified period Owner's Representative notifies Westfield that it is not practicable for Owner's Representative to respond within the specified period and fixes a reasonable period within which the review will be completed, then the review period shall be such period specified by Owner's Representative after receipt by Owner of Westfield's Proposed Change Order. If Owner's Representative has not notified Westfield of its approval or rejection of the Proposed Change Order within the specified period or the reasonable period nominated by Owner's Representative (as the case may be), then Westfield may deliver a notice to Owner's Representative stating that the Proposed Change Order shall be deemed approved by Owner's Representative if Owner's Representative has failed to approve or reject such Proposed Change Order within an additional ten (10) day period after Owner's Representative's receipt of such notice. If Owner's Representative has not notified Westfield of its approval or rejection of the Proposed Change Order within such additional ten (10) day period, then the Proposed Change Order shall be deemed to have been approved by Owner's Representative. Except in an Emergency, Westfield shall not commence work on any Proposed Change Order until such Proposed Change Order has been approved in writing by Owner's Representative. For the purposes of this Section, the term "Emergency" shall mean an event which in the reasonable judgment of Westfield requires action to be taken prior to Owner's Representative approval of a Proposed Change Order in order to comply with applicable Legal or Insurance Requirements, to preserve any portion of the Project, to assure the safety of any Contractor or employees of Westfield or any Contractor, or any Occupants, customers or invitees of the Center, or to avoid the suspension of any services necessary to proceed with the Project. Westfield will use its diligent good faith efforts to notify Owner's Representative prior to taking any such action in the event of an Emergency and shall not take any such action if Owner's Representative has otherwise directed Westfield in writing following receipt of such notification. Promptly after an Emergency, Westfield shall deliver a notice thereof to Owner's Representative together with its recommendations with regard thereto.

     (b) Notwithstanding any other provision of this Agreement, Owner's Representative may in its absolute discretion refuse to approve any Proposed Change Order other than a Proposed Change Order that has been necessitated by any requirements made by any Authority (provided that any such Proposed Change Order necessitated by such requirements shall be subject to the last paragraph of Section 4.2).

     4.4 ADJUSTMENT OF PROJECT PRICE AND DATE FOR SUBSTANTIAL PROJECT COMPLETION. If Westfield has submitted an evaluation of a Proposed Change Order pursuant to Section 4.2 and the cost and time consequences of the change or addition have been approved by Owner's Representative or otherwise determined pursuant to Section 4.2, the Project Price shall be deemed to have been correspondingly increased or decreased and/or the Date for Substantial Project Completion and/or the Date for Substantial Stage Completion of any Stage shall be deemed to have been altered as the case may be as of the date at which the increase or decrease in the Project Price and/or the alteration to the Date for Substantial Project Completion and/or the Date for Substantial Stage Completion of any Stage was approved or determined.

     4.5 ADJUSTMENT OF WESTFIELD FEES. In the event that the Project Price is increased or decreased as a result of the operation of this Article 4 by any amount (the "Project Price Increment"), then, in addition to all other payments to be made by

Owner pursuant to this Agreement, the fees payable to Westfield pursuant to
Article 18 shall be adjusted accordingly.

     4.6 NO TERMINATION. No Change Order pursuant to this Section shall vitiate this Agreement.


                                    ARTICLE 5

                COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS

     5.1 COMPLIANCE. (a) In carrying out the Project, Westfield shall comply in all material respects with the provisions of all Legal Requirements and Insurance Requirements and shall pay all fees payable under any such Legal Requirements and Insurance Requirements. Notwithstanding the foregoing, Westfield shall not take any action of compliance if: (i) Owner is contesting any such Legal Requirement or Insurance Requirement; (ii) Owner requests Westfield not to comply therewith; and (iii) Owner indemnifies Westfield from and against any liability incurred by Westfield as a result of failing to comply with such Legal Requirement or Insurance Requirement; PROVIDED, HOWEVER, that if failure to comply with any such Legal Requirement or Insurance Requirement would expose Westfield to any possible criminal liability, then Westfield may comply with same without the need to obtain Owner's consent.

     (b) In carrying out the Project, Westfield shall comply with the provisions of all of Owner's loan documents encumbering the Land, which provisions are applicable to the Development or construction of the Project, provided that Owner makes the provisions of any such loan documents known to Westfield, and Westfield shall comply in all material respects with the terms of documents which were known by Westfield at the time of the preparation of the Final Feasibility Study.

     5.2 CONTEST. Notwithstanding the foregoing, Westfield shall be entitled to contest in good faith any Legal Requirement or Insurance Requirement provided that such contest will not result in the cancellation or interruption of insurance coverage for the Project or subject Owner to any civil or criminal liability or fines or constitute a default under any documents to which Owner is a party or to which the Center is subject, PROVIDED Owner makes the provisions of such documents known to Westfield or such provisions are otherwise known by Westfield. Westfield's good faith noncompliance with the applicable Legal Requirement or Insurance Requirement during any such contest shall not be deemed a default under this Agreement provided that Westfield prosecutes such contest in good faith and with due diligence to a final determination. Westfield's prosecution of any such contest (unless such contest has been requested or approved in writing by Owner) shall be conducted at Westfield's sole cost and expense, and shall not be permitted to materially delay or interrupt the progress of the Project. Unless any such contest was requested by Owner, Westfield shall indemnify and hold Owner harmless for any loss, damage, cost or expense (including reasonable attorney's fees and court costs) resulting from any such contest or failure to so comply.


                                    ARTICLE 6

                          ORDERING OF MATERIALS; LABOR

     Westfield shall place orders for and do all such other things as shall be reasonably necessary to ensure the supply of all materials and labor necessary to carry out and complete the Project in accordance with this Agreement, and shall do all such things as shall be commercially reasonable to ensure that deliveries of such materials and labor will be made at such times as will sustain the necessary rate of progress of the Project in accordance with this Agreement.


                                    ARTICLE 7

                   COMPLETION AND ACCELERATION OF THE PROJECT

     7.1 COMPLETION DATES. Subject to the provisions of this Article 7, Westfield shall bring each Stage of the Project to Substantial Stage Completion and bring the Project to Substantial Project Completion on or before the relevant Date for Substantial Stage Completion and Date for Substantial Project Completion, subject to any delays caused by Force Majeure Events.

     7.2 FORCE MAJEURE EVENTS. If the Commencement Date or the progress of the Project is delayed by:

       (a) Westfield not having received within a reasonable time any necessary consent from Owner or Owner's Representative (subject to the request for such consent having been delivered in a timely manner);

       (b) delay by an Authority (unless such delay should have been reasonably foreseeable by Westfield) in giving any necessary approval in respect of any properly prepared application made by Westfield in a timely manner;

       (c)   inclement weather or conditions resulting from inclement weather;

       (d) the commencement of litigation by any one or more adjacent owners or neighboring owners or occupiers against Westfield by any one or more adjacent or neighboring owners or occupiers other than litigation arising from any willful misconduct or negligent or fraudulent act of Westfield;

       (e) Westfield not being given right of access to the Development Site by Owner sufficient for the purposes of this Agreement;

       (f) Westfield suspending construction of the Project pursuant to the provisions of this Agreement;

       (g) the progress of the Project being affected by any civil commotion, combination of workmen strike or lockout;

       (h) any event which gives rise to a claim under the Contractor's All Risk Insurance Policy referred to in Section 15.1 hereof other than a claim arising from any willful misconduct or negligent or fraudulent act of Westfield;

       (i) any default or omission of Owner or Owner Representative under this Agreement or any willful act of Owner or Owner's Representative (other than an act which such party is entitled to take hereunder) which delays the progress of the Project; or

       (j) any other act, matter or event which is not within the control of Westfield or its Affiliates;

   and, as a result of any such event or occurrence (a "Force Majeure Event"), Westfield expects that a delay will occur in the achievement of Substantial Stage Completion of any Stage of the Project or Substantial Project Completion, then, subject to Section 7.3, Westfield shall be granted such extensions of the Date for Substantial Project Completion or the respective Dates for Substantial Stage Completion with respect to the applicable Stage(s) as shall under all of the circumstances be reasonable.

     7.3 LIMITATIONS ON EXTENSION OF TIME.  Westfield acknowledges that:

       (a) it shall not be entitled to extension of the Date for Substantial Project Completion or the Date for Substantial Stage Completion of any Stage as a result of delays which occur as a result of any cause which does not constitute a Force Majeure Event hereunder;

       (b) it shall not be entitled to an extension of the Date for Substantial Project Completion or the Date for Substantial Stage Completion of any Stage for a delay to any activity not on the then current critical path of the Construction Schedule except to the extent to which the delay to such activity will cause a delay to another activity which is on the then current critical path of the Construction Schedule; and

       (c) it is obligated to take all reasonable steps to avoid the occurrence of the delay or to minimize the impact of the delay on the progress of the Project.

     7.4 INVALIDITY OF GOVERNMENTAL ORDER. Notwithstanding any other provision of this Agreement, the parties acknowledge that Westfield shall not be liable for, and Owner shall not seek to recover from Westfield, any loss or damage occasioned by delay or otherwise arising from the granting by an Authority of any necessary approval required for the Project or any portion of the Project, where such approval is held by any competent court or tribunal having appropriate jurisdiction to be invalid, such invalidity not being attributable to any negligence or willful misconduct or fraud on the part of Westfield.

     7.5 OWNER'S ACCELERATION DIRECTION. At any time between the date of this Agreement and the Date of Substantial Project Completion, Owner's Representative may direct Westfield to accelerate the performance of the Project or any Stage of the Project for any reason, including as an alternative to granting an extension of the Date for Substantial Stage Completion of any Stage or the Date for Substantial Project Completion, provided that such direction may be withdrawn by Owner's Representative at any time before Westfield commences to accelerate the Project.

     7.6 ACCELERATION COST AND TIME CONSEQUENCES. Upon receipt of a direction from Owner's Representative to accelerate the performance of the Project (an "Acceleration Direction"), Westfield must promptly provide a report (an "Acceleration Report") to Owner's Representative for its review and approval. Each Acceleration Report shall include the following information:

       (i) details of additional labor and construction materials and equipment which Westfield considers will be required to comply with the direction either in its own right or through Contractors;

      (ii) an estimate of the hours of work which will be required to be performed by Westfield outside usual working hours or working days to enable Westfield to comply with the direction;

     (iii) details of additional supervision which Westfield will be required to provide to comply with the direction;

      (iv) Westfield's estimate of the extra costs and expenses relating to the provision of architectural design and engineering services which it may reasonably incur in complying with the direction;

       (v) a revised Construction Schedule for the period which will elapse between the date on which the acceleration of the Project or any Stage of the Project commences, and the date notified by Owner in the direction as being the date for the completion of the Project or the relevant Stage of the Project (the "Acceleration Period"); and

     (vi) if so requested by Owner's Representative following receipt of this information, such additional information as Owner's Representative may reasonably require to enable it to make a properly informed assessment of the likely cost and time consequences of the acceleration.

Owner agrees to act reasonably in requesting Acceleration Reports. Westfield shall act reasonably and in good faith in the preparation of any Acceleration Report and must not include in any costs incorporated into the Acceleration Report any margins, profits, fees or charges in excess of those which Westfield is entitled to receive for the Project under this Agreement. Within a reasonable time of the receipt by Owner's Representative of all information which it has required Westfield to provide to it, Owner's Representative and Westfield shall endeavor to agree on the cost and time consequences of the Acceleration Direction. If the parties are unable to agree, then Owner's Representative may direct Westfield to proceed with the acceleration and Westfield shall be entitled to obtain the costs of acceleration and adjustments to the Date for Substantial Project Completion or the Date for Substantial Stage Completion of any Stage set out in the Acceleration Report.

     7.7 EXTRAORDINARY ACCELERATION. Westfield may, where appropriate and feasible, offer to take such extraordinary measures as are necessary to accelerate the performance of the Project. Westfield shall submit to Owner's Representative the estimate of the cost of the said measures. Owner's Representative shall notify Westfield within ten (10) days whether Owner accepts Westfield's offer, and if accepted the Project Price (and the fees payable to Westfield hereunder) shall be adjusted for the amount of such cost estimate as submitted by Westfield. The decision of Owner as to whether to accept Westfield's offer hereunder shall be in its sole and absolute discretion and shall be final and conclusive.


                                    ARTICLE 8

                   PERFORMANCE OF OBLIGATIONS AND CONTRACTING

     8.1 TRANSFER BY WESTFIELD TO WESTFIELD GROUP MEMBERS. Westfield may assign all or any of its obligations under this Agreement to or otherwise arrange for such obligations to be performed by any one or more members of the Westfield Group of any Affiliate of a member of the Westfield Group, provided that no such assignment shall release Westfield from its obligation under this Agreement. The transfer of an interest in Westfield shall not be deemed an assignment of this Agreement so long as Westfield Holdings Limited continues to own, directly or indirectly, at least a 50% voting and economic interest in Westfield.

     8.2 CONTRACTORS. Westfield may sub-let or sub-contract any part of the Project and provide either directly or through its sub-contractors all labor including architects, experts and other persons necessary for the execution and completion of the Project in accordance with the provisions of this Agreement, provided that no sub-letting or sub-contracting of any part of the Project by Westfield will relieve Westfield of any of its obligations under this Agreement. Notwithstanding the foregoing to the contrary, Westfield agrees not to subcontract its general construction management duties under this Agreement, except to a member of the Westfield Group or an Affiliate of a member of the Westfield Group.


                                    ARTICLE 9

                                 REPRESENTATIVES

     9.1 OWNER'S REPRESENTATIVE. Owner shall be entitled to appoint as Owner's Representative from time to time any member of any reputable firm of architects, engineers or consultants with substantial experience in connection with the design and development of major regional shopping centers, such member having at least ten (10) years' experience in the project co-ordination of major design and construction projects with respect to regional shopping centers of a quality and type similar to the Center. Owner shall consult with Westfield in good faith as to the selection of any third party consultant to be engaged as an Owner's Representative under this

Agreement. After appropriate consultation, Owner will notify Westfield of Owner's preferred Owner's Representative and obtain Westfield's consent thereto. Westfield shall not unreasonably delay or withhold its consent to the selection of and appointment of any Owner's Representative. Unless, within 10 days after Westfield's receipt of a written request for approval, Westfield shall have delivered a notice to Owner rejecting the third party and specifying the reasons for such rejection, Westfield will be deemed to have accepted the third party representative so proposed. Owner may, after consultation with Westfield, by notice in writing to Westfield terminate the appointment of such person and, subject to the above provisions, appoint some other person as the Owner's Representative.

     9.2 WESTFIELD REPRESENTATIVE. Westfield shall select and appoint an employee of Westfield having substantial experience in the design and development of major regional shopping centers to act as the Westfield Representative for purposes of this Agreement.


                                   ARTICLE 10

                                     ACCESS

     10.1 OWNER'S ACCESS TO PROJECT. Subject to the receipt of reasonable advance notice, Westfield shall permit Owner's Representative or any other agent or representative of Owner access at any reasonable time to the Development Site or to any other place where works are being prepared for use on the Development Site, provided that at Westfield's election, such agent or representative shall be accompanied by the Westfield Representative or a designee. Owner will take all reasonable steps to cause any person for whom Owner is responsible to avoid unreasonable interference with the construction of the Project and to comply with the reasonable directions of Westfield with respect to site safety and other conditions prevailing on the Development Site.

     10.2 ACCESS TO CENTER. (a) Where access to the Center is or must be through the Development Site, Westfield shall make and maintain safe and reasonable access through the Development Site available to Occupants, invitees and customers of the Center, it being acknowledged by Owner, however, that there are risks to the safety of persons inherently arising from the operation of a construction site. Westfield shall be entitled to undertake such measures as are in its reasonable opinion necessary to restrict or regulate the access route to enable it to ensure the safety of persons in transit through the Development Site.

     (b) Westfield shall, while carrying out the Project, use its diligent, good faith efforts to (i) cause as little obstruction to Occupants and their customers as possible; and (ii) minimize disruption caused by the Project, or by any act or thing associated with the Project, to Occupants' businesses, in each case to such extent as is reasonably practicable under the circumstances, it being acknowledged that, having regard to the nature, extent and scope of the Project, some disruption to Occupants and their customers and some disruption to Occupants' businesses and a certain level of noise and dust is inevitable in order for Westfield to carry out the Project in accordance with this Agreement.

     10.3 RESTRICTIONS UPON OCCUPANTS. Owner shall take all reasonable steps to cause any Occupant or any contractor employed for any Occupant's Improvements to:

       (a) comply with the reasonable directions of Westfield in relation to safety matters, industrial relations and access through the Development Site to the location of the Occupant's premises; and

       (b) cooperate with Westfield in relation to the access of Westfield or its Contractors to the Occupant's premises and the coordination of the Occupant's Improvements with the Project so as not to interfere with construction of the Project.

All Occupant's Improvements shall be performed in a manner which does not interfere with construction of the Project and all contractors performing Occupant's Improvements shall be required to coordinate the construction of Occupant's Improvements so as not to so interfere with construction of the Project. Manager shall be responsible for reviewing any plans for Occupant's Improvements and coordinating the construction of Occupant's Improvements pursuant to the Management Agreement.


                                   ARTICLE 11

                               PLANT AND EQUIPMENT

     Westfield shall provide either directly or through its Contractors all necessary plant and equipment required for the efficient and proper execution of the Project in accordance with this Agreement.

                                   ARTICLE 12

                         MANNER OF EXECUTION OF PROJECT

     12.1 CONSTRUCTION STANDARD. With respect to the quality of the Project and the execution thereof, Westfield warrants, covenants and agrees with Owner that Westfield shall:

       (a) execute and complete the Project in accordance with the provisions of this Agreement; and

       (b) ensure that the standard and quality of the workmanship and materials to be incorporated in the Project are of a standard and quality commensurate with the standard and quality specified in the Plans and Specifications, and where not specified in the Plans and Specifications or where unclear, consistent with the Construction Standard.

     12.2 OWNER'S INSTRUCTIONS TO REPLACE WORK. In any case where Owner's Representative shall issue instructions on the grounds that the quality of any work, materials or goods supplied by Westfield is defective or is not in accordance with the Plans and Specifications or the terms of this Agreement, and by such instructions Westfield is required to remove, re-execute and/or replace any such work, materials or goods or to amend and make good any defect, Westfield shall be bound to carry out any such instructions but Westfield shall nevertheless be entitled (provided that prior to carrying out any such instructions Westfield shall notify Owner of its intention so to do) to refer for determination under Article 23 the question of whether the quality of any work, materials or goods supplied by Westfield was not in accordance with the Plans and Specifications and the terms of this Agreement. If it is determined that the quality of any work, materials or goods supplied by Westfield was in accordance with the Plans and Specifications and the terms of this Agreement, then the Project Price shall be adjusted for the cost of such removal, re-execution, replacement, amendment or making good as a Change Order under
Article 4; otherwise the Project Price shall not be adjusted and the foregoing shall be at Westfield's sole cost and expense.

     12.3 PATENTS, TRADEMARKS AND ROYALTIES. All payments for royalties and patent rights, registered designs, trademarks or names, copyright and other protected rights, and all fees which are or become payable for or in connection with any matter or thing used or required to be used in the performance of this Agreement or to be supplied under this Agreement, shall be the responsibility of Westfield and shall be paid by Westfield to those to whom and at the time of which they become payable.

     12.4 NATURE OF PROJECT. Westfield acknowledges that it has fully apprised itself of the information made available to Westfield by Owner regarding the design, nature and extent of the Project and Owner's requirements concerning the Project, and all other information it deems necessary for purposes of entering into this Agreement, and Westfield shall be responsible for the design of the Project and the construction, administration and supervision of the Project.

     Westfield shall produce a fully documented design of the Project in accordance with sound architectural and engineering principles and the design services shall be carried out using the level of skill, care and diligence expected of an architect and engineer providing the same or similar services with respect to the design and construction of a regional shopping center of a type and quality similar to the Center expansion in accordance with the Construction Standard.

     12.5 WESTFIELD WARRANTIES. Westfield represents, warrants and covenants that:

       (a) All design services will be performed with professional skill and care commensurate with the Construction Standard, having regard generally to the Project contemplated by the Plans and Specifications, and that the design services shall be carried out using the skill, care and diligence expected of an architect, engineer or other professional consultant experienced in providing the same or similar services.

       (b) The Plans and Specifications, and any other working drawings and design materials referred to in Section 24.1 shall be prepared in a professional manner, with due care and skill.

       (c) All construction work shall be executed and completed in accordance with the prevailing practices of the respective trades commensurate with the Construction Standard, and shall be suitable for their intended purpose and consistent with the design prescribed in Section 12.5(a).

       (d) Westfield is a [corporation] duly formed and in good standing under the law of the State of [Delaware], and has all requisite power and authority to enter into and observe its obligations under this Agreement. Westfield is
   duly authorized to conduct business in the State of [         ] and possesses
   all requisite licenses and approvals required to perform or cause to be performed the work and services contemplated by this Agreement.

       (e) Westfield acknowledges that, except for those parts of the Project which are expressly stated as being the responsibility of Owner under this Agreement, Owner is relying upon the skill, knowledge and judgment of Westfield in ensuring that the design and planning of the Project, the choice of materials, systems and services to be used in the construction and completion of the Project and each Stage of the Project, and the supervision of all Contractors, will result in the Project upon completion being consistent with this Agreement and the Plans and Specifications and being of a quality consistent with the Construction Standard.

       (f) It has a net worth (inclusive of all amounts committed to be contributed to Westfield by its partners) of at least $25 million, and it will not, through its voluntary acts, reduce such net worth (or amounts committed to be contributed to Westfield by its partners) to less than $25 million during the period through the expiration of the Warranty Period.

       (g) During the period from the date of this Agreement through the Warranty Period, it will not act as the property developer for any third party which owns a regional shopping center which directly competes with the Center and which is within the primary market area of the Center (a "Competing Mall"), PROVIDED that the foregoing restriction shall not be deemed to be violated if Westfield shall acquire, either directly or indirectly, all or substantially all of the assets of, or an interest in, an entity which is engaged in the property development business and which is providing development services to, among other properties, a regional shopping center which is a Competing Mall.

       (h) Westfield, together with its Affiliates, has the skill and experience necessary to perform its obligations in accordance with the terms of this Agreement.

Notwithstanding the previous provisions of this Section 12.5, Westfield makes no warranty or representation pursuant to this Agreement, and Owner expressly acknowledges that it has not relied upon any such warranty or representation from Westfield, that Owner will receive income from the Center as a consequence of the Project.

     12.6 DESIGN DOCUMENTS. Except as set forth below, the design documents as defined in Section 24.1 shall, upon approval, be incorporated into the Plans and Specifications and shall remain the property of Westfield or its Contractors. Westfield shall provide copies of all design documents to Owner's Representative promptly after the preparation thereof. Westfield shall grant, or cause to be granted, to Owner a general license to use the design documents for all purposes for which they are intended in connection with the Project. Owner acknowledges that Westfield has not conveyed to Owner and retains all rights to and property in the design concepts embodied in the design documents and the Plans and Specifications. Westfield shall prepare and revise architectural and engineering drawings, specifications and all calculations necessary to comply with any conditions of any Legal Requirement and sufficient for requesting the submission of bids for all major elements of the construction of the Project.

     12.7 EFFECT OF OWNER'S APPROVAL.

     (a) The responsibility of Westfield pursuant to this Agreement will not be relieved or reduced nor will Owner be made responsible to Westfield by reason of:

       (i) the review or approval by Owner or Owner's Representative of any work, construction means, methods or proposed methods of working, techniques, equipment or labor levels, sequences, procedures or other matters employed or to be employed by Westfield, any member of the Westfield Group or any of their respective Contractors in the execution of the Project;

      (ii) the estimating of quantities by Owner, Owner's Representative or Owner's agents;

     (iii) the provision, review or approval by Owner or Owner's Representative of any Construction Schedule supplied by Westfield pursuant to this Agreement; or

      (iv) the provision, review or approval by Owner or Owner's Representative of the make-up of Westfield's rates and prices in the schedule of rates and schedules of prices.

     (b) Nothing in this clause shall invalidate or entitle Owner to withdraw any approval previously given by Owner or Owner's Representative in relation to any matter under this Agreement unless the approval was given in reliance on any inaccurate or misleading information provided by Westfield.

                                   ARTICLE 13

                           DEFECTS AND QUALITY CONTROL

     13.1 CONSTRUCTION WARRANTY. If at any time during the construction of the Project or during the Warranty Period any faults, errors, omissions, or other defects in the Project are discovered, Owner's Representative may issue an instruction to Westfield which shall state in what respect there are defects in the Project and shall state a reasonable time within which Westfield shall remedy those defects, having due regard to the impact of the defects on the operational efficiency, safety or marketing of the Center expansion. Westfield shall promptly remedy such defects by appropriate reconstruction, replacement, correction or rectification work and shall complete the same within the time period stipulated in such instruction in accordance with the terms of this Agreement. Where such defects are due to materials and/or workmanship not being in accordance with the Plans and Specifications or Westfield's default under the terms of this Agreement, such remedy by Westfield shall be at no cost to Owner. Any defects in the Project rectified by Westfield during the Warranty Period ("Remedial Work") shall be subject to only one further warranty period. The warranty period for Remedial Work shall be twelve (12) months and shall commence on the date the Remedial Work is completed. Westfield's obligations under this
Section 13.1 shall survive any termination of this Agreement following the Date of Substantial Project Completion for the duration of the applicable Warranty Period, but subject to the following provisos, shall not survive the termination of this Agreement prior to the Date of Substantial Project Completion pursuant to Article 16 or 17; PROVIDED, HOWEVER, in the event that the Warranty Period commences with respect to any completed Stage prior to the Date of Substantial Project Completion, then Westfield's warranty obligations with respect to such Stage shall survive any termination of this Agreement prior to the Date of Substantial Project Completion; and PROVIDED FURTHER that in the event this Agreement shall be terminated prior to the Date of Substantial Project Completion due to a material default by Westfield under this Agreement, then Westfield's warranty obligations with respect to the work that shall have been performed prior to such termination shall survive, except to the extent such work is damaged due to the acts or omissions of Owner, the successor developer or their respective subcontractors.

     13.2 FAILURE TO PERFORM REMEDIAL WORK. If any defect is not remedied within the time stipulated by Owner's Representative in Section 13.1, upon five days' prior written notice to Westfield Owner may have the defect remedied by others in a reasonable manner, at Westfield's cost, unless Westfield is at such time diligently pursuing the remedy of such defect.

     13.3 NORMAL DEFECTS. For the purposes of this Article 13, errors in installation and defects and other faults which arise or occur from the nature of certain commonly used and accepted materials, despite the taking of normal precautions (as for example, some movement of timber doors and frames and some cracking of plaster) shall be defects and faults specifically required to be remedied by Westfield at no cost to Owner.

     13.4 NO LIMITATION ON LIABILITY. Nothing in this Article 13 shall be construed as limiting any liability which Westfield may have to Owner under this Agreement. Furthermore, nothing in this Article 13 shall be construed as limiting any other guaranties or warranties of workmanship or materials which shall be provided by any Contractor in connection with its work on the Project.

     13.5 OWNER'S INSPECTIONS. Subject to receiving reasonable advance notice, Westfield shall allow Owner, Owner's Representative and Owner's other agents and consultants reasonable access to the Development Site at all reasonable times for the purpose of carrying out inspections and quality control for the Project, provided that at Westfield's election, such agent or representative shall be accompanied by Westfield's Representative or a designee. Owner shall take all reasonable steps to cause all persons for whom Owner is responsible to avoid unreasonable interference with the construction of the Project and to comply with the reasonable directions of Westfield with respect to site access and site safety requirements.

     13.6 RECORDS. Westfield shall provide Owner or the Owner Representative within a reasonable time of receiving a request from Owner or the Owner's Representative all relevant records, samples, tests results and other information relevant to the quality or construction of the Project.

     13.7 MONITORING. Westfield shall establish and efficiently carry out all monitoring, sampling, testing, and other systems and procedures as are specified or stipulated in this Agreement or the Plans and Specifications, and other standard quality control measures as appropriate.

     13.8 LIMITATION ON CHANGE ORDERS. Westfield may not claim a Change Order where there is a change to or alteration of the design documents submitted by Westfield to Owner and approved by Owner or Owner's Representative pursuant to
Section 24.1, in the event that such change or alteration is necessary to correct any design, construction sequencing or construction equipment location error, or to remedy any design deficiency except in circumstances where the Proposed Change Order has been approved as a Change Order by Owner or Owner's Representative pursuant to Article 4.

                                   ARTICLE 14

                             LIABILITY FOR EMPLOYEES

     Westfield shall obtain insurance against any liability, loss, claim or proceeding whatsoever arising under any statute relating to Workers' Compensation or Employers' Liability, at common law or under any other Legal Requirement in respect of any injury or death suffered by any person employed by Westfield, any member of the Westfield Group or any of their respective Contractors in or about the execution of the Project. All such insurance shall be for such amounts as may be reasonably specified by Owner, but in no event less than One Million Dollars ($1,000,000) per accident, and the statutory limit for Workers' Compensation. All insurance obtained in accordance with this
Article 14 shall be obtained and maintained in accordance with the requirements of Article 15 and each such policy shall contain a provision waiving the applicable insurance company's rights of subrogation against Owner. Westfield shall require each Contractor to maintain reasonably similar insurance with respect to the employees of such Contractor, and each such Contractor shall be required to furnish Westfield with satisfactory evidence of such coverage.


                                   ARTICLE 15

                                    INSURANCE

     15.1 CONTRACTOR'S INSURANCE. Westfield shall in the joint names of Westfield and Owner (hereinafter referred to as "the insured"), as their respective rights, interests and liabilities may appear, effect or cause to be effected the following insurance coverage:

          (a) Standard Builder's Risk Insurance for the whole of the Project covering "All Risks", but excluding earthquake (unless requested by Owner and paid for by Owner), together with such other normal insurable risks as Owner may reasonably require, in an amount adequate to provide for reconstruction or replacement of the whole of the Project in the event of its damage or destruction and with deductibles reasonably approved by Owner;

          (b) general liability insurance to the public for an amount in no event less than One Million Dollars ($1,000,000) in the aggregate and One Million Dollars ($1,000,000) with respect to any one event, responding to claims arising out of bodily injury, personal injury, disease (including death) and property damage sustained in the course of or caused by the execution of the Project. In addition, Westfield shall carry umbrella and excess liability coverage, in an amount no less than Twenty-five Million Dollars ($25,000,000), with such excess liability coverage written as following from the primary liability coverage; and

          (c) if appropriate based on the nature of the Project, automobile liability insurance including property damage, bodily injury, comprehensive and collision coverage in connection with claims arising out of the use of motor vehicles by Westfield or its employees, with a combined single limit of no less than One Million Dollars, ($1,000,000).

     15.2 APPLICATION OF CASUALTY PROCEEDS. In the event of any occurrence resulting in loss of or damage to the Project or to materials or goods incorporated or to be incorporated therein in an amount exceeding One Million Dollars ($1,000,000) in respect of which Westfield is required to insure under this Agreement, all moneys received by Owner or Westfield in settlement of any claim under the insurance aforesaid shall be paid, if requested in writing by the other party, to a bank reasonably acceptable to Westfield and Owner into an account in the joint names of Westfield and Owner, and Westfield shall thereupon proceed to reconstruct the Project and replace and repair the materials or goods destroyed or damaged, and Owner's Representative shall certify in accordance with the provisions of this Agreement against the aforesaid joint account for the cost of reconstructing the Project and replacing and repairing the materials or goods destroyed or damaged. The provisions of this Section 15.2 shall be subject to the requirements of any loan documents encumbering the Center.

     15.3 DURATION OF INSURANCE. The insurance referred to in Article 14 and in this Article 15 shall be effected before the Project is commenced. The builder's risk insurance shall be maintained effective until the Date of Substantial Project Completion of the Project. The general liability and workers' compensation insurance shall be maintained throughout the period during which Westfield and/or any of its Contractors are performing work on the Project.

     15.4 CERTIFICATES; POLICY REQUIREMENTS. Where Westfield is required to effect any insurance pursuant to this Agreement, Westfield shall provide certificates of insurance and premium receipts to Owner's Representative, or within ten (10) days after written request being made therefor by Owner's Representative other satisfactory evidence of such insurance and the currency thereof. Westfield shall ensure that each policy of insurance effected by it under this Section shall be endorsed to require the insurer to provide to Owner not less than 30 days' prior notice of any proposed cancellation, termination, or amendment thereto. All insurance that Westfield or any

Contractor obtains or effects in accordance with Article 14 or this Article 15 shall be provided by such companies and shall be in such form as Owner shall reasonably approve.

     15.5 FAILURE TO EFFECT INSURANCE. Where Westfield is required to effect any insurance pursuant to this Agreement and fails to do so or fails to comply with its obligations pursuant to Section 15.4 hereof, upon no fewer than five
(5) days' prior written notice to Westfield, Owner may effect such insurance and the premiums shall be deducted from the Project Price.

     15.6 JOINT POLICIES. Wherever, pursuant to the provisions of this Agreement, insurance is effected in joint names, then the policy of such insurance, to the extent reasonably obtainable, shall provide that insofar as the policy may cover more than one insured all insurance agreements and endorsements with the exception of limits of liability shall operate in the same manner as if there were a separate policy of insurance covering each of the insured.

     15.7 BLANKET POLICIES. Any policy that Westfield effects pursuant to the provisions of this Section:

          (a) may be included within a master or blanket policy effected by Westfield or a member of the Westfield Group covering matters and projects additional to the Project, and parties additional to the parties to this Agreement;

          (b)  shall be upon such terms as are reasonably acceptable to Owner;
     and

          (c) shall be underwritten by insurance carriers reasonably satisfactory to Owner.

     15.8 CONTRACTORS' PUBLIC LIABILITY INSURANCE. Westfield shall ensure that any Contractors employed by it in or about the Project shall effect and maintain for the duration of such Contractors' involvement in the Project adequate insurance provided by acceptable companies with respect to public liability for an amount of not less than One Million Dollars ($1,000,000) in respect of any one event naming Westfield and Owner as additional insureds. Such insurance shall be written on a per-occurrence basis.

                                   ARTICLE 16

                              TERMINATION BY OWNER

     16.1 NON-CURABLE TERMINATING EVENTS. Owner may terminate this Agreement immediately by written notice to Westfield upon the occurrence of any of the following events:

          (a)  a Bankruptcy Event occurring with respect to Westfield; or

          (b) the foreclosure by any mortgagee upon the Center or the taking of possession thereof by a deed-in-lieu of foreclosure or any other transfer to a mortgagee, directly or indirectly, except as otherwise agreed in writing by Westfield and such mortgagee.

          (c) an act of fraud, embezzlement or theft constituting a felony against Owner or its Affiliates which causes it material injury is perpetrated by Westfield or by Manager or by Advisor in its corporate capacity (as distinguished from the acts of any employees of such entities which are taken without the approval or complicity of the Board of Directors of Westfield's general partner) under this Agreement, any Management Agreements, the Leasing Agreement, the Advisory Agreement, the Development Framework Agreement, any Other Development Agreement or any Other Leasing Agreement; or

          (d) the Center or a substantial part of the Center is damaged or destroyed where the Owner has determined not to rebuild or reconstruct and to abandon the Project, provided, however, that this Agreement shall be automatically reinstated if, within twenty-four (24) months after the date of such damage or destruction, Owner determines to rebuild the Center or develop a new shopping center as a replacement for the Center and such damage or destruction shall be deemed a Force Majeure Event hereunder.

     16.2 CURABLE DEFAULTS. Owner may terminate this Agreement by written notice to Westfield in the event that Westfield shall default in the performance or observance of any material term, condition, warranty or covenant contained in this Agreement in respect of the Center not falling under Section 16.1, and in any such case such default shall continue for a period of thirty (30) days after written notice thereof shall have been given to Westfield by Owner specifying such default and requesting that the same be remedied in such thirty-day period (a "Westfield Default Notice"); PROVIDED, HOWEVER, that if the default is such that it is curable within a reasonable time, but cannot be reasonably remedied within thirty days, Westfield shall be deemed to have complied with a Westfield Default Notice given under this
Section 16.2 if Westfield shall, in good faith, have commenced to remedy the default specified therein as soon as is practicable after receiving such Westfield Default Notice and shall have diligently prosecuted the cure to its completion.

     Upon the giving of a Westfield Default Notice under this Section 16.2, Owner may suspend any payment due or which may become due to Westfield, other than amounts actually due and payable to Contractors under their respective Contracts (which amounts may be paid by checks made jointly to Westfield and such respective Contractors), until such time as the default notified has been remedied. If the engagement of Westfield to carry out the Project is terminated by Owner, then subject to the foregoing sentence and Sections 16.3(b) and 16.3(e), Owner shall not be obligated to make any further payments to Westfield.

     Owner shall have the right to terminate Developer based on default by Developer under this Section 16.2 only if such default is determined to constitute a Westfield Adjudicated Default as provided below. In the event that Owner believes that Developer has defaulted in the performance of a material obligation under this Agreement, and that such default remains uncured following the delivery of a Westfield Default Notice and the expiration of the applicable cure period provided in this Section 16.2, then Owner may deliver a written notice to Developer setting forth the Owner's intention to terminate Developer pursuant to this Section (an "Owner Termination Notice"). If Developer desires to contest such termination, then Developer shall so notify Owner within ten
(10) Business Days after receipt of the Owner Termination Notice, and a senior officer of Developer shall meet promptly and negotiate in good faith with a senior officer of Owner in order to resolve such dispute. If such senior officers are unable to resolve the dispute within thirty (30) days after Developer's receipt of the Owner Termination Notice, then Developer may institute an action in the appropriate judicial forum within thirty (30) thereafter to determine whether Developer has defaulted in the performance of a material obligation hereunder. A "Westfield Adjudicated Default" shall be deemed to have occurred if:

          (i) the parties' respective senior officers are unable to resolve such dispute and Developer does not institute a judicial proceeding within thirty (30) days after Developer's receipt of an Owner Termination Notice;

          (ii) a court renders a final decision finding that Developer has defaulted in the performance of a material obligation hereunder, and Developer does not deliver a notice of appeal to the appropriate parties within the applicable appeal period; or

          (iii) a court renders a final decision finding that Developer has defaulted in the performance of a material obligation hereunder and an appeal is perfected by Developer within the applicable appeal period, and a second court renders a final decision finding that Developer has defaulted in the performance of a material obligation hereunder.

     16.3 RIGHTS AND DUTIES AFTER OWNER'S TERMINATION. In the event that Owner shall terminate the engagement of Westfield pursuant to Section 16.1 (other than Section 16.1(b) or Section 16.1(d) ) or 16.2 hereof, the following shall be the respective rights and duties of Owner and Westfield with respect to all Sections of this Agreement that relate to the execution of the Project:

          (a) Owner may employ and pay another builder or other Person or Persons to carry out and complete the Project and such Person may enter upon the Development Site and may purchase all materials necessary for the execution and completion of the Project;

          (b) Westfield, if so required by Owner, shall assign to Owner or Owner's designee (without any further payment or consideration for such assignment) the benefit of any Contract or lease for the supply of materials, for the execution of any works or for the leasing of any equipment or machinery for the purposes of this Agreement, and Owner shall pay for any such materials, works or equipment supplied, executed or leased under any such Contract or lease after said termination the price fixed by such Contract or lease (excluding, however, any fees or profit components payable thereunder to Westfield or to a member of the Westfield Group), insofar as it has not been already paid by Westfield; PROVIDED, HOWEVER, that to the extent that Westfield shall have made any payment to the Contractor or lessor under any such Contract or lease with respect to which payment Owner has not made a corresponding progress payment to Westfield pursuant to Article 19, then as a condition to the assignment of such Contract or lease, Owner shall make such progress payment to Westfield (excluding, however, any fees or profit components payable to Westfield or its Affiliates);

          (c) Where Westfield is utilizing any equipment, machinery or appliances on the Development Site at the time of the termination of engagement and the continued presence on the Development Site of that equipment, machinery or appliance is reasonably necessary for the stability of the Project or for the continuity of progress of the Project, Westfield shall if so required by Owner's Representative permit that equipment, machinery or appliance to remain on the Development Site and to be used by any Persons employed by Owner to complete the Project for such time as is reasonably necessary having regard to the function which the equipment, machinery or appliance is performing in supporting the Project during construction or for the time which would be reasonably required to obtain substitute equipment, and where the equipment, machinery or appliance is on hire or lease to Westfield from a third party, Owner shall take an assignment of the contract of hire or lease pursuant to paragraph (b) above if Owner requires the equipment, machinery or appliance or if such assumption is required pursuant to the proviso of subparagraph
     (b) above (provided that such contract is assignable);

          (d) Westfield shall remove from the Development Site as and when required and within such reasonable time as Owner's Representative may in writing specify any temporary buildings, equipment, machinery appliance, goods or materials belonging to Westfield and if Westfield fails to do so, Owner, upon at least five (5) days' written notice to Westfield (or such longer period as may be reasonably required provided Westfield is diligently pursuing such removal), may remove and sell any such property of Westfield (without being responsible for any loss or damage) distributing the proceeds less all costs incurred in removing and selling such property of Westfield promptly to Westfield;

          (e) Until a Final Certificate has been issued with respect to the Project, Owner shall not be bound by any other provision of this Agreement to make any payment to Westfield in relation to the Project. Upon the issuance of the Final Certificate and the verification within a reasonable time of the accounts therefor (which includes the right for Westfield to audit the accounts and to inspect, survey and measure the Project), Owner's Representative shall certify the amount of expenses properly incurred by Owner to complete the Project after the termination of this Agreement pursuant to this Article, including the amount of any additional holding charges incurred by Owner as a result of such termination and also the amount of any loss or damage which Owner is able to demonstrate it has incurred as a result of the such termination. If (i) the total amount that would have been payable in accordance with this Agreement for the Development and construction of the Project had the engagement of Westfield not been terminated (for the purposes of this subsection, called the "total project cost") is less than the sum of (x) the amount certified by Owner's Representative pursuant to this subsection (subject to Westfield's audit right at its expense), plus (y) the moneys previously paid by Owner to Westfield pursuant to this Agreement for the Development and construction of the Project and (ii) the termination of Westfield's engagement is not based on Section 16.1(b) or Section 16.1(d), then the difference between the total project cost and such sum shall be paid on demand by Westfield to
     Owner.   In the event of a termination of Westfield's engagement under
     Section 16.1(b) or Section 16.1(d), Westfield shall be entitled to payment in accordance with Section 17.2. Any amount due to Owner pursuant to this subsection shall bear interest at that rate of interest which the lesser of (x) two (2) percentage points greater than the Prime Rate, or (y) the maximum rate permitted by law, from the due date of payment until the same is received.

          (f) Upon receipt of a written request from Owner, Westfield shall promptly deliver to Owner all design documentation in Westfield's possession relating to the Project, all Consents and certificates from Authorities, all job documents, all Project Documents and other records relevant to the Project in its possession or in the possession of any member of the Westfield Group, and all warranties and guaranties by any Contractor. Westfield shall assign to Owner its rights in the foregoing documentation to the extent such rights relate to the Center. Westfield also shall provide such additional information or documentation as Owner may reasonably require in order to cause the completion of the Project.

          (g) Owner and Westfield shall cooperate in a reasonable manner in order to minimize the additional costs which will be incurred by Owner in completing the Project as the result of such termination.

          (h) Notwithstanding any termination of this Agreement, the provisions of this Section 16.3 shall remain in full force and effect after any such termination and no such termination shall prejudice any right or remedy which a party has or, but for the termination of Westfield's appointment hereunder, might have had, for breach of this Agreement.


                                   ARTICLE 17

               SUSPENSION OF PROJECT AND TERMINATION OF ENGAGEMENT

     17.1 SUSPENSION OR TERMINATION BY WESTFIELD. Without prejudice to any other rights and remedies it may have, Westfield may suspend operations or terminate its engagement in relation to the Project if:

          (a)  Owner's Representative fails to issue a certificate under Section
     19.3 within five (5) days of the same becoming due, or Owner fails to issue any other certificate hereunder within ten (10) days of the same becoming due, provided however that Owner's Representative shall have first admitted in writing that such certificate should be issued or shall have disregarded a determination under Article 23 to the effect that the certificate should be issued;

          (b) Owner fails to pay any amount payable to Westfield pursuant to Articles 18 or 19 or any other amount due to Westfield under this Agreement within five (5) days of its becoming due for payment, PROVIDED, HOWEVER, that Owner shall have first admitted in writing that such amount is in fact due or shall have disregarded a determination under Article 23 to the effect that the amount should be paid (or that the applicable payment certificate should have been issued); or

          (c) the execution of any substantial portion of the Project is delayed for more than thirty (30) consecutive days by the failure of Owner to comply with Section 3.3 hereof and/or the failure by Owner to appoint a Person to act as Owner's Representative;

provided in any such event that Westfield shall have first given not less than twenty (20) days' prior notice in writing to Owner (an "Owner Default Notice"), which Owner Default Notice shall state Westfield's intention to so suspend the Project or terminate its engagement hereunder, unless Owner's failure specified in that notice is rectified within the period specified in the notice.

     Westfield shall have the right to terminate its engagement under this Agreement pursuant to this Section 17.1 based on Owner's default under this
Section 17.1 only if such default is determined to constitute an Owner Adjudicated Default as provided below. If Westfield believes that Owner has defaulted pursuant to this Section 17.1, and that such default remains uncured following the delivery of an Owner Default Notice and the expiration of any applicable cure period provided in this Section 17.1, then Westfield may deliver a written notice to Owner setting forth its intention to terminate its engagement under this Agreement pursuant to this Section (a "WESTFIELD TERMINATION NOTICE"). If Owner desires to contest such termination, then Owner shall so notify Westfield within ten (10) Business Days after receipt of the Westfield Termination Notice, and a senior officer of each party shall meet promptly and negotiate in good faith in order to resolve such dispute. If such senior officers are unable to resolve the dispute within thirty (30) days after Owner's receipt of the Westfield Termination Notice, then Owner may institute an action in the appropriate judicial forum within thirty (30) days thereafter to determine whether Owner has defaulted hereunder. An "OWNER ADJUDICATED DEFAULT" shall be deemed to have occurred if:

               (1) the parties' respective senior officers are unable to resolve such dispute and Owner does not institute a judicial proceeding within thirty (30) days after it's receipt of a Westfield Termination Notice;

               (2) a court renders a final decision finding that Owner has defaulted under this Section 17.1, and Owner does not deliver a notice of appeal to the appropriate parties within the applicable appeal period; or

               (3) a court renders a final decision finding that Owner has defaulted under this Section 17.1 and an appeal is perfected by Owner within the applicable appeal period, and a second court renders a final decision finding that Owner has defaulted under this Section 17.1.

     The foregoing provisions relating to termination of this Agreement shall not be deemed to limit Westfield's rights to suspend the Project in accordance with the terms hereof.

     17.2 RIGHTS AND DUTIES AFTER WESTFIELD'S TERMINATION. Upon a termination by Westfield of its engagement under this Article 17 or upon a termination of this Agreement under Section 16.1(b) or Section 16.1(d), Westfield shall with reasonable dispatch remove all of its equipment, plant and machinery from the Development Site and after taking into account amounts previously paid under this Agreement, Owner shall pay to Westfield the following several sums in relation to the Project:

          (a) The value of work executed and all other amounts due to Westfield under this Agreement in relation to the Project at the date of termination of employment, equal to the difference obtained by subtracting (i) all amounts previously paid to Westfield hereunder, from (ii) the product obtained by multiplying (x) the total amount of payments which would have been due to Westfield hereunder pursuant to Article 19 and any other provisions of this Agreement through the issuance of the Final Certificate under Section 22.3 had Westfield completed the Project, by (y) the percentage of the Project actually completed by Westfield;

          (b) The cost of materials or goods ordered for the Project and paid for or agreed to be paid for by Westfield (less any amounts previously paid to Westfield on account of such materials or goods), provided that where those materials or goods are in the possession of Westfield they shall be delivered to Owner with clear title (except for any applicable materialman's lien which shall be removed contemporaneously with such payment by Owner) at the time of payment by Owner, and where they are not in the possession of Westfield any payment made with respect to them by Owner shall be refunded by Westfield if they are not delivered to Owner with clear title (except for any applicable materialman's lien which shall be removed contemporaneously with such payment) promptly after payment therefor;

          (c) Any loss or damage caused to Westfield by the termination of its engagement to carry out the Project pursuant to this Article provided that such loss or damage shall be limited to:

               (i) Any loss of profit which Westfield is able to demonstrate relates to the part of the Project which has not been completed at the date of termination; and

               (ii) Any damage necessarily incurred by Westfield in respect of Contracts made in respect of the Project with persons other than Related Persons by reason of the termination.

Notwithstanding any termination of this Agreement, the provisions of this
Section 17.2 shall remain in full force and effect after any such termination and no such termination shall prejudice any right or remedy which a party has or, but for the termination of this Agreement, might have had, for breach of this Agreement.


                                   ARTICLE 18

                                FEES AND PAYMENTS

     18.1 PAYMENTS TO WESTFIELD. In consideration of Westfield designing and constructing the Project and providing the other services required of Westfield by this Agreement, Owner shall pay to Westfield at the times and in the manner hereinafter provided (a) an architectural and engineering fee equal to 10% of the final construction costs (as such final construction costs are set forth in the Approved Budget) (the "A&E Fee"), (b) a development fee equal to 5% of the final gross Project Price, excluding interest charges on any loans of Owner (the "Development Fee"), (c) the Project Price, and (d) any other sums payable to Westfield in accordance with the Approved Budget or otherwise under this Agreement.

     18.2 PAYMENT FOR GOODS PRIOR TO DELIVERY TO SITE. Where Westfield has purchased goods, materials or equipment (including goods, materials or equipment included in any Contract or other supply agreement) and the supplier or manufacturer thereof requires payment prior to delivery of any such goods, materials or equipment to the Development Site, then such goods, materials or equipment may be stored off-site until they are required for use or incorporation into the Project, and Owner will accept an allowance therefor in a progress payment subject to the following conditions:

          (a) any such goods, materials or equipment specifically manufactured for the Project are available for immediate delivery to the Development Site when required for use or incorporation into the Project, free and clear of any liens, charges or encumbrances;

          (b) full particulars of quantities and values of any such goods or materials shall be submitted by Westfield to Owner;

          (c) Owner is reasonably satisfied that any such goods, materials or equipment are properly stored, properly insured and properly protected in a place reasonably satisfactory to Owner;

          (d) any such goods, materials or equipment are clearly marked as the property of Owner and Owner receives reasonably satisfactory documentation of ownership; and

          (e) the storer or manufacturer of any such goods, materials or equipment acknowledges in writing to Owner that he is storing or manufacturing the goods, materials or equipment for and on behalf of Owner and will deliver the same on demand (or upon completion thereof) to Owner, subject to payment by Owner.

     18.3 MUNICIPAL CONTRIBUTIONS. Owner shall pay directly to any Authority all entitlement fees and other contributions required to be paid by Owner with respect to the Project as and when the relevant entitlement fees and contributions are required to be paid except that Westfield shall pay directly as part of the Project Price the customary fee for issuance of a building permit for the Project. Except as otherwise agreed to by Owner and Westfield as part of the Final Feasibility Study, the Project Price shall be deemed to include the amount of such entitlement fees and other contributions for purposes of calculating the Development Fee hereunder.

     18.4 LEASING FEES. In addition to all other amounts to be paid by Owner pursuant to this Agreement, Owner shall pay to Westfield the fees set forth in the Leasing Agreement for leasing services in connection with the initial leasing of the Lettable Area.

     18.5 PROLONGATION COSTS. If Westfield is granted an extension of time of the Date for Substantial Project Completion of the Project as a consequence of the occurrence of any Force Majeure Event under Section 7.2(a), (e), (f) or (i), the Project Price shall be increased by an amount which is equal to the amount of the extra costs and expenses which Westfield can reasonably demonstrate it has incurred as a direct result of the delay.

     18.6 PAYMENTS FOR ANCHOR STORE REVIEW AND COORDINATION. In consideration for undertaking the work described in Section 3.2(f), Westfield shall be entitled to payment for all costs (which costs shall, for purposes of employees of Westfield or any member of the Westfield Group providing services hereunder, be calculated at a rate of 2 times the hourly costs of such employees, calculated based on salary plus benefits and assuming a 40 hour work week, to the extent such employee is working specifically on the Project pursuant to the Approved Budget) incurred by it or by any third party under Westfield's supervision, PROVIDED that notwithstanding the foregoing, Westfield shall not be entitled to be reimbursed for any such costs incurred by it except to the extent set forth in the Approved Budget.


                                   ARTICLE 19

                           MANNER AND TIME OF PAYMENTS

     19.1 PROGRESS PAYMENTS. Westfield shall be entitled to claim and Owner, subject to the other applicable provisions of this Agreement (including, without limitation, the retention provisions set forth in Article 20), shall pay to Westfield the Project Price and any other sums payable to Westfield under
Article 18 (other than the Development Fee and the Leasing Fee) or otherwise under this Agreement by way of progressive monthly installments. With respect to the A&E Fee, Westfield shall be entitled to claim and Owner, subject to the other applicable provisions of this Agreement, shall pay to Westfield upon the commencement of construction of the Project a pro rata portion of the A&E Fee (calculated on the basis of the percentage of the architectural and engineering work that shall have been completed as of such date), with the remainder of the A&E Fee to be paid by way of progressive monthly installments as the remaining architectural and engineering work shall be completed.


     19.2 CLAIMS FOR PAYMENT. Westfield shall submit to Owner's Representative on a monthly basis a progress payment claim ("claim") which must be in a form reasonably acceptable to Owner and certified by an officer of Westfield to be accurate, true and correct in all material respects and which shall:

          (a) itemize the work completed (including work instructed by Owner under Article 4) or supplies delivered or expenditures made with respect to the Project during the immediately preceding calendar month;

          (b) set out the amount of the claim made with sufficient detail as to supplies, quantity, values and other expenses as would be reasonably necessary for Owner's Representative to review the accuracy of the claim;

          (c) set out the amounts to be retained by Owner, and the portion (if any) of amounts previously retained by Owner to be released to Westfield, each in accordance with Article 20;

          (d) set out the total amount of prior claims made, and the total amount paid to Westfield pursuant to such claims;

          (e) set out the percentage of the Project that has been completed as of the end of the immediately preceding calender month;

          (f) certify that: (1) all wages then due or payable to employees of Westfield engaged on the Project, (2) any payments then due or payable to any Contractors of Westfield or any other Persons then performing services in connection with the Project, and (3) any other items for which payment is then due and payable, have in each such case been paid to the extent Owner has paid all previous claims to Westfield, together with such supporting documentation, lien waivers, title endorsements (which title endorsements will be at Owner's cost) or releases as Owner may reasonably require; and

          (g) include any other sum payable by Owner to Westfield under this Agreement.

Westfield shall not be entitled to include in any claim any sum for work carried out, to be carried out or which is otherwise specified other than under the provisions of this Agreement.

     19.3 OWNER'S CERTIFICATE. Owner's Representative shall issue to Owner (with a copy to Westfield) within ten (10) days after the date of receipt of each claim by Owner's Representative a certificate that the whole of the amount mentioned in such claim (and if not the whole, then the applicable portion thereof) is reasonably payable for the work on the Project executed by Westfield during the period to which the claim relates. In the event that Owner's Representative is unable to certify the entire amount claimed for payment by Westfield in the relevant claim, then Owner's Representative shall notify Westfield and Owner within (10) days after the date of receipt of such claim, which notice shall specify Owner's Representative's reasons for failing to certify the entire amount claimed. If applicable, such notice also shall identify any additional information or documentation which Owner's Representative needs to review in order to certify the balance of the amount claimed for payment in the claim. Westfield may resubmit the claim, together with any additional information or documentation requested by Owner's Representative, in which case the procedures of this Section 19.3 shall apply once again. In the event that Westfield disputes Owner's Representative's failure to issue a payment certificate for the entire amount of any claim, then Westfield may submit the dispute for determination by an expert pursuant to the procedure provided in Article 23. Notwithstanding any provision to the contrary in this Agreement, Owner will not be obligated to pay to Westfield any amounts not certified by Owner's Representative pursuant to this Section 19.3, unless an expert has determined that such certificate should be issued pursuant to Article 23.

     19.4 PAYMENT BY OWNER. Claims certified by Owner's Representative pursuant to Section 19.3 shall be paid to Westfield within ten (10) days after the receipt by Owner of the certificate issued by Owner's Representative. Payments made by Owner to Westfield pursuant to this Section 19.4 shall be on account of the payments required to be made by Owner to Westfield pursuant to Section 18.1 hereof (other than the Development Fee and the fees payable under the Leasing Agreement). Neither payment by Owner nor possession of the work or materials for which such payment is made constitutes Owner's acceptance of defective work or waiver of subrogation.

     19.5 PAYMENT OF DEVELOPMENT FEE. The Development Fee shall be paid to Westfield as follows:

          (a) Thirty-three and one third percent (33 1/3%) within seven (7) days of the date of this Agreement;

          (b) Thirty-three and one third percent (33 1/3%) when Westfield has certified, and Owner's Representative has determined, that construction of the Project is 50% complete (it being acknowledged that if there is a dispute as to the foregoing, such dispute shall be resolved pursuant to the procedure provided in Article 23); and

          (c) Thirty-three and one third percent (33 1/3%) upon the Date of Substantial Project Completion.

     19.6 LIENS.

          (a) If any mechanic's lien, materialman's lien, or other lien is filed against the Project for work or labor performed or claimed to have been performed, or goods, materials or services furnished or claimed to have been furnished upon or with respect to the Project then subject to Westfield's right to contest such lien as provided in Section 19.6(b), Westfield shall discharge or cause the discharge of such lien within one hundred twenty (120) days thereafter, or such shorter period as Owner may reasonably specify in the event that Owner's interest in the Project (or the applicable portion thereof) would otherwise be subject to loss or damage if the lien were not removed within such shorter period. Any such lien may be discharged by payment, release, or posting of a bond or other similar assurance in an amount reasonably satisfactory to Owner, or Westfield shall obtain title insurance against the enforcement of such lien reasonably satisfactory to Owner. If such lien is discharged other than by recorded release, the same must be reasonably satisfactory in form and substance to Owner.

          (b) Westfield, at its sole cost and expense, may contest by appropriate legal proceedings, promptly initiated and diligently conducted in good faith, the amount, validity or application in whole or in part of any lien if the effect of such contest or proceedings completely stays any enforcement of the lien; provided that Westfield shall (i) provide Owner with such assurance and security reasonably satisfactory to Owner assuring Owner that no lien, charge, encumbrance, loss or damage of any kind whatsoever can or will affect Owner's interest in the Project as a result of Westfield's nonpayment or contest of any such lien, (ii) indemnify Owner and defend and hold Owner harmless from and against all liability, costs, claims, damages, interest, penalties and expenses in connection with or arising from such contest, and (iii) diligently prosecute such contest in good faith to a final determination.

          (c) Upon the written request of Westfield, Owner shall either join in such proceedings described in Section 19.6(b), or permit the same to be brought in its name by Westfield, but in all cases at the sole cost and expense of Westfield. Owner shall not be responsible for or subjected to any liability for the payment of any costs, expenses, charges or other amounts of any kind whatsoever in connection with any such proceedings, and Westfield shall indemnify, defend and hold Owner harmless from any and all such costs, expenses, charges, amounts and liabilities arising out of such proceedings.

                                   ARTICLE 20

                                    SECURITY

     20.1 RETENTION FUND. Notwithstanding anything to the contrary contained herein, Owner may withhold as a retention fund against defects and other faults and as security for the due observance and performance by Westfield of its duties and obligations hereunder an amount equal to ten percent (10%) of the first fifty percent (50%) of the construction costs (the "Retention Fund") which would otherwise be payable to Westfield under this Agreement except that no such retention shall be held on purchase orders for goods, materials and equipment.

     20.2 SUBSTITUTION OF LETTER OF CREDIT. If Westfield delivers to Owner an irrevocable letter of credit, reasonably satisfactory in form and substance to Owner in its sole discretion, from a bank or other financial institution approved by Owner in its sole discretion pursuant to which such bank or financial institution agrees to pay to Owner immediately on receipt of a demand from Owner any amount or amounts which Owner would from time to time be entitled to apply from the Retention Fund, such irrevocable letter of credit shall be effective as security in lieu of the Retention Fund and Owner shall not be entitled to withhold any costs of the Project pursuant to Section 20.1 up to the amount of the letter of credit. If Westfield delivers such a letter of credit to Owner, Owner will be entitled to draw on such letter of credit (a) if Westfield has not delivered a replacement letter of credit otherwise complying with the terms of this Section 20.2 on or before the date which is 30 days prior to the expiration date of the then current letter of credit or (b) if Owner would be entitled to apply funds held in the Retention Fund in accordance with
Section 20.3 below. Upon delivery of a letter of credit in compliance with this Section, Owner shall pay to Westfield the amount of the Retention Fund then held by Owner up to the amount of the letter of credit.

     20.3 APPLICATION OF SECURITY. Owner shall have the right to apply or have recourse to any security provided pursuant to this Article in:

          (a) remedying any defects or faults which have not been rectified by Westfield in the manner and time required pursuant to Section 13.1; or

          (b) in any of the circumstances described in Section 16.1 (other than Section 16.1(b)) or Section 16.2 of this Agreement and if the employment of Westfield is terminated thereunder.

Upon any such application of a portion of the Retention Fund, Owner shall have the right to retain from future payments to Westfield of the Project Price the amounts necessary to replenish the Retention Fund to the level required pursuant to Section 20.1.

     20.4 RELEASE OF SECURITY. The Retention Fund or any letter of credit delivered to Owner in substitution therefor shall be held by Owner and shall be maintained effective until the first anniversary of the Date of Substantial Project Completion whereupon Owner shall pay to Westfield any part of the Retention Fund which has not been applied to remedy any defects or released under Section 20.2 and shall release any letter of credit given under Section
20.2 except in respect of any amounts for which a demand has been made and has not been satisfied, provided that as and from six months after the Date of Substantial Project Completion the amount of the Retention Fund or the Letter of Credit shall be reduced to an amount equal to two and one-half per cent (2.5%) of the Project Price (which remaining balance shall be released on the first anniversary of the Date of Substantial Completion of the Project).


                                   ARTICLE 21

                   SUBSTANTIAL PROJECT COMPLETION/SUBSTANTIAL
                                 STAGE COMPLETION

     21.1 NOTICE OF SUBSTANTIAL PROJECT COMPLETION. When Westfield believes that the Project has reached Substantial Project Completion it shall give written notice to Owner's Representative to that effect together with a list of any punch list items requiring completion known to Westfield (without any obligation to inspect).

     21.2 INSPECTION; CERTIFICATION OF SUBSTANTIAL PROJECT COMPLETION. Owner's Representative shall within fifteen (15) days after receiving a notice under
Section 21.1 arrange for a joint inspection of the Project with the Westfield Representative. Within ten (10) days after the completion of such inspection, Owner's Representative shall:

          (a) agree with the notice and certify to Westfield that the Project has achieved Substantial Project Completion, as of the date of the delivery of Westfield's notice under Section 21.1.

          (b) give written notice to Westfield of any work which Owner's Representative reasonably considers should be undertaken by Westfield in order to have the Project reach Substantial Project Completion. It is acknowledged that in determining whether work is required in order to bring the Project to Substantial Project Completion for the purposes of this Section 21.2, without limiting Westfield's obligations under Section 13, the Owner's Representative shall not take into account any defects which do not prevent the Project from being substantially complete or reasonably fit for use or occupation.

     21.3 REINSPECTION. When Westfield believes it has rectified the defects of which it has been notified under Section 21.2(b), it shall give written notice to Owner's Representative to that effect, and subject to the provisions of
Section 23.8, the provisions of Section 21.2 shall reapply until Owner's Representative issues a certificate of Substantial Project Completion under
Section 21.2(a).

     21.4 DEEMED SUBSTANTIAL PROJECT COMPLETION. If Owner's Representative does not arrange for a joint inspection under Section 21.2 within fifteen (15) days after receipt of any inspection request from Westfield, or fails to issue a notice under Section 21.2(b) within ten (10) days after the completion of any joint inspection, then the Project shall be deemed to have reached the stage of Substantial Project Completion as of the date of the delivery of Westfield's notice pursuant to Section 21.1 or 21.3, as applicable. Notwithstanding the foregoing, the provisions of this Section 21.4 shall not apply in the event that Owner shall have used its good faith efforts to arrange an inspection of the Project but shall have been unable to do so due to the failure of Westfield to reasonably cooperate.

     21.5 PUNCHLIST. Together with or promptly after Owner's certification of Substantial Project Completion under Section 21.2(a), Owner shall issue to Westfield a list of those defects or unfinished items in the Project ("punchlist items") which do not prevent the Project from achieving Substantial Project Completion, but which Westfield is required to rectify under the provisions of this Agreement and Owner shall set a timetable for the completion of all work necessary to remedy those punchlist items. The provision of any such list of punchlist items shall not prejudice Owner's rights during the Warranty Period pursuant to Article 13.

     21.6 SUBSTANTIAL STAGE COMPLETION.

          (a) Any part of the Project designated as a Stage by Owner shall be handed over to Owner in accordance with this Section 21.6.

          (b) Upon handover by Westfield to Owner (or to an Occupant) of any Stage of the Project referred to in Section 21.6(a), Occupants and any Persons authorized by Owner shall have such timely and cost-effective access through the

     Development Site or any part thereof remaining under the control of Westfield as is reasonably necessary to enable them to use that Stage or the parts thereof handed over for construction of Occupant's Improvements or occupancy (or for other purposes as may be reasonably designated by Owner).

          (c) The procedure for the handover of a Stage of the Project from Westfield to Owner shall be as follows:

              (i) Westfield shall issue to Owner's Representative a written notice identifying that Stage of the Project which Westfield considers is substantially completed and ready for handover to Owner, together with a list of any punchlist items requiring completion in such Stage known to Westfield (without any obligation to inspect), which Westfield believes should not prevent such Stage from achieving Substantial Stage Completion.

             (ii) Within fifteen (15) days after the receipt by Owner's Representative of a notice from Westfield as referred to in paragraph
          (c)(i), Owner's Representative shall arrange for a joint inspection of such Stage with the Westfield Representative and a representative of any relevant Occupant. Within ten (10) days after that inspection Owner's Representative shall:

               (1) issue to Westfield a written notice that Owner accepts handover of the Stage of the Project referred to in Westfield's notice, and that Substantial Stage Completion with respect to that Stage has been achieved as of the date of the delivery of Westfield's notice under Section 21.6(c)(i); or

               (2) give written notice to Westfield of any work which Owner's Representative reasonably considers should be undertaken by Westfield in order to have the Stage reach Substantial Stage Completion. It is acknowledged that in determining whether work is required in order to bring any Stage to Substantial Stage Completion for the purposes of this Section 21.6(c)(ii)(2), without limiting Westfield's obligations under Section 13, the Owner's Representative shall not take into account any defects which do not prevent the Project from being substantially complete or reasonably fit for use or occupation.

            (iii) When Westfield believes it has rectified the defects of which it has been notified under subparagraph (c)(ii)(2) of this
          Section 21.6, it shall issue to Owner's Representative a further notice, which notice shall be deemed to be a notice under paragraph
          (c)(i) and thereupon, subject to the provisions of Section 23.8, the provisions of paragraph (c)(ii) shall reapply until Owner's

          Representative issues a notice of Substantial Stage Completion of the applicable Stage under Section 21.6(c)(ii)(1).

             (iv) Should Owner's Representative fail to arrange for a joint inspection under Section 21.6(c)(ii) within the fifteen (15) day period referred to in that paragraph, or fail to issue any notice under Section 21.6(c)(ii) within the ten (10) day period referred to therein, then Owner shall be deemed to have accepted the Stage of the Project specified in the notice issued by Westfield and such stage shall be deemed to have achieved Substantial Stage Completion as of the date of the delivery of Westfield's notice under Section 21.6(c)(i). Notwithstanding the foregoing, the provisions of this
          Section 21.6(c)(iv) shall not apply in the event that Owner shall have used its good faith efforts to arrange an inspection of the applicable Stage of the Project but shall have been unable to do so due to the failure of Westfield to reasonably cooperate.

          (d) The acceptance by Owner from Westfield of the handover of any Stage of the Project pursuant to the provisions of Section(c)(ii)(1) shall not be deemed to be Substantial Project Completion of the Project, nor any part of the Project other than the applicable Stage.

          (e) Together with or promptly after Owner's certification of Substantial Stage Completion of any Stage under Section 21.6(c)(ii)(1), Owner's Representative shall issue to Westfield a list of those defects or unfinished items in any Stage (collectively, "punchlist items") which do not prevent the Stage from achieving Substantial Stage Completion but which Westfield is required to rectify under the provisions of this Agreement and Owner shall set a timetable for the completion of all work necessary to remedy those punchlist items. The provision of a list of punchlist items under this Section shall not preclude Owner's rights during the Warranty Period pursuant to Article 13. Following acceptance by Owner of the handover of any Stage of the Project pursuant to the provisions of Section 21.6(c)(ii)(1) Owner shall reimburse to Westfield the reasonable costs incurred by Westfield in repairing any injury or damage to any property located therein and to the Stage or Stages of the Project handed over to Owner where the injury or damage is caused by the occupation of that Stage or those Stages of the Project by Owner or an Occupant.

     21.7 LIQUIDATED DAMAGES. If Westfield fails to achieve Substantial Project Completion by the Date for Substantial Project Completion (as such date may be extended or brought forward from time to time pursuant to Article 7), then Westfield shall pay or allow to Owner by way of liquidated damages the sum designated in the Construction Schedule for each day which elapses between the Date for Substantial

Project Completion and the Date of Substantial Project Completion. Notwithstanding the foregoing, any period of time greater than five (5) days between the delivery of a completion notice by Westfield under Section 21.1 or
21.3 and the actual date of the applicable joint inspection shall be excluded from the calculation of liquidated damages with respect to Substantial Project Completion, unless such delay was caused by the failure of Westfield or an Affiliate of Westfield to cooperate in the inspection of the Project. The parties acknowledge and agree that the actual damages that would be suffered by Owner upon the failure of Westfield to achieve Substantial Project Completion by the Date for Substantial Project Completion would be extremely difficult or impossible to ascertain, and that the liquidated damages referred to in this Section are a genuine and reasonable estimate of the financial losses which will result to Owner if Westfield fails to achieve Substantial Project Completion by the Date for Substantial Project Completion.


                                   ARTICLE 22

                      FINAL STATEMENT AND FINAL CERTIFICATE

     22.1 WESTFIELD'S FINAL STATEMENT. As soon as practicable but not before the first anniversary of the Date of Substantial Project Completion, or the expiration of the Warranty Period for any Remedial Work performed by Westfield under Article 13 prior to such anniversary, Westfield shall submit to Owner's Representative a Final Statement which shall specify in detail:

          (a)  the Project Price as adjusted under this Agreement;

          (b) the total of all amounts paid to or at the direction of Westfield pursuant to this Agreement; and

          (c) the balance of the Project Price and any other amounts due to Westfield pursuant to this Agreement.

     22.2 REQUESTS FOR FURTHER INFORMATION. Owner's Representative may within twenty (20) days after its receipt of Westfield's Final Statement request in good faith further information necessary to enable Owner's Representative to substantiate Westfield's claim.

     22.3 OWNER'S FINAL CERTIFICATE. Owner's Representative shall issue to Westfield a Final Certificate and a statement showing the difference (if any) between the amount included in the Final Statement submitted by Westfield under
Section 22.1(c) and the amount of the Final Certificate within ten (10) days of the last to occur of the following:

          (a)  the receipt by Owner's Representative of the Final Statement;

          (b) the receipt of any further information requested by Owner's Representative under Section 22.2;

          (c) the receipt by Owner of copies of all warranties, certificates, records, drawings and other documents to be provided to Owner under this Agreement, including, without limitation, the documents referenced in
     Section 24.2;

          (d) Owner's receipt from Westfield of evidence of Westfield's compliance with Article 26;

          (e) Westfield having remedied any defects or faults under Article 13 discovered prior to the first anniversary of the Date of Substantial Completion and completed all punchlist items under Section 21.5;

          (f) Westfield's delivery to Owner of a certification that all wages then due to Westfield's employees and Contractors engaged on the Project have been paid, accompanied by lien waivers and/or releases from liens and claims for payment from all Contractors in a form reasonably satisfactory to Owner, subject to Section 19.6; and

          (g) the receipt by Owner of a permanent certificate of occupancy for the Project and all other Consents necessary for the Project, duly issued by all Authorities having jurisdiction.

Any dispute between Owner and Westfield as to the amount set forth in the Final Certificate shall be resolved by expert arbitration pursuant to Article 23.

     22.4 PAYMENT TO OWNER. If the final balance in the Final Certificate shows an amount due by Westfield to Owner, Westfield shall within ten (10) days after delivery to Westfield of the Final Certificate pay to Owner the amount due.

     22.5 PAYMENT TO WESTFIELD. If the final balance in the Final Certificate shows an amount due by Owner to Westfield, Owner shall within ten (10) days after delivery to Westfield of the Final Certificate pay that amount to Westfield.

     22.6 NO ADMISSION BY OWNER. The issuance of a Final Certificate shall be conclusive only as to the matters certified and shall not constitute an admission by Owner in relation to other matters including any admission that the Project conforms in all respects with the requirements of this Agreement nor shall it prejudice any claim which Owner may have against Westfield.


                                   ARTICLE 23

                    DETERMINATION OF DISPUTES OR DIFFERENCES

     23.1 NEGOTIATED RESOLUTION; LITIGATION. If a dispute or difference arises between Westfield and Owner either during the progress of the Project or after the termination, abandonment or breach of this Agreement, as to the construction of this Agreement or as to any matter or thing whatsoever arising under or in connection with this Agreement or the Development or construction of the Project, including any termination hereof or Owner's issue or failure to issue any certification, approval, order or direction hereunder with respect to any matter or thing, then either party shall promptly notify the other party of the dispute or difference. If the parties fail to resolve the dispute or difference within ten (10) days after delivery of such notice, each party shall within a further five (5) days nominate a representative to meet at a mutually convenient location. If the representatives are unable to resolve the dispute to the mutual satisfaction of the parties within ten (10) days after such nominations, then subject to Sections 23.2 and 23.3, either party shall have the right to pursue the resolution of the dispute or difference by litigation.

     23.2 REFERRAL OF DISPUTE TO EXPERT BY BOTH PARTIES. If within the ten (10) day period following the commencement of the representatives' meeting, the representatives are unable to resolve the dispute and the representatives agree that resolution of the dispute or difference may be resolved by an expert, then the representatives shall cause a resolution to that effect signed by each of the representatives to be sent to the parties to this Agreement, and the execution by the representatives of that resolution shall constitute a binding agreement by each of the parties not to proceed to litigation with respect to the dispute or difference.

     23.3 REFERRAL OF DISPUTE TO EXPERT BY SINGLE PARTY. If a dispute or difference arises between Owner and Westfield hereunder:

          (a) relating to the determination of the sum of a monetary entitlement and any finding of fact necessary to that determination, including the cost or timing consequences of any Change Order or Proposed Change Order the achievement of a designated level of construction of the Project, the amount of any progress payment to be paid by Owner or the amount set forth on the Final Certificate; or

          (b) relating to the interpretation of the Plans and Specifications, the comparison of any work performed to the Plans and Specifications, or any technical aspects of the construction of the Project; or

          (c) relating to the determination of defects in the Project requiring Remedial Work by Westfield pursuant to Section 13.1; or

          (d) relating to the satisfaction of the applicable requirements for Owner's certification of Substantial Stage Completion, Substantial Project Completion or Final Completion, or for Owner's release of any portion of the retention pursuant to Section 20.4; or

          (e) relating to the satisfaction of the applicable requirements for the issuance of any certificate of payment pursuant to Section 19.3, or any other dispute with respect to Owner's obligation to make any payments pursuant to Article 18 or Article 19; or

          (f) relating to the insurance coverage maintained by Westfield or the Subcontractors pursuant to Article 14 or Article 15; or

          (g) the determination of the appropriate time consequences of any Change Order, Proposed Change Order or Acceleration Direction, or the determination of appropriate time periods hereunder, including without limitation time periods with respect to any construction delay or Owner's exercise of its review or approval rights hereunder;

then, if any such dispute or difference is not resolved by the parties within ten (10) days after the delivery of a dispute notice by either party to the other, then Westfield or Owner may by delivering a written notice to the other elect to refer the dispute or difference to an expert for resolution under this Article without the agreement of the other party. The finding of the expert with respect to any dispute or difference referred to expert arbitration pursuant to Section 23.2 or this Section 23.3 shall be binding upon Westfield and Owner and shall not be appealable.

     23.4 SELECTION OF EXPERT.  If a resolution delivered pursuant to Section
23.2 or a notice delivered pursuant to Section 23.3 provides for the appointment of an expert to review and report on a dispute or difference, then the parties shall mutually agree upon an expert within a period of ten (10) days after the delivery of the notice under Sections 23.2 or 23.3. If the parties cannot agree on an expert, Owner shall prepare a list of five proposed experts and Westfield shall select one of the persons on such list within ten (10) days after Westfield's receipt thereof. Any expert proposed or selected shall not be a Related Person or employee of Owner, shall be unbiased and shall have at least ten (10) years appropriate experience in the development and construction of regional shopping centers in the United States.

     23.5 EXPERT'S INQUIRIES AND INVESTIGATIONS. The expert nominated pursuant to Section 23.4:

          (a) shall be entitled to rely on such expert's own expertise to initiate any inquiries or investigations which such expert considers necessary or desirable for the purposes of properly investigating the issue in dispute; and

          (b) shall determine and inform the parties of a time not later than ten (10) days after such expert's appointment for the setting of a timetable for the presentation by each of the parties of their respective views on the issue in dispute.

     23.6 PARTIES' RIGHT TO CROSS-EXAMINE. At any presentation conducted by the expert each party shall be given an equal opportunity by way of reply to comment on or cross-examine the submissions made by the other party. The expert shall determine the procedures to be followed.

     23.7 EXPERT'S FINDING. The expert shall issue a finding on the issue in dispute with written reasons as promptly as possible but in any event within fifteen (15) days after the close of the presentations referred to in Section 23.6.

     23.8 EXPERT'S CERTIFICATION OF COMPLETION. If the dispute referred to the expert is a dispute under Section 21.2 or Section 21.6(c)(ii) the expert shall, in addition to making a finding on any other issue referred, make a finding as to whether Substantial Project Completion or Substantial Stage Completion has been achieved and the expert shall, as part of the finding, issue such notice or certificate as such expert considers appropriate and that notice or certificate shall be deemed, for all purposes of this Agreement, to be a certificate of Substantial Project Completion or Substantial Stage Completion, as the case may be, issued by Owner's Representative.

     23.9 PARTIES' COOPERATION. Owner and Westfield shall each make available to the expert any documents and provide any other assistance which the expert may require, including access to their respective staff, agents or consultants to assist the expert in resolving any dispute within the ambit of this Article.

     23.10 COSTS OF EXPERT. The fees for and all costs, expenses and disbursements incurred by any expert appointed hereunder shall be paid in equal shares by Westfield and Owner.

     23.11 BINDING EFFECT. The finding of the expert shall be binding on both parties.

     23.12 OTHER RIGHTS AND OBLIGATIONS NOT AFFECTED. If a dispute arises as to the entitlement of Westfield to part only of any sums claimed by Westfield or part only of an extension of time claimed by Westfield, then Owner shall pay to Westfield any sum or grant to Westfield any time extension not disputed by Owner. Notwithstanding the existence of a dispute, each party shall continue to perform its respective other obligations under this Agreement, including Owner's obligation to make progress payments pursuant to Article 19. Any right contained in this Agreement on the part of Westfield to suspend work or terminate this Agreement shall be subject to the resolution of the dispute pursuant to this Article 23.


                                   ARTICLE 24

                              PROJECT DOCUMENTATION

     24.1 DESIGN DOCUMENTS. Westfield will in the development and execution of the design for the Project prepare such plans and specifications (in addition to the Plans and Specifications referred to in Schedule II), working drawings and other usual design documents (collectively, the "design documents") as are necessary or desirable to carry out the development and execution of the Project. Copies of the design documents will be provided to Owner's Representative for Owner's review and reasonable approval as soon as reasonably practicable after their preparation. Owner's approval, however, shall not be required to the extent that the design documents are in every material sense, including quality requirements, in conformity with or a logical evolution from the design intent of the Plans and Specifications (taking into account Owner's previous requirements for such design documents). In the event that any component of such design documents is inconsistent with or not a logical evolution from the design intent of the Plans and Specifications, then such component shall be subject to Owner's reasonable approval. Owner's approval or rejection of any such component of the design documents shall be given in writing by Owner not later than the end of the review period reasonably specified by Westfield in its submission of such design documents (the "specified period"), which will in no event be less than ten (10) days after Owner's receipt thereof. If within the specified period after the receipt of any design documents Owner's Representative notifies Westfield that it is not practicable for Owner to respond within the specified period and fixes a reasonable period within which Owner's review will be completed, then the review period shall be the period specified by Owner's Representative after receipt by Owner's Representative of copies of the design documents. If Owner has not notified Westfield of its rejection or acceptance of any of the design documents within the specified period or the reasonable period nominated by Owner's Representative (as the case may be), then the applicable design documents shall be deemed to be approved by Owner.

     24.2 FINAL PLANS AND SPECIFICATIONS. Within six (6) months after the Date of Substantial Project Completion, Westfield shall prepare and deliver to Owner copies of the final plans and Specifications for the Project, which shall include copies of all as-built drawings received by Westfield from its Contractors in the normal course of business. Promptly after the Date of Substantial Completion, Westfield shall deliver to Owner original comprehensive maintenance and operating manuals in form and content reasonably acceptable to Owner relating to the operation and maintenance of all equipment installed in the Project.

     24.3 PROJECT MEETINGS. Throughout the course of construction of the Project, Westfield shall convene project meetings to be held at the Development Site (or at such other location as may be mutually agreed) at least once each month (or more frequently if requested by Westfield) at a time mutually acceptable to all parties entitled to attend, and for this purpose shall provide advance written notice to Owner's Representative of the time and location of such project meeting, and Owner's Representative shall be entitled to attend such project meetings. Westfield shall cause the appropriate experienced representatives to attend all such project meetings.

     24.4 MONTHLY PROGRESS REPORTS. Westfield shall provide to Owner at least once a month a progress report on the design and construction of the Project in form and content reasonably satisfactory to Owner which report shall contain the information specified in SCHEDULE V.

                                   ARTICLE 25

                     ASSIGNMENT OF WARRANTIES AND GUARANTEES

     Westfield shall if so required by Owner assign to Owner the benefit of any guarantees and warranties procured in the course of the construction of the Project. If the benefit of any such guarantees or warranties cannot be assigned, the same shall be held in trust by Westfield for Owner after the date of receipt of the Final Certificate, and Westfield shall if so required by Owner and subject to the provisions of this Agreement, at Owner's cost, enforce those guarantees and warranties for the benefit of Owner. The provisions of this
Article 25 shall survive any termination of this Agreement.


                                   ARTICLE 26

                            CERTIFICATE OF COMPLIANCE

     26.1 PRELIMINARY CERTIFICATES. Westfield shall use its diligent, good faith efforts to obtain all relevant Consents and certificates of compliance (including certificates of occupancy, where applicable) issuable by relevant Authorities in connection with the construction and right of occupation of the Project and shall give access to the Development Site to any Authority for that purpose, and all costs and fees associated with obtaining such certificates shall be included in the Project Price. Owner acknowledges that for the purpose of achieving Substantial Project Completion, Westfield shall be required to obtain only a temporary certificate of occupancy from the relevant Authority covering all applicable portions of the Project excluding any portions of Leasable Areas with respect to which Westfield is not responsible for the construction of the Occupant's Improvements.

     26.2 FINAL CERTIFICATES. As a condition precedent to the issuance of a Final Certificate for the Project Westfield shall deliver to Owner a final unconditional certificate of occupancy and, to the extent that such certificates can reasonably be obtained, a certificate from each consultant engaged by it for the Project certifying that each relevant part or parts of the Project for which that consultant has provided professional services, conforms in all material respects with the applicable requirements of this Agreement.

                                   ARTICLE 27

                                    INTEREST

     Where the whole or any part of a claim made by Westfield under, and certified where necessary pursuant to, Article 18, 19 or 22 hereof is not paid to Westfield by Owner when due, then in addition to all other rights and remedies of Westfield hereunder, at law or in equity, Owner shall pay to Westfield in respect of each day during which the whole or part of such claim remains unpaid, interest on the unpaid amount of such claim (or where such claim has been referred for determination under Article 23, interest on the unpaid portion of the amount determined payable thereunder) at the rate which is the lesser of (i) two (2%) per annum over the Prime Rate or (ii) the maximum rate permitted by applicable law, such payment to be made no later than the Date of Substantial Project Completion or, with respect to payments pursuant to Article 22, upon Final Completion of the Project.


                                   ARTICLE 28

                                     NOTICES

     28.1 IN WRITING; ADDRESS. All notices, demands, requests, consents, reports, submissions, deliveries and other communications provided for in this Agreement (collectively, "Notices") shall be in writing, shall be given a method prescribed in Section 28.2, and shall be given to the applicable party at the address set forth below.

     If to Owner as follows:

     [Owner]
     c/o CenterMark Properties, Inc.
     11601 Wilshire Blvd.
     12th Floor
     Los Angeles, CA  90025
     Attn:  President
     Fax:  310-444-4071

     If to Westfield:

     [Westfield Corporation, Inc.]
     11601 Wilshire Blvd.
     12th Floor
     Los Angeles, CA  90025
     Attn:  Executive Director
     Fax:  310-444-9071

Westfield or Owner may change the address to which Notices are to be delivered hereunder by giving written notice thereof to Owner or Westfield, as applicable.

     28.2 METHODS. Any Notice may be delivered by United States certified mail, return, receipt requested, postage prepaid, or by hand delivered or nationally recognized overnight courier which maintains evidence of receipt or by facsimile transmission (with confirmed receipt). All Notices shall be deemed effective when received by all applicable parties at the addresses set forth above (as such addresses may be changed as provided in Section 28.1). Notwithstanding the foregoing, no Notice shall be deemed ineffective because of any party's refusal to accept delivery at the address specified for the giving of such notice in accordance herewith.

     28.3 RESPONSE PERIOD. Any Notice which is intended to initiate a response period provided in this Agreement must specifically reference such response period in order to effectively initiate such response period.


                                   ARTICLE 29

                                OWNER'S GUARANTEE

     Owner's obligations under this Agreement have been guaranteed by CenterMark Properties Inc., a Missouri corporation, pursuant to a certain Guaranty Agreement of even date herewith.

                                   ARTICLE 30

                                  GOVERNING LAW

     This Agreement shall be constructed and take effect in accordance with and the obligations of the parties hereto shall be governed by the laws of the State of New York.


                                   ARTICLE 31

                             CAPACITY AND AUTHORITY

     Each party to this Agreement warrants to each other party hereto that it has the capacity, and has obtained all necessary authorizations and passed all necessary resolutions required, to enter into this Agreement, and has validity executed and delivered this Agreement.


                                   ARTICLE 32

                                   ASSUMPTION

     In the event that Owner sells or transfers the Center prior to the Date of Substantial Project Completion (the "Sale Interest"), then Owner shall cause the transferee of the Sale Interest to execute an agreement with Westfield, whereby the transferee assumes and becomes bound by the obligations of Owner arising subsequent to the date of such sale, and becomes entitled to the rights of Owner under this Agreement, to the extent of the Sale Interest. If requested by Westfield, Owner shall also cause the transferee to furnish a guarantee to Westfield with respect to the transferee's obligations hereunder from an entity with a net worth reasonably satisfactory to Westfield. Upon compliance by the transferor and the transferee with the provisions of this Article 32, Owner and any guarantor of Owner's obligations hereunder shall be released with respect to obligations and liabilities arising under this Agreement from and after the effective date of such transfer, to the extent of the Sale Interest. This provision shall not apply to the mortgage or pledge of Owner's interest under this Agreement or to the foreclosure of or other realization upon any such mortgage or pledge.

                                   ARTICLE 33

                     OWNER'S REPRESENTATIONS AND WARRANTIES

     Owner represents and warrants as at the date of this Agreement that:

               (i)   it is a [                 ] duly organized, incorporated
          and in good standing under all applicable Legal Requirements and has all requisite power and authority to enter into and observe its obligations under this Agreement;

               (ii) it has and will continue to have or have available to it during the term of this Agreement, the financial capacity necessary to comply with its obligations under this Agreement;

               (iii) it has in full force and effect all authorizations necessary to enter into this Agreement and to perform its obligations under this Agreement and allow them to be enforced;

               (iv) its warranties and obligations contained in this Agreement as at the date of this Agreement are valid and binding on it;

               (v) it is not, in relation to the performance of its obligations under this Agreement, in material default under any Legal Requirement (whether or not at law or in equity) or other obligation (including any contractual or fiduciary obligation);


                                   ARTICLE 34

                                     GENERAL

     34.1 FURTHER ASSURANCES. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each party agrees to execute and deliver such additional documents and instruments, and to perform such additional acts as may be necessary or reasonably appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

     34.2 CONSENT TO JURISDICTION.

     (a) Except with respect to those disputes to be resolved by expert arbitration as provided in Article 23, each party submits to the non-exclusive jurisdiction of the courts of the State of New York. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

     (b) Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices and in the manner prescribed therefor under Article 28.

     34.3 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require. Words importing the singular shall be deemed to embrace the plural and vice versa.

     34.4 REFERENCES TO THIS AGREEMENT. All references to numbered or lettered Articles, Sections, paragraphs and sub-paragraphs herein contained refer to the Articles, Sections, paragraphs and sub-paragraphs of this Agreement unless otherwise expressly stated.

     34.5 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     34.6 BINDING EFFECT. Except as herein otherwise expressly provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

     34.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

     34.8 AMENDMENTS. This Agreement may not be amended, altered or modified except by a written instrument signed by each of the parties hereto.

     34.9 SEVERABILITY. Every provision of this Agreement is hereby declared to be independent of, and separable from, every other provision of this Agreement. To the extent any such provision shall be held to be invalid or unenforceable, such provision shall be deemed not to exist in this Agreement and any such holding shall be without effect upon the validity or enforceability of any other provision of this Agreement. It is the intention of the parties hereto that, in lieu of each provision of this Agreement which is determined to be invalid or unenforceable, there shall be added, as part of this Agreement, such an alternative clause or provision as may be valid or enforceable but otherwise as close to the applicable original provision as possible.

     34.10 WAIVER. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Failure on the part of any party to complain of any act of any other party, or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

     34.11 NO THIRD PARTY BENEFICIARY. This Agreement is made for the exclusive benefit of the parties hereto, their executors, administrators, successors and assigns herein permitted (including, without limitation, persons taking by novation or accession) and except as otherwise expressly provided not for any third party as a third party beneficiary or otherwise. Except as otherwise specifically provided, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, their executors, administrators, successors and assigns herein permitted, any rights or remedies by reason of this Agreement.

     34.12 INDEMNITIES.

     (a) Westfield hereby agrees to indemnify, defend and protect Owner and its officers, directors and managers (each such person collectively called "the indemnified parties" for the purposes of this Section 34.12(a)) against all claims, losses, causes of action, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the indemnified parties by reason of any claim or demand being made upon or any action taken against the indemnified parties arising directly out of (i) any willful misconduct or negligent or fraudulent act by Westfield, any Affiliate of Westfield, or (ii) any lien or similar right against all or any portion of the Land, the Center or the Project (or any supplies, materials or equipment incorporated into the Project) which may be filed in connection with the Project, provided that Owner shall have paid to Westfield the applicable progress payments (or portions thereof) to which such lien or similar right relates. The indemnified parties shall, in good faith, endeavor to notify Westfield in writing as to every such claim, demand or action against the indemnified parties within ten (10) days after they becomes aware that such claim or demand has been made or such action has been taken, provided, however, that failure to notify

Westfield does not limit Westfield's liability under this Section 34.12(a) to the extent such failure does not adversely affect Westfield's rights with respect to such claim.

     (b) Owner hereby agrees to indemnify, defend and protect Westfield and each of its respective officers, directors and managers (each such person collectively called "the indemnified parties" for the purposes of this Section 34.12(b)), and hold each of the indemnified parties harmless against all claims, losses, causes of action, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the indemnified parties by reason of any claim or demand being made upon or any action taken against the indemnified parties arising directly out of (i) any willful misconduct or negligent or fraudulent act by Owner, except to the extent a member of the Westfield Group is responsible for such willful misconduct or negligence or fraud of Owner, or (ii) any act taken or omission made by Westfield in the performance of its obligations hereunder, provided that such act or omission was not the result of the negligence or willful misconduct or fraudulent act of Westfield or its Affiliate. The indemnified parties shall, in good faith, endeavor to notify Owner in writing as to every such claim, demand or action against the indemnified parties within ten (10) days after they become aware that such claim or demand has been made or such action has been taken, PROVIDED, HOWEVER, that a good faith failure to notify Owner does not limit Owner's liability under this
Section 34.12(b) to the extent such failure does not adversely affect Westfield's rights with respect to such claim.

     (c) The provisions of this Section 34.12 shall survive the termination of this Agreement.

     34.13 ATTORNEYS' FEES.

     (a) All parties to this Agreement must pay their respective legal costs and disbursements associated with the preparation, negotiation and execution of this Agreement, and any modification hereof.

     (b) In any judicial action between the parties to enforce any of the provisions of this Agreement or any right of any party under this Agreement, regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay to the prevailing party all reasonable costs and expenses incurred therein by the prevailing party, including, without limitation, all reasonable attorneys' fees and expenses and court costs.

     34.14 SCHEDULES. All Schedules attached hereto are hereby expressly incorporated herein to the same extent and with the same effect as if fully set out herein.

     34.15 HEREIN. Wherever used in this Agreement, the words "herein", "hereof" or words of similar import shall be deemed to refer to this Agreement in its entirety and not to a specific section unless otherwise stated.

     34.16 CUMULATIVE RIGHTS. Unless otherwise provided in this Agreement, all rights, privileges, and remedies afforded the parties by this Agreement shall be cumulative and in addition to, and not exclusive of, any other rights, remedies and benefits allowed by law or equity to any party and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or available at law or equity.

     34.17 OBJECT OF AGREEMENT. The object of this Agreement is the provision of services, and any transfer of tangible property under this Agreement is incidental to the services to be provided under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first above written.

                                                  OWNER:



                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------


                                             WESTFIELD:

                                             WESTFIELD CORPORATION, INC.


                                             By:
                                                --------------------------------
                                                 Title:
                                                       -------------------------

                                   SCHEDULE I

                               DESCRIPTION OF LAND

The following Land situated at                 more particularly described as:

                                   SCHEDULE II

                            PLANS AND SPECIFICATIONS

[Schedule II shall refer to any Plans and Specifications which have been agreed to by Westfield and Owner prior to the date of the Development Agreement.]

                                  SCHEDULE III

                                SCOPE OF PROJECT

[We intend that the parties shall have agreed upon the scope of the Project by the date of execution of the Development Agreement.]

                                   SCHEDULE IV

                                 PROJECT BUDGET

[As with Schedule III regarding the scope of the Project, we intend that the parties shall have agreed upon the Approved Budget for the Project by the date of execution of the Development Agreement, and that the Approved Budget be attached as Schedule IV.]

                                   SCHEDULE V

                       MINIMUM CONTENT OF MONTHLY REPORTS

(a)  a report on design progress and Contract documentation;

(b)  a report on construction progress and the awarding of Contracts;

(c) a report on labor relations issues which have arisen or are likely to arise on the Project;

(d) details of and recommendations on proposed changes in the Construction Schedule;

(e) reports on all contractual matters including Variations, other claims and progress payments;

(f)  quality control reports;

(g)  an up-to-date drawing schedule;

(h) early advice of any matter, event or thing which may affect the progress, cost or quality of the Project;

(i) such other material and information as Owner may reasonably require to keep it informed on all aspects of the Project; and

(j) changes to the Approved Budget and the reasons for those changes and a monthly update showing, among other things, a comparison of the Approved Budget and the Project Price paid to date.

                                   SCHEDULE VI

                           VALUATION OF CHANGE ORDERS

The value of Change Orders to the Project made under Section 4 shall be by agreement between Westfield and Owner's Representative. Unless the parties agree otherwise the valuation of Change Orders shall be the cost determined by reference to the Project Rates for labor and materials. For this purpose the Project Rates for labor and materials shall be the rates specified or used in the Bill of Quantities or other document containing a breakdown of the Project Price as agreed between Owner and Westfield or otherwise between Westfield and the Owner's Representative for the purpose of determining the economic terms of the Development Agreement.

The Project Rates shall include the value of site allowances, extension of time risk, out of hours working premiums and escalation to the end of the contract period or whenever the Project is carried out together with any other agreed risk element. To this there shall be added an amount of ten percent (10%) with respect to design costs (where applicable), an amount of five percent (5%) with respect to development services (where applicable) and a Westfield margin which shall not exceed the Westfield margin included in the Project Price amount referred to in Section 18.1.

                                      EXHIBIT B

                              FORM OF LEASING AGREEMENT

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                                  LEASING AGREEMENT


                                       between


                        [OWNER OF SHOPPING CENTER], AS OWNER*


                                         and


                           [WESTFIELD CORPORATION, INC.],
                                  AS LEASING AGENT.



                                Dated as of [________]

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*   If the Owner is an Affiliate of CenterMark Properties, Inc., the
    obligations of Owner are to be guaranteed by CenterMark Properties, Inc. pursuant to a separate Guaranty Agreement.

                                  TABLE OF CONTENTS


ARTICLE I.    CERTAIN DEFINITIONS.............................................1

ARTICLE II.   APPOINTMENT.....................................................6

ARTICLE III.  LEASING THE PROPERTY............................................6
    3.1       Leasing Services................................................6
    3.2       Brokers.........................................................7
    3.3       Small Shop Leases and Large Shop Leases.........................7
    3.4       Anchor Leases...................................................8

ARTICLE IV.   MONTHLY REPORTS.................................................8

ARTICLE V.    MANNER AND TIME OF PAYMENTS.....................................8
    5.1       Compensation....................................................8
    5.2       Payments........................................................9
    5.3       Claims for Payment..............................................9
    5.4       Payment By Owner...............................................10

ARTICLE VI.   TERMINATION....................................................10
    6.1       Term...........................................................10
    6.2       Noncurable Terminating Events..................................10
    6.3       Curable Defaults...............................................11
    6.4       Termination by Westfield.......................................12
    6.5       Westfield's Rights and Obligations on Termination..............13

ARTICLE VII.  NOTICES........................................................14

ARTICLE VIII. MISCELLANEOUS PROVISIONS.......................................15
    8.1       Law to Apply...................................................15
    8.2       Incorporation by Reference.....................................15
    8.3       Section Headings and References................................15
    8.4       Terms..........................................................15
    8.5       Waiver.........................................................15
    8.6       Severability...................................................15
    8.7       Counterparts...................................................15
    8.8       Time...........................................................16
    8.9       Incorporation of Prior Agreements..............................16
    8.10      Further Assurances.............................................16


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

    8.11      Attorneys' Fees................................................16
    8.12      Personal Agreement.............................................16
    8.13      No Partnership.................................................17
    8.14      Amendments.....................................................17
    8.15      Object of Agreement............................................17
    8.16      Indemnities....................................................17


EXHIBIT A - Site Plan

                                  LEASING AGREEMENT

         THIS LEASING AGREEMENT ("Agreement") is made and entered into this [___] day of [__________] by and between [OWNER OF SHOPPING CENTER], a [__________] ("Owner"), and [WESTFIELD CORPORATION, INC.], a Delaware limited partnership ("WESTFIELD").

                                W I T N E S S E T H :

         WHEREAS, Owner is the owner of that certain shopping center located in [_________] and commonly known as [___________];

         WHEREAS, Owner and Westfield have entered into that certain Design, Development and Construction Agreement, dated as of the date hereof (the "Development Agreement"), pursuant to which Westfield will perform certain development works in connection with the expansion, redevelopment or refurbishment of the Property (as hereinafter defined) (the "Project"); and

         WHEREAS, Owner desires to hire Westfield to act as initial leasing agent for the Leasable Areas (as hereinafter defined) created by the Project and Westfield desires to act as such initial leasing agent.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                      ARTICLE I.

                                 CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings respectively set forth in this Article I:

         "ADVISOR" means Westfield U.S. Advisory, L.P., a Delaware limited partnership, and its permitted successors and assigns under the Advisory Agreement.

         "ADVISORY AGREEMENT" means that certain Advisory Agreement, dated as of July 1, 1996 between CenterMark Properties, Inc. and Advisor, as the same may be amended from time to time.

         "AFFILIATE" means, with respect to any Person (the "Subject Person"), any other Person controlling, controlled by or under common control with the Subject Person. As used in this definition of "Affiliate," the term "control" means, with respect to any Person, the right to the exercise, directly or indirectly, of fifty percent (50%) or more of the voting rights attributable to such Person.

         "ANCHOR LEASE" means a Lease for an Anchor Tenant.

         "ANCHOR TENANT" means an Occupant that is a department store having not less than 75,000 square feet of usable space at the Property.

         "BANKRUPTCY EVENT" with respect to any Person means the occurrence of any of the following events:

                    (i) if such Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future Federal bankruptcy act or any other present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person of all, or substantially all of, its property; or

                    (ii) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy act, or any other present or future Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for a period of ninety (90) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or substantially all of its property shall be appointed without the consent of such Person and such appointment shall remain unvacated and unstayed for a period of ninety (90) days, or if such Person shall file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

                    (iii) if such Person shall admit in writing its inability to pay its debts as they mature; or


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

                    (iv) if such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

                    (v) if any assets of such Person are attached, seized or subjected to a garnishment or other action by a creditor of such Person seeking to realize upon a judgment against such Person, and such attachment, seizure, garnishment or other action is not vacated, stayed or otherwise resolved within ninety (90) days thereafter.

         "BUSINESS DAY" means a day which is not a Saturday, Sunday or legally recognized public holiday in the United States.

         "COMMON AREAS" means all those parts of the Leasable Areas which are not exclusively used or intended for the exclusive use of any particular Occupant. Common Areas shall include the portions of the enclosed mall occupied by carts or kiosks.

         "DEVELOPMENT AGREEMENT" means that certain Design, Development and Construction Agreement, dated the date hereof, between Owner and Westfield relating to the design, development and construction of the Project, as the same may be amended from time to time.

         "DEVELOPMENT FRAMEWORK AGREEMENT" means the Master Development Framework Agreement, dated as of July 1, 1996 between CenterMark Properties, Inc. and Westfield.

         "INDEX" with respect to any applicable calculation that is provided for herein, for each particular year or period in question, means the "All Items" portion of the Consumer Price Index for All Urban Consumers: U.S. City Average (1982-84 = 100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the terms or number of items contained in the Index, or if the Index is altered, modified, converted or revised in any way, then the Index shall be determined by reference to the index designated as the successor to the prior Index or other substitute index published by the government of the United States and new index numbers shall be substituted for the old index numbers in making the calculations, as may be appropriate. If at any time the Bureau of Labor Statistics shall no longer publish such Index, then any successor or substitute index to the Index published by said Bureau or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If such a successor or substitute index is not available or may not lawfully


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

be used for the purposes herein stated, a reliable governmental or other non-partisan publication selected by Westfield and reasonably acceptable to Owner shall be used in evaluating the information theretofore used in determining the Index.

         "LAND" means that certain parcel or parcels of real property upon which [Shopping Center] is located.

         "LARGE SHOP LEASE" means any Lease which is not an Anchor Lease, a Small Shop Lease or a Temporary Lease.

         "LEASABLE AREAS" means those sections of the completed Project consisting of newly created rentable space or reconfigured rentable space which is intended to be leased or licensed to Occupants as set forth on the site plan attached hereto as EXHIBIT A.

         "LEASE" means any initial lease, license to occupy or other right of occupancy, use or possession of the Leasable Area or any part of the Leasable Area, entered into or granted by or on behalf of Owner, whether temporarily or for a fixed or periodic term, whether or not recorded, and whether oral or written including, without limitation, any storage license, cart or kiosk lease or license, and any other specialty lease or license.

         "LEASING GUIDELINES" means the leasing guidelines for the Leasable Areas proposed by Westfield and approved by Owner, which approval will not be unreasonably withheld by Owner, as such guidelines may be amended from time to time.

         "LEASING SERVICES" means the services to be performed by Westfield pursuant to Section 3.1.

         "MANAGEMENT AGREEMENT" means the Management Agreement dated as of [____________], between Owner and CenterMark Management Company ("Manager"), relating to the management of the Property, as the same may be amended from time to time.

         "OCCUPANTS" means all Persons using or in possession or occupation of, or proposing to lease, any portion of the Leasable Areas under any Lease.

         "OTHER DEVELOPMENT AGREEMENTS" means all Design, Development and Construction Agreements entered into between CenterMark Properties, Inc. or its Affiliate and Westfield in accordance with the terms of the Development Framework


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

Agreement from time to time (other than the Development Agreement), as the same may be amended from time to time.

         "OTHER LEASING AGREEMENTS" means all Leasing Agreements entered into between CenterMark Properties, Inc. or its Affiliate and Westfield in accordance with the terms of the Development Framework Agreement from time to time (other than this Leasing Agreement), as the same may be amended from time to time.

         "OTHER MANAGEMENT AGREEMENTS" means all Management Agreements entered into between CenterMark Properties, Inc. or its Affiliate and Manager (other than the Management Agreement), as the same may be amended from time to time.

         "OWNER" means [              ], a [     ], and any permitted successor
or assign under the terms of this Agreement. For purposes of granting any approvals or consents under this Agreement with respect to the Project, Owner shall act through its Board of Directors or an executive committee of the Board of Directors of Owner.

         "PERSON" means an individual, partnership, joint venture, corporation, trust, unincorporated association or other entity, association or party.

         "PROPERTY" means the Land together with all of the improvements now or hereafter erected thereon (including, without limitation, buildings, parking structures, paved areas, landscaped areas, landscaping, sidewalks, bridges and tunnels) commonly known as the [SHOPPING CENTER], together with all fixtures, machinery, equipment, and other property located thereon belonging to or leased or licensed by or for Owner and used in connection with the operation thereof.

         "SMALL SHOP LEASE" means any Lease which both (i) covers a gross leasable area at the Property which is twenty thousand (20,000) square feet or less, and (ii) has a term, including renewal options (if any), equal to or greater than one (1) year but less than or equal to ten (10) years, PROVIDED, however, that the term "Small Shop Lease" expressly excludes all Temporary Leases.

         "STANDARD FORM OF SHOP LEASE" means the standard form leasing documents for Small Shop Leases and Large Shop Leases at the Property as provided by Westfield to, and approved by Owner, which approval will not be unreasonably withheld by Owner, as the same may be amended or restated from time to time.

         "TEMPORARY LEASE" means any Lease which has a term, including renewal options (if any), of less than one (1) year.


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

         "WESTFIELD GROUP" includes Westfield, Westfield Corporation, Inc., WHL and their respective Affiliates.

         "WHL" means Westfield Holdings Limited, an Australian corporation.


                                     ARTICLE II.

                                     APPOINTMENT

         Owner hereby appoints Westfield to perform the Leasing Services subject to the terms and conditions hereinafter set forth. The appointment of Westfield shall be exclusive to Westfield except to the extent that Westfield otherwise agrees from time to time in Westfield's sole and absolute discretion. The appointment of Westfield under this Agreement shall be limited solely to the Leasable Areas and the provisions hereof shall not be applicable to any portion of the Property other than the Leasable Areas. Notwithstanding anything to the contrary contained herein, the appointment hereunder shall apply only to the initial leasing of the Leasable Areas and shall not apply to (A) any subsequent amendments, renewals or expansions of any Lease or re-leasing of vacated Leasable Areas after the initial leasing, and (b) the leasing of any Leasable Area that is designated on the site plan attached hereto as premises that are to be leased on a temporary, seasonal or specialty basis, all of which will be performed by Manager under the Management Agreement. The collection of all rents and deposits under the Leases shall be undertaken pursuant to the Management Agreement. Owner shall provide to Westfield, at no cost to Westfield, a sufficient amount of space at the Property for use in Westfield's leasing activities.


                                     ARTICLE III.

                                 LEASING THE PROPERTY

         3.1 LEASING SERVICES. Westfield shall use its diligent, good faith efforts during the term of this Agreement to lease the Leasable Areas in accordance with the parameters set forth in the Leasing Guidelines. Westfield represents and warrants that it, together with its Affiliates, has the skill and experience necessary to perform its obligations in accordance with the terms of this Agreement. In connection with the Leasing of the Leasable Area, Westfield shall:

              (a) locate and endeavor to secure, in accordance with the Leasing Guidelines, suitable Occupants for the Leasable Areas including, to the extent applicable,


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

the Common Areas, and in connection therewith, Westfield shall, to the extent necessary, advertise the availability of the Leasable Area at the cost and expense of Owner as provided in the leasing plan included in the Final Feasibility Study or the Approved Budget (as such terms are defined in the Development Agreement).

              (b) review the general suitability of prospective Occupants and, to the extent Westfield may deem it reasonably necessary or appropriate, seek references from prospective Occupants and conduct such other investigations as will establish whether or not each prospective Occupant is capable of performing all obligations which such prospective Occupant would be required to perform under its Lease;

              (c) use the Standard Form of Shop Lease as the basis for the negotiation of all Small Shop Leases and, where appropriate, Large Shop Leases;

              (d) subject to the terms of the Leasing Guidelines, negotiate the terms and conditions of all Leases;

              (e) arrange for the execution of Leases by all parties thereto, and distribute copies thereof in accordance with this Agreement;

              (f) comply with the requirements of any loan documents affecting the leasing of the Property to the extent Westfield has knowledge of such requirements; and

              (g) perform such other activities as may be reasonably required in connection with the initial leasing of the Leasable Areas.

         3.2 BROKERS. Westfield may engage and cooperate with third party brokers, as may be reasonably necessary or appropriate, so as to secure prospective tenants for the Leasable Areas. Westfield shall be responsible for the payment of any commissions payable to third party brokers in connection with procuring tenants for the Leasable Areas and Westfield does hereby indemnify and hold Owner harmless from and against any and all loss, cost, liability or damage (including attorneys' fees and expenses incurred in good faith and court costs), incurred by Owner in connection with any claim for leasing commissions in connection with the Westfield's initial leasing of the Leasable Areas pursuant to this Agreement.

         3.3 SMALL SHOP LEASES AND LARGE SHOP LEASES.   Except  to the extent
the same is in compliance with the Leasing Guidelines (subject to a variance of up to 5% on the rent terms) and except as may have otherwise been authorized and approved by Owner, Westfield shall obtain the written consent of Owner to the terms and conditions of any Small Shop Lease or any Large Shop Lease by delivering such Lease to Owner together with all reasonably relevant information. Owner shall grant or deny (with specificity) its approval of the terms and conditions of any such Lease within five (5) Business Days after Owner's receipt of such Lease and relevant information. In the event that Owner shall fail to notify Westfield (by telephone, facsimile or otherwise) of its approval or rejection within such five (5) Business Day period, Owner shall be deemed to have approved such Lease. Upon Owner's approval or deemed approval of any such Lease, Westfield shall be authorized to execute such Lease on behalf of, and as agent for, Owner, and shall deliver a conformed copy thereof to Owner within five (5) Business Days after Westfield's execution of such Lease.

         3.4 ANCHOR LEASES.   Owner shall provide a term sheet to Westfield
setting forth the identity of Owner's proposed Anchor Tenant(s) and the principal terms of any proposed Anchor Lease(s). Westfield shall negotiate the terms of any such Anchor Lease consistent with such term sheet, unless otherwise authorized in writing by Owner, and Westfield shall obtain the written consent of Owner to the terms and conditions of any Anchor Lease by delivering such Anchor Lease to Owner together with all reasonably relevant information. Owner shall grant or deny (with specificity) its approval of the terms and conditions of any Anchor Lease within twenty-one (21) days after Owner's receipt of such Anchor Lease and relevant information. Westfield will deliver each fully negotiated and approved Anchor Lease to Owner for Owner's execution thereof.


                                     ARTICLE IV.

                                   MONTHLY REPORTS

         Westfield shall maintain, and at the request of Owner deliver to Owner a copy of, a monthly status report showing the status of all negotiations with potential Occupants and any new Leases executed, pending or under negotiation and highlighting all changes in the status of any Leases since the last such monthly report.


                                      ARTICLE V.

                             MANNER AND TIME OF PAYMENTS

         5.1 COMPENSATION. Westfield shall be entitled to the following fees in connection with the performance of its obligations hereunder, including, without limitation, the procurement of Occupants and the negotiation and execution of Leases:

              (i) a leasing fee (the "Leasing Fee") equal to $3.50 per square foot of rentable area for each Lease other than an Anchor Lease, which Leasing Fee shall be subject to annual increase as of each January 1, commencing January 1, 1998, based on the percentage increase in the Index from the January 1 of the prior year and which Leasing Fee shall be reviewed on each third anniversary of January 1, 1997 and adjusted as appropriate to reflect the then current market rates; and

              (ii) a tenant coordination fee, lease administration fee and legal leasing fee equal to Westfield's costs in providing such services (which, with respect to any period during which employees are providing such services, for purposes of employees working directly and specifically on leasing activity hereunder will be calculated at a rate of 2 times the hourly costs of such employees, calculated based on salary plus benefits and assuming a 40 hour work week (the "Leasing Costs").

         5.2 PAYMENTS. (a) Subject to the other applicable provisions of this Agreement, Owner shall pay to Westfield (i) the Leasing Fee upon the first to occur of (x) the execution of the applicable Lease and (y) the commencement of the payment of rent under such Lease (even if the lease is not executed), and
(ii) the Leasing Costs and any other sums payable to Westfield under Section 5.1 or otherwise under this Agreement by way of monthly installments. The Leasing Fee and Leasing Costs hereunder shall be in addition to the Management Fee paid to Manager under the Management Agreement.

         (b) Notwithstanding anything to the contrary contained in subparagraph (a), in the case of the leasing of any Leasable Areas to a tenant who has relocated from existing leasable space in the Property, the Leasing Fee shall not be payable to Westfield until Westfield has relet the premises from which that tenant has relocated and the tenant to whom the premises have been relet has executed the applicable lease documents for such space or has commenced paying rent under the terms of the applicable lease (even if the lease is not executed), PROVIDED that Westfield shall reimburse Owner the amount of such Leasing Fee if a lease for such space is not executed within 90 days after such tenant commences paying rent.

         5.3 CLAIMS FOR PAYMENT. (a) Westfield shall submit to Owner on a monthly basis a payment claim for all Leasing Costs, which payment claim shall be in a


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

form reasonably acceptable to Owner and certified by an officer of Westfield to be accurate, true and correct in all material respects and which shall:

              (i) itemize the Leasing Costs incurred during the immediately preceding calendar month; and

              (ii)set out sufficient detail as would be reasonably necessary for Owner to review the accuracy of the claim.

         (b) Westfield shall submit to Owner a payment claim for the amount of the Leasing Fee promptly after the sum shall become payable, which payment claim shall be in a form reasonably acceptable to Owner and certified by Westfield to be accurate, true and correct in all respects and which shall set forth the amount of the Leasing Fee and the basis for the calculation thereof.

         (c) Owner shall notify Westfield within ten (10) days after receipt of such payment claim of any objection to the payment claim, either in whole or in part. If Owner shall object to any such payment claim, the undisputed portion shall be paid in accordance with Section 5.4 below and the Owner and Westfield shall negotiate in good faith to resolve any disputed portion of the payment claim.

         5.4 PAYMENT BY OWNER. Owner shall pay the entire undisputed amount of each payment claim within ten (10) days after the receipt by Owner of the payment claim.


                                     ARTICLE VI.

                                     TERMINATION

         6.1 TERM. The term of this Agreement shall commence on the date hereof and shall continue until terminated pursuant to this Article.

         6.2 NONCURABLE TERMINATING EVENTS. Owner may terminate this Agreement immediately by written notice to Westfield upon the occurrence of any of the following events:

         (i) a Bankruptcy Event occurring with respect to Westfield;

         (ii) the Development Agreement is validly terminated by Owner in accordance with Article 16.2 thereof; or


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

         (iii)the foreclosure by any mortgagee upon the Property or the taking of possession thereof by deed-in-lieu of foreclosure or any other transfer to a mortgagee, directly or indirectly, except as otherwise agreed in writing by Westfield and such mortgagee.

         (iv) an act of fraud, embezzlement or theft (which, in the case of theft, constitutes a felony) against Owner or its Affiliates which causes it material injury is perpetrated by Westfield or by Manager or by Advisor in its corporate capacity (as distinguished from the acts of any employees of such entities which are taken without the approval or complicity of the Board of Directors of Westfield's general partner) under this Agreement, the Management Agreement, the Other Management Agreements, the Development Agreement, the Other Development Agreements, the Advisory Agreement, the Development Framework Agreement, or any Other Leasing Agreement; or

         (v) the Property or a substantial part of the Property is damaged or destroyed where the Owner has determined not to rebuild or reconstruct and to abandon the Project, provided, however, that this Agreement shall be automatically reinstated if, within twenty-four (24) months after the date of such damage or destruction, Owner determines to rebuild the Property or develop a new shopping center as a replacement for the Property and such damage or destruction shall be deemed a Force Majeure Event under the Development Agreement.

         6.3 CURABLE DEFAULTS. Owner may terminate this Agreement by written notice to Westfield in the event that Westfield shall default in the performance or observance of any material term, condition, warranty, or covenant contained in this Agreement not falling under Section 6.2, and in any such case such default shall continue for a period of thirty (30) days after written notice thereof shall have been given to Westfield by Owner specifying such default and requesting that the same be remedied in such thirty-day period (a "DEFAULT NOTICE"); PROVIDED, HOWEVER, that Westfield shall be deemed to have complied with a Default Notice given under this Section 6.3 if Westfield shall, in good faith, have commenced to remedy the default specified therein as soon as is practicable after receiving such Default Notice and, if the default is such that it is curable within a reasonable time, but cannot be reasonably remedied within thirty (30) days, Westfield thereafter shall have diligently prosecuted the cure to its completion.

         Owner shall have the right to terminate Westfield based on default by Westfield under this Section 6.3 only if such default is determined to constitute an Adjudicated Default as provided below. In the event that Owner believes that Westfield has defaulted in the performance of a material obligation under this Agreement, and that such default remains uncured following the delivery of a default notice and the expiration


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

of the applicable cure period provided in this Section 6.3, then Owner may deliver a written notice to Westfield setting forth the Owner's intention to terminate Westfield pursuant to this Section (a "Termination Notice"). If Westfield desires to contest such termination, then Westfield shall so notify Owner within ten (10) Business Days after receipt of the Termination Notice, and a senior officer of Westfield shall meet promptly and negotiate in good faith with a senior officer of Owner in order to resolve such dispute. If such senior officers are unable to resolve the dispute within thirty (30) days after Westfield's receipt of the Termination Notice, then Westfield may institute an action in the appropriate judicial forum within thirty (30) thereafter to determine whether Westfield has defaulted in the performance of a material obligation hereunder. An "Adjudicated Default" shall be deemed to have occurred if:

              (i) the parties' respective senior officers are unable to resolve such dispute and Westfield does not institute a judicial proceeding within thirty (30) days after Westfield's receipt of a Termination Notice;

              (ii) a court renders a final decision finding that Westfield has defaulted in the performance of a material obligation hereunder, and Westfield does not deliver a notice of appeal to the appropriate parties within the applicable appeal period; or

              (iii) a court renders a final decision finding that Westfield has defaulted in the performance of a material obligation hereunder and an appeal is perfected by Westfield within the applicable appeal period, and a second court renders a final decision finding that Westfield has defaulted in the performance of a material obligation hereunder.

         6.4 TERMINATION BY WESTFIELD. (a) Westfield may terminate this Agreement on not less than thirty (30) days prior written notice to Owner if Owner fails to pay any amount payable to Westfield pursuant to Section 5.1 or any other amount due to Westfield under this Agreement within five (5) days of its becoming due for payment, and such default shall continue for a period of fifteen (15) days after notice from Westfield to Owner of such default.

         (b) Westfield shall have the right to terminate this Agreement pursuant to this Section 6.4 based on Owner's default under this Section 6.4 only if such default is determined to constitute an Owner Adjudicated Default as provided below. If Westfield believes that Owner has defaulted pursuant to this
Section 6.4, and that such default remains uncured following the delivery of an Owner Default Notice and


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

the expiration of any applicable cure period provided in this Section 6.4, then Westfield may deliver a written notice to Owner setting forth its intention to terminate this Agreement pursuant to this Section (a "WESTFIELD TERMINATION NOTICE"). If Owner desires to contest such termination, then Owner shall so notify Westfield within ten (10) Business Days after receipt of the Westfield Termination Notice, and a senior officer of each party shall meet promptly and negotiate in good faith in order to resolve such dispute. If such senior officers are unable to resolve the dispute within thirty (30) days after Owner's receipt of the Westfield Termination Notice, then Owner may institute an action in the appropriate judicial forum within thirty (30) days thereafter to determine whether Owner has defaulted hereunder. An "OWNER ADJUDICATED DEFAULT" shall be deemed to have occurred if:

              (1) the parties' respective senior officers are unable to resolve such dispute and Owner does not institute a judicial proceeding within sixty (60) days after it's receipt of a Westfield Termination Notice;

              (2) a court renders a final decision finding that Owner has defaulted under this Section 6.4, and Owner does not deliver a notice of appeal to the appropriate parties within the applicable appeal period; or

              (3) a court renders a final decision finding that Owner has defaulted under this Section 6.4 and an appeal is perfected by Owner within the applicable appeal period, and a second court renders a final decision finding that Owner has defaulted under this Section 6.4.


         6.5 WESTFIELD'S RIGHTS AND OBLIGATIONS ON TERMINATION. Upon termination of this Agreement Westfield shall:

              (a) promptly surrender and deliver to Owner any space in the Property occupied by Westfield in connection with the performance of its services under this Agreement;

              (b) deliver to Owner within ten (10) Business Days originals in the possession of or reasonably available to Westfield, its Affiliates, agents or employees or, if such originals are not in the possession or reasonably available to Westfield, copies of all documents, reports, market studies, files, Leases, keys, records and other property pertaining to this Agreement in the possession of or reasonably available to Westfield, its Affiliates, agents or employees;

              (c) at Owner's cost, furnish all such information and take all such action as Owner may reasonably require in order to effect an orderly and systematic termination of Westfield's duties and activities hereunder and the appointment of a substitute leasing agent; and

              (d) be paid all Leasing Fees earned (which shall be deemed to include, unless this Agreement is terminated pursuant to Sections 6.2 (i), (ii) or (iv) or 6.3, the Leasing Fee with respect to any Lease executed by Owner within six (6) months after the termination of this Agreement with any party which Westfield has identified to Owner within thirty (30) days after the termination date as a party with whom Westfield had negotiations during the term of this Agreement) and all Leasing Costs incurred under the provisions of this Agreement prior to such termination.

                                     ARTICLE VII.

                                       NOTICES

         In order to be deemed effective, all documents to be delivered and all notices, approvals, authorizations and/or consents to be given or obtained by any party to this Agreement shall be in writing and shall be given by personal delivery, or sent by express mail or nationally recognized overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile transmission (with confirmed receipt) addressed as follows:

To Westfield:

              [Westfield Corporation, Inc.]
              11601 Wilshire Boulevard
              12th Floor
              Los Angeles, California  90025
              Attention:  Executive Director
              Fax:  310-444-9071

To Owner:

              [CenterMark Properties, Inc. or its subsidiary]
              11601 Wilshire Boulevard
              12th Floor
              Los Angeles, California  90025
              Attention:  President
              Fax:  310-444-4071

The above addresses may be changed for future communications or delivery of notice hereunder by giving notice of such change to the others listed above in the manner prescribed by this Article. All notices shall be deemed effective when received by all applicable parties at the addresses set forth above (as such addresses may be changed by the parties in accordance herewith). Notwithstanding the foregoing, no notice shall be deemed ineffective because of any party's refusal to accept delivery at the address specified for the giving of such notice in accordance herewith.


                                    ARTICLE VIII.

                               MISCELLANEOUS PROVISIONS

         8.1 LAW TO APPLY. This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of New York.

         8.2 INCORPORATION BY REFERENCE. Exhibit A is hereby expressly incorporated herein to the same extent and with the same effect as if fully set out herein.

         8.3 SECTION HEADINGS AND REFERENCES. Headings at the beginning of Articles and Sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement. All references herein to specific Articles or Sections are references to the applicable Articles or Sections of this Agreement, unless otherwise indicated.

         8.4 TERMS. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders.

         8.5 WAIVER. Any waiver, express or implied, by a party hereto, of any breach of this Agreement by another party or parties, shall not be considered a waiver of any subsequent breach.

         8.6 SEVERABILITY. The invalidity or unenforceability of any portion of this Agreement shall not render the remainder hereof invalid or unenforceable.

         8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, with the same effect as if all parties hereto had all signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agree-ment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one more additional signature pages.

         8.8 TIME. Time is of the essence of this Agreement and each of its provisions.

         8.9 INCORPORATION OF PRIOR AGREEMENTS. This Agreement contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto.

         8.10 FURTHER ASSURANCES. Each party hereto hereby agrees to execute and deliver any and all instruments, agreements and other documents reasonably necessary to effect the acts contemplated hereby, to the extent required by this Agreement.

         8.11 ATTORNEYS' FEES. If any party commences an action against another to enforce any of the terms hereof or because of the breach by any party of any of the terms hereof, then the successful party after final judgment shall be entitled to receive from the other party its reasonable attorneys' fees and other costs and expenses incurred in connection with the prosecution or defense of such action.

         8.12 PERSONAL AGREEMENT. This Agreement shall be binding on the parties hereto and their successors and assigns. No assignment by Westfield shall be effective for any purpose without the written consent and approval of Owner; PROVIDED, however, that notwithstanding the foregoing provisions of this
Section 8.12, Westfield shall have the right to assign its rights and obligations under this Agreement without Owner's prior consent to any Affiliate of WHL as long as the transferee Person assumes the obligations and liabilities of Westfield hereunder from and after the effective date of such transfer. The transfer of an interest in Westfield shall not be deemed an assignment of this Agreement so long as WHL continues to own, directly or indirectly, at least a 50% voting and economic interest in Westfield. Upon any such transfer, Westfield shall be released from all liabilities arising hereunder from and after the effective date of such transfer. Any attempted assignment in violation of the provisions of this Section 8.12 shall be void AB INITIO. Notwithstanding the foregoing to the contrary, Westfield agrees not to subcontract all or substantially all of its duties under this Agreement, except to an Affiliate of Westfield.

         8.13 NO PARTNERSHIP. Nothing contained in this Agreement shall constitute Owner and Westfield as partners with one another. Subject to the terms and provisions of this Agreement, each of the parties shall have the right to engage in other businesses and business transactions and the other party shall have no right or interest therein.

         8.14 AMENDMENTS. No amendment to this Agreement shall be effective unless signed by the party to be charged with any additional responsibilities thereunder.

         8.15 OBJECT OF AGREEMENT. The object of this Agreement is the provision of services by Westfield to Owner, and no tangible property will be conveyed other than tangible property incidental to the provision of such services.

         8.16 INDEMNITIES. (a) Westfield hereby agrees to indemnify, defend and protect Owner and its officers, directors and managers (each such person collectively called "the INDEMNIFIED PARTIES" for the purposes of this
Section 8.16(a)) against all claims, losses, causes of action, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the Indemnified Parties by reason of any claim or demand being made upon or any action taken against the Indemnified Parties arising directly out of any willful misconduct, gross negligence or fraudulent act by Westfield. The Indemnified Parties shall, in good faith, endeavor to notify Westfield in writing as to every such claim, demand or action against the Indemnified Parties within ten (10) days after they become aware that such claim or demand has been made or such action has been taken, failure to notify Westfield does not limit Westfield's liability under this Section 8.16(a) to the extent such failure does not affect Westfield's rights with respect to such claim.

         (b) Owner hereby agrees to indemnify, defend and protect Westfield and each of its respective officers, directors and managers (each such person collectively called "the INDEMNIFIED PARTIES" for the purposes of this
Section 8.16(b), and hold each of the indemnified parties harmless against all claims, losses, causes of action, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the Indemnified Parties by reason of any claim or demand being made upon or any action taken against the indemnified parties arising directly out of (i) any willful misconduct or gross negligence by Owner, or (ii) any act taken or omission made by Westfield in the performance of its obligations hereunder, provided that such act or omission was not the result of the gross negligence, willful misconduct or fraudulent act of Westfield. The Indemnified Parties shall, in good faith, endeavor to notify Owner in writing as to every such claim, demand or action against the indemnified parties within ten (10) days after they become aware that such claim or demand has been made or such action has been taken. A good faith failure to notify Owner does not limit Owner's liability under this Section 8.16(b) to the extent such failure does not affect Owner's rights with respect to such claim.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first above written.

                                       [OWNER]:



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------



                                       [WESTFIELD CORPORATION, INC.]:



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                      EXHIBIT A

                                      Site Plan